Certain information marked “[***]” has been omitted in accordance with Item 601(b)(10) of Regulation S-K because it is both not material and is the type of information that the registrant treats as private or confidential. An unredacted copy will be furnished supplementally to the SEC upon request.
EXECUTION COPY

SUBSERVICING AGREEMENT NEW PENN FINANCIAL, LLC,
D/B/A SHELLPOINT MORTGAGE SERVICING
as the Owner/Servicer and
OCWEN LOAN SERVICING, LLC
as the Subservicer Dated: August 17, 2018

Mortgage Loans

TABLE OF CONTENTS
    Page
ARTICLE I DEFINITIONS    2
ARTICLE II AGREEMENTS OF THE SUBSERVICER    20
Section 2.1    General    21
Section 2.2.    Subservicer to Service in Compliance with Applicable Requirements    23
Section 2.3    Procedures, Owner/Servicer Change Requests and Servicing Cost Increase    28
Section 2.4.    Engagement of Contractors    30
Section 2.5.    Establishment and Maintenance of Custodial and Escrow Accounts.    35
Section 2.6.    Other Services    36
Section 2.7.    Service Level Agreements    39
Section 2.8.    Accounting, Reporting and Remittances    40
Section 2.9.    Delinquency Control    44
Section 2.10.    REO Properties    45
Section 2.11.    Books and Records; Access to Facilities    47
Section 2.12.    Insurance    53
Section 2.13.    Advances    53
Section 2.14.    Solicitation    56
Section 2.15.    HAMP    57
Section 2.16.    Purchase Agreement Obligations    57
Section 2.17    Pending and Completed Loss Mitigation    58
Section 2.18.    Disaster Recovery Plan.    58
Section 2.19.    Subservicer Performance Standards.    59
Section 2.20.    Sanction Lists; Suspicious Activity Reports    60
Section 2.21.    Litigation Management    61
Section 2.22.    Financial Covenants and Information; Covenant Compliance Reporting; [***]    61
Section 2.23    PMI Litigation    62
ARTICLE III AGREEMENTS OF THE OWNER/SERVICER    63
Section 3.1.    Transfers to Subservicer    63
Section 3.2.    Pay-off of Mortgage Loan; Release of Mortgage Loan Documents    64
Section 3.3.    Notices    65
Section 3.4.    Mortgagor Requests    66
Section 3.5.    Power of Attorney    67
Section 3.6.    Affiliated Transactions    67
ARTICLE IV COMPENSATION    67
Section 4.1.    Subservicing Compensation    67
Section 4.2.    Due Date of Payments; Penalties    68
Section 4.3.    Resolution of Disputes and Monetary Errors    69
ARTICLE V TERM AND TERMINATION    69

Section 5.1.    Term    69
Section 5.2.    [Reserved]    71
Section 5.3.    Termination with Cause    71
Section 5.4.    Reimbursement upon Expiration or Termination; Termination Assistance    77
Section 5.5.    Accounting/Records    82
Section 5.6.    Termination Right of the Subservicer    82
Section 5.7.    Recognition of Rights of Investor to Terminate or Assume Agreement    83
ARTICLE VI REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OWNER/SERVICER    86
Section 6.1.    Authority    86
Section 6.2.    Consents    86
Section 6.3.    Litigation    87
Section 6.4.    Broker Fees    87
Section 6.5.    Ownership    87
Section 6.6.    Ability to Perform    87
Section 6.7.    Accuracy of Information.    87
ARTICLE VII REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSERVICER    87
Section 7.1.    Good Standing    87
Section 7.2.    Authority    87
Section 7.3.    Consents    88
Section 7.4.    Litigation    88
Section 7.5.    Accuracy of Information    88
Section 7.6.    Broker Fees    88
Section 7.7    MERS    88
Section 7.8.    Ability to Perform    88
Section 7.9.    HAMP    89
Section 7.10.    Eligibility under the Servicing Agreements    89
Section 7.11.    Advances    89
Section 7.12.    [***]    89
ARTICLE VIII INDEPENDENCE OF PARTIES; INDEMNIFICATION SURVIVAL    89
Section 8.1.    Independence of Parties; Average Third-Party Mark Payment    89
Section 8.2.    Indemnification by the Subservicer    90
Section 8.3.     Indemnification by the Owner/Servicer    91
Section 8.4.    Indemnification Procedures    92
Section 8.5.    Mitigation    92
Section 8.6.    Survival    93
Section 8.7.    Limitation of Damages    93
Section 8.8.    Owner/Servicer’s Direction    93
ARTICLE IX SECURITIZATION TRANSACTIONS    93
Section 9.1.    Removal of Mortgage Loans from Inclusion Under This Agreement Upon a Securitization Transaction on One or More Reconstitution Dates.    93
ARTICLE X MISCELLANEOUS    94

Section 10.1.    Assignment    94
Section 10.2.    Prior Agreements    94
Section 10.3.    Entire Agreement    94
Section 10.4.    Invalidity    94
Section 10.5.    Governing Law; Jurisdiction    95
Section 10.6.    Waiver of Jury Trial    95
Section 10.7.    Notices    95
Section 10.8.    Amendment, Modification and Waiver    97
Section 10.9.    Binding Effect    97
Section 10.10.    Headings    97
Section 10.11.    Force Majeure    97
Section 10.12.    Confidentiality; Security    98
Section 10.13.    Further Assurances    99
Section 10.14.    Execution of Agreement    100
Section 10.15.    Publicity    100
Section 10.16.    Executory Contract    100
Section 10.17.    Restrictions of Notices; Information and Disclosure    101

EXHIBITS

EXHIBIT A	Form of Acknowledgment Agreement
EXHIBIT B	[***]
EXHIBIT C-1	Termination Fee Schedule
EXHIBIT C-2	Termination Fee Calculation
EXHIBIT D	Exit Fee Percentage
EXHIBIT E-1	List of Servicing Reports
EXHIBIT E-2	Formatted Servicing Reports
EXHIBIT F	Service Level Agreements
EXHIBIT G	[***]
EXHIBIT H	Form of Monthly Financial Covenant Certification
EXHIBIT I-1	Critical Vendors
EXHIBIT I-2	Critical REO Disposition Vendors
EXHIBIT J	Performance Triggers
EXHIBIT K	Advance Policy
EXHIBIT L	MSRPA Schedule
EXHIBIT M	Form of Limited Power of Attorney
EXHIBIT N	Client Management Protocols
EXHIBIT O	Advance Facility Cooperation Costs
EXHIBIT P-1	Transfer Procedures (Primary Servicing)
EXHIBIT P-2	Transfer Procedures (Master Servicing)
EXHIBIT Q	Level of Disclosure Schedule
EXHIBIT R	Master Servicing Addendum
EXHIBIT S	Transfer Milestones

SCHEDULES

Schedule 1.1    Change of Control
Schedule 2.1(e)    Back-up Servicing Reports
Schedule 2.13(e)    Advance Dispute Resolution Mechanics Schedule 7.11    Representations Regarding Advances
Schedule 8.1    Servicing Agreements with for convenience terminations

SUBSERVICING AGREEMENT

THIS SUBSERVICING AGREEMENT (this “Agreement”), dated as of August 17, 2018, (the “Effective Date”), is by and between New Penn Financial, LLC d/b/a Shellpoint Mortgage Servicing (the “Owner/Servicer”), having an office at 55 Beattie Pl., Suite 500, Greenville, South Carolina 29601, and Ocwen Loan Servicing, LLC (the “Subservicer”), having an office at 1661 Worthington Road, Suite 100, West Palm Beach, FL 33409.
RECITALS
WHEREAS, the Subservicer is engaged in the business of servicing and subservicing mortgage loans evidenced by notes and secured by deeds of trust, mortgages, trust deeds or like security instruments;
WHEREAS, the Owner/Servicer owns or will acquire from time to time the right to service the mortgage loans or pools of mortgage loans identified on a schedule attached (i) with respect to Servicing Rights not transferred under the Transfer Agreement, to the related Acknowledgment Agreement or other schedule or data file delivered and accepted by the Subservicer or (ii) to the applicable Assignment Agreement (as defined in Transfer Agreement) relating to the Servicing Rights transferred under the Transfer Agreement;
WHEREAS, the Subservicer has the capacity to subservice such mortgage loans for the Owner/Servicer; WHEREAS, the Owner/Servicer desires that the Subservicer perform, as a subservicer, the Subservicing and the
Subservicer is agreeable thereto;
WHEREAS, Ocwen Mortgage Servicing, Inc. (“OMS”), the parent corporation of Subservicer, (i) has reviewed, analyzed, and approved this transaction, (ii) has authorized and caused Subservicer to enter into this Agreement, and (iii) has not delegated any authority to any person outside the United States Virgin Islands to agree to terms on its behalf; and

WHEREAS, the Owner/Servicer and the Subservicer shall each execute this Agreement in the United States Virgin Islands.
NOW, THEREFORE, in consideration of the mutual recitals, promises and covenants set forth herein, and other good and valuable consideration herein receipted for, but not herein recited, the receipt of which is hereby acknowledged, the parties hereto agree and covenant as follows:

ARTICLE I
DEFINITIONS
Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings specified in this Article I:
Acknowledgment Agreement: The document substantially in the form attached hereto as Exhibit A, to be executed by the Owner/Servicer and the Subservicer prior to each Transfer Date with respect to Subservicing any Mortgage Loans identified on the schedule attached thereto pursuant to this Agreement.
Advance Policy: The policies and procedures set forth on Exhibit K that the Subservicer shall be required to follow in connection with making new P&I Advances and Servicing Advances after the Transfer Date and seeking recovery of P&I Advances and Servicing Advances, which policies and procedures may be modified by the Owner/Servicer pursuant to Section 2.3 hereof.
Affiliate: (i) With respect to Subservicer, Corporate Parent, OMS, Homeward Residential Holdings, Inc., Homeward Residential Inc. and the direct or indirect wholly-owned subsidiaries of Subservicer and the direct or indirect subsidiaries of Corporate Parent involved in forward mortgage servicing, forward mortgage lending or related ancillary services and (ii) with respect to the Owner/Servicer, HLSS, MSR–EBO, NRM, New Residential Investment Corp. and the direct or indirect wholly-owned subsidiaries of New Residential Investment Corp.
Agency: Each of Fannie Mae, Freddie Mac and Ginnie Mae, as applicable.
Agency Guidelines: The Fannie Mae Guide, Freddie Mac Guide or Ginnie Mae Guide, as applicable, as such Agency Guidelines may be modified from time to time or enacted subsequent to the date of this Agreement, and any other applicable agreements, rules, regulations, directives, announcements, bulletins and instructions of the applicable Agency relating to the servicing or subservicing of residential mortgage loans.
Agreement: This Agreement as the same may be amended from time to time by the Owner/Servicer and the Subservicer.
Ancillary Income: All income, fees and charges derived from the Mortgage Loans and REO Properties (other than (i) Servicing Compensation, (ii) any Float Benefit, (iii) any prepayment premiums attributable to the Mortgage Loans not payable to an Investor and (iv) any Downstream Ancillary Income), which the Subservicer is entitled to collect (for the Owner/Servicer) solely from third parties (and not from the Owner/Servicer) under Applicable Requirements and Section 4.1, including but not limited to late fees, payoff fees, assumption fees, reinstatement fees, fees received with respect to checks on bank drafts returned by the related bank for insufficient funds, fees payable by third parties (in connection with HAMP, or other incentive fees associated with private label securities), loss mitigation fees, and similar types of fees arising from or in connection with any Mortgage Loan, in any case to the extent not exceeding or violating any applicable amounts or limitations under Applicable Requirements. In no event shall any Ancillary Income be paid from Owner/Servicer Economics, reimbursed Servicing Advances or reimbursed P&I Advances.

AP Modifications: As defined in Section 2.3.
Applicable Requirements: As to any Mortgage Loan as of the time of reference with respect to the applicable capacity of Owner/Servicer, whether as master servicer, primary servicer or subservicer, (i) all contractual obligations of the Subservicer or the Owner/Servicer as servicer with respect to the Mortgage Loans and/or the Servicing Rights, including without limitation those contractual obligations contained in this Agreement, the Servicing Agreements, any agreement with any Insurer, Investor or other Person or in the Mortgage Loan Documents; (ii) all federal, state and local legal and regulatory requirements (including, without limitation, laws, statutes, rules, regulations and ordinances) applicable to the Subservicer, the Owner/Servicer, the Servicing Rights or the Subservicing thereof, including without limitation the Vendor Oversight Guidance, the applicable requirements and guidelines of any Investor or Insurer, the CFPB, or any other Governmental Authority; (iii) all other judicial and administrative judgments, orders, stipulations, directives, consent decrees, awards, writs and injunctions applicable to the Subservicer, the Owner/Servicer, the Servicing Rights or the Mortgage Loans, (iv) the terms of the related Mortgage Instruments and Mortgage Notes, (v) the applicable Governmental Entity Guidelines with respect to any Mortgage Loan solely to the extent necessary to maintain or collect on insurance or guaranty from FHA, VA or USDA.
Approved Party: As defined in Section 2.10.
Approved Third-Party Appraisers: The following parties and any other residential mortgage servicing appraisal service provider agreed upon by Owner/Servicer and the Subservicer as an “Approved Third-Party Appraiser” for purposes of this Agreement: [***], or any successors thereto, unless either party hereto provides written notice to the other party of its disapproval of such successor.
Average Third Party Mark: In respect of any Servicing Rights, the average of two appraisals from two Approved Third-Party Appraisers engaged by the Owner/Servicer pursuant to Section 8.1. If any particular appraisal is a range of values, then such appraisal shall be the mean of such range of values for purpose of this definition.
Average Third Party Mark Payment: As defined in Section 8.1. Bankruptcy Code: As defined in Section 10.16.
BCP: As defined in Section 2.18.
Business Day: Any day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the States of New York, California, Florida, Iowa, New Jersey, Texas or the Commonwealth of Pennsylvania are authorized or obligated by law or by executive order to be closed, (c) a day that is not a business day as provided in the applicable Servicing Agreement or (d) such other days as agreed upon by the parties in writing.
CFPB: The Consumer Financial Protection Bureau, an independent federal agency operating as part of the United States Federal Reserve System.

Change of Control: Unless otherwise consented to by Owner/Servicer (a decision on which shall not be unreasonably delayed) with respect to the Subservicer, shall mean (i) any transaction or event as a result of which the Corporate Parent ceases to own, directly or indirectly, more than 50% of the stock of Subservicer; (ii) the sale, transfer, or other disposition of all or substantially all of Subservicer’s assets (excluding any such action taken in connection with any securitization transaction or routine sales of mortgage loans); or (iii) the consummation of a merger or consolidation of Subservicer with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s equity outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not equityholders of the Subservicer immediately prior to such merger, consolidation or other reorganization. Unless otherwise consented to by Owner/Servicer (a decision on which consent shall not be unreasonably delayed) with respect to the Corporate Parent, shall mean (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Effective Date) shall have obtained the power (whether or not exercised) to elect a majority of the board of directors (or equivalent governing body) of the Corporate Parent (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Effective Date) is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the Effective Date), directly or indirectly, of forty nine percent (49%) or more on a fully diluted basis of the voting interests in the Corporate Parent’s Equity Interests, or (iii) the current members of the Corporate Parent’s board of directors as of the Effective Date (or equivalent governing body) shall cease to represent a majority of the directors of the Corporate Parent’s board of directors (or equivalent governing body). Notwithstanding the foregoing, Owner/Servicer agrees that it shall be deemed to consent to the transaction set forth on Schedule 1.1.
Change Request: As defined in Section 2.3 Change Notice: As defined in Section 2.3
Charged-off Loans: Any Mortgage Loans that have been charged off in accordance with Applicable Requirements and Servicing Procedures.
Claim: Any claim, demand or litigation related to the Mortgage Loans, the Subservicing, the Servicing Rights or this Agreement.
Client Contract: A “Subservicing Agreement” as defined in the applicable Servicing Agreement (or other like terminology used to reference the agreement giving rise to the applicable SBO Servicer’s obligations to service the Mortgage Loans related to such Servicing Agreement).
Commission: The United States Securities and Exchange Commission.
Compensating Interest: Amounts required to be paid to the applicable Investor pursuant to the applicable Servicing Agreement for shortfalls in interest payments, if any, in connection with respect to principal prepayments or shortfalls (which shortfalls are not attributable to the failure of the Subservicer to service in accordance with Applicable Requirements), if any.

Compensatory Fees: Any compensatory fees, fines, penalties or other monies assessed by the Governmental Entity for failure to adhere to the applicable Governmental Entity Guidelines in servicing the Mortgage Loans, including without limitation applicable foreclosure, reporting and remitting timelines.
Confidential Information: Any and all information regarding the transactions contemplated by this Agreement, Consumer Information, the proprietary, confidential and non-public information or material relating to the business (including business practices) of the Disclosing Party (as defined in Section 10.12) (or the Disclosing Party’s clients and investors), information regarding the financial condition, operations and prospects of the Disclosing Party, and any other information that is disclosed to one party by or on behalf of the other party or any of their respective Affiliates or representatives, either directly or indirectly, in writing, orally or by drawings or by permitting inspection of documents or other tangible expression, whether exchanged before or after the date of this Agreement, and contained in any medium, which the Disclosing Party considers to be non-public, proprietary or confidential. Confidential Information includes (but is not limited to) all (a) information relating to HLSS and MSR–EBO’s interest in the Rights to MSRs and/or Excess Servicing Fee (each as defined in the New RMSR Agreement) or the amount, characteristics or performance of the Mortgage Loans or any economic or noneconomic terms of this Agreement; (b) information relating to research and development, discoveries, formulae, inventions, policies, guidelines, displays, specifications, drawings, codes, concepts, practices, improvements, processes, know-how, patents, copyrights, trademarks, trade names, trade secrets, and any application for any patent, copyright or trademark; and (c) descriptions, financial and statistical data, business plans, data, pricing, reports, business processes, recommendations, accounting information, identity of suppliers, business relationships, personnel information, technical specifications, computer hardware or software, information systems, customer lists, costs, product concepts and features, corporate assessments strategic plans, services, formation of investment strategies and policies, other plans, or proposals, and all information encompassed in the foregoing. Information relating to the Disclosing Party’s consultants, employees, clients, investors, customers, members, vendors, research and development, software, financial condition or marketing plans is also considered Confidential Information.
Confidentiality Agreement: That certain Confidentiality Agreement, dated as of May 5, 2015, by and between New Residential Investment Corp. and Subservicer.
Consumer Information: Any personally identifiable information relating to a Mortgagor which is considered “nonpublic personal information” of “customers” or “consumers” as those terms are defined in the GLBA.
Corporate Parent: Ocwen Financial Corporation, or any successor thereto. Critical REO Disposition Vendor: As defined in Section 2.10(b).
Critical Report: The reports (other than the Owner/Servicer Regulatory Reports) identified as such on Exhibit E-1 attached hereto which the Subservicer is required hereunder to deliver to the Owner/Servicer, which report list shall be amended from time to time upon mutual agreement of the Subservicer and Owner/Servicer.

Critical Vendor: As defined in Section 2.4(a).
Custodial Account: With respect to each Investor, the accounts created and maintained at a Qualified Depository designated by the Owner/Servicer in which Custodial Funds for the related Mortgage Loans are deposited and held in the name of the Owner/Servicer to the extent not prohibited by the applicable Servicing Agreement.
Custodial Funds: All funds held by or on behalf of the Subservicer with respect to the Mortgage Loans, including, but not limited to, all principal and interest funds and any other funds due Investors, buydown funds maintained by or on behalf of the Subservicer relating to the Mortgage Loans, exclusive of Escrow Payments.
Custodian: With respect to each Mortgage Loan, the document custodian designated by the Owner/Servicer (to the extent permitted in the applicable Servicing Agreement) or the applicable Investor to act as custodian of the Mortgage Loan Documents for such Mortgage Loan.
Default Firms: Shall have the meaning assigned to such term in Section 2.4.
Delinquency or Delinquent: With respect to any Mortgage Loan, the Mortgage Loan that would be considered one month or more delinquent following the OTS Methodology.
Disclosing Party: Shall have the meaning assigned to such term in Section 10.12.
Downstream Ancillary Income: Any and all income or fees referenced on the applicable HUD-1/closing disclosure relating to REO Disposition Services.
Depositor: The depositor, as such term is defined in Regulation AB, with respect to any securitization transaction.
Effective Date of Termination: With respect to the termination of Subservicer, (i) if terminated pursuant to Section 5.1(b) during the Initial Term, the day which is one hundred and eighty (180) days following the date on which the Owner/Servicer notified the Subservicer of its termination, (ii) if, after the Initial Term, not affirmatively renewed for an additional term pursuant to Section 5.1(b), the last day of the then-current term and (iii) if terminated pursuant to Section 5.1(d), or Section 5.3, the date Owner/Servicer notifies Subservicer of its termination. With respect to a termination of Owner/Servicer, (i) if terminated pursuant to Section 5.1(c) the last Business Day of the term in which the Subservicer notified Owner/Servicer of its termination and (ii) if terminated pursuant to Section 5.6, the date Subservicer notifies Owner/Servicer of its termination.
Equity Interests: With respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest, as applicable; provided that, for the avoidance of doubt and without limitation, “Equity Interests” shall exclude the convertible notes and any other indebtedness convertible into or exchangeable for Equity Interests.

Escrow Account: With respect to each Investor, a time deposit or demand account (in the name of the Owner/Servicer to the extent not prohibited by the applicable Servicing Agreement) created and maintained at a financial institution designated by the Owner/Servicer for the deposit of Escrow Payments and related disbursements, as required by the applicable Servicing Agreement.
Escrow Agent: The Bank of New York Mellon Trust Company or such other Person as mutually agreed upon by the Owner/Servicer and the Subservicer.
Escrow Agreement: That certain agreement among the Owner/Servicer, the Subservicer and the Escrow Agent, entered into prior to the applicable Successor Transfer Date.
Escrow Payments: The amounts required to be escrowed by the Mortgagor pursuant to any Mortgage Loan and held in Escrow Accounts pursuant to the Applicable Requirements (including interest accrued thereon for the benefit of the Mortgagors under the Mortgage Loans, if required by law or contract).
Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
Exit Fee: An amount equal to the product of (A) the unpaid principal balance of the Mortgage Loans to be included in the related Resecuritized Transaction where the Subservicer is not being retained under the Resecuritization Transaction pursuant to Section 5.1(d) and (B) the applicable Exit Fee Percentage.
Exit Fee Percentage: The applicable basis points set forth in Exhibit D associated as of the actual transfer date set forth in Exhibit D.
Fannie Mae: The Federal National Mortgage Association, or any successor thereto.
Fannie Mae Guide: The Fannie Mae Single Family Servicing Guide, as amended, supplemented or otherwise modified from time to time.
FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.
FHA: The Federal Housing Administration of the Department of Housing and Urban Development of the United States of America, or any successor.
FHA Regulations: Regulations promulgated by HUD under the National Housing Act, codified in Title 24 of the Code of Federal Regulations, and other HUD issuances relating to mortgage loans insured by the FHA.
Fidelity and Errors and Omissions Insurance: As defined in Section 2.12.
Float Benefit: All benefit (including interest or earnings) related to the Escrow Accounts (net of amounts due to the related Mortgagors under applicable law) and the Custodial Accounts, as applicable, with respect to the Mortgage Loans.

Foreclosure Liquidation: The liquidation of a defaulted Mortgage Loan through foreclosure sale. Formatted Servicer Report; As defined in Section 2.8(c).
Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.
Freddie Mac Guide: The Freddie Mac Single Family Servicing Guide, as amended, supplemented or otherwise modified from time to time.
GAAP: Generally accepted accounting principles in effect from time to time in the United States of America. Ginnie Mae: The Government National Mortgage Association, or any successor thereto.
Ginnie Mae Guide: The Ginnie Mae Mortgage Backed Securities (MBS) Guide, as amended, supplemented or otherwise modified from time to time.
GLBA: The Gramm-Leach-Bliley Act of 1999 as amended, modified, or supplemented from time to time, and any successor statute, and all rules and regulations issued or promulgated in connection therewith.
Governmental Authority: Any court, board, agency, State Agency, commission, office or other authority or quasi- governmental authority or self-regulatory organization of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.
Governmental Entity: Each of FHA, USDA and VA, as applicable.
Governmental Entity Guidelines: The FHA Regulations, USDA Regulations, or VA Regulations, as applicable, as such Governmental Entity Guidelines may be modified from time to time or enacted subsequent to the date of this Agreement, and any other applicable agreements, rules, regulations, directives, announcements, bulletins and instructions of the applicable Governmental Entity relating to the servicing or subservicing of residential mortgage loans.
HAMP: The Home Affordable Modification Program implemented by the United States Department of Treasury pursuant to Section 101 and 109 of the Emergency Economic Stabilization Act of 2008, as the same may be amended or modified.
HLSS: HLSS Holdings, LLC.
HUD: The United States Department of Housing and Urban Development, or any successor thereto. Initial Response: As defined in Section 2.3.
Initial Response Backup: As defined in Section 2.3.

Initial Response Notice: As defined in Section 2.3.
In-process Loan Modification: A trial or permanent loan modification offered by the Subservicer or any prior servicer that was either accepted by the Mortgagor or for which the time for the Mortgagor to accept the offer has not expired and the offer has not been rejected. The term also means and includes (a) trial modifications in which the Subservicer or any prior servicer agreed to modify the payment terms of the Mortgage Loan unless the Subservicer or a prior servicer has clear written evidence that the Mortgagor has failed to perform under the trial loan modification terms and (b) modifications in which the Mortgagor completed making the trial payments, but the permanent modification was not inputted into the Subservicer or any prior servicer’s system.
Insurer: FHA, VA, USDA or any private mortgage insurer, pool insurer and any insurer or guarantor under any standard hazard insurance policy, any federal flood insurance policy, any title insurance policy, any earthquake insurance policy or other insurance policy, and any successor thereto, with respect to the Mortgage Loan or the Mortgaged Property.
Interim Servicing Agreement: The agreements entered into by the Subservicer, the Owner/Servicer, Affiliates thereof and/or certain other parties on the dates of related clean-up calls with respect to certain identified Mortgage Loans serviced hereunder which agreements shall be substantially similar to the following documents: [***].
Internal Cost Variance: As defined in Section 2.10(c).
Investor: Any securitization trust, issuer or other owner of the Mortgage Loans for which the Owner/Servicer services such Mortgage Loans pursuant to a Servicing Agreement or, with respect to Mortgage Loans owned by the Owner/Servicer, the Owner/Servicer. For purposes of this Agreement, references to the Investor shall include a trustee, master servicer, securities administrator or other party acting on behalf of an Investor but shall not include any Agency.
[***]
Loss or Losses: Any and all losses, damages, deficiencies, Claims, liabilities, penalties, costs or expenses, including without limitation reasonable costs of investigation (solely to the extent such investigation is required to address a third party claim), attorneys’ fees and disbursements.
Loss Mitigation: With respect to any Mortgage Loan, any modified or proposed payment arrangement, proposed, trial or permanent loan modification, In-process Loan Modification, forbearance plan, short sale, deed-in-lieu agreement, HAMP and any other non-foreclosure home retention or non-retention option offered by the Subservicer or any prior servicer that is made available to the Mortgagor by or through the Subservicer or any prior servicer, including any application or request of a Mortgagor for any of the foregoing. For avoidance of doubt, this definition shall apply only to Mortgage Loans in loss mitigation or where a loss mitigation application is pending.
Master Agreement: The Master Agreement, dated as of July 23, 2017, among Subservicer, Owner/Servicer, HLSS and MSR–EBO.

Master Servicer: The “Master Servicer” as defined in the applicable Servicing Agreement (or other like terminology used to reference the entity that performs Master Servicing functions under such Servicing Agreement).
Master Servicing: Subject to Applicable Requirements, the master servicing functions related to the Servicing Rights under the applicable Servicing Agreement, Client Contract and this Agreement, including, without limitation, the REMIC administrator obligations to the extent applicable pursuant with the terms of (1) the Agreement (unless expressly set forth in Exhibit R) and (2) the applicable Servicing Agreement, operational functions of receiving and reconciling funds from SBO Servicers, reconciling servicing activity with respect to servicing performed by SBO Servicers, calculating remittance amounts to certificateholders, sending remittances to the trustee for distributions to certificateholders, investor and tax reporting, bond administration, coordinating loan repurchases, overseeing of servicing of the SBO Servicers, approving SBO Servicers’ requests for non-delegated activities, and/or management and liquidation of REO Properties (including appraisals and brokerage services).
Master Servicing Addendum: As defined in Section 2.1(h).
Material Adverse Change: With respect to any Person, any material adverse change in the business, condition (financial or otherwise), or operations, of such Person.
Material Adverse Effect: With respect to the Subservicer (a) a Material Adverse Change with respect to the Subservicer or any of its Affiliates taken as a whole; (b) a material impairment of the ability of the Subservicer to perform under this Agreement, or to avoid a Subservicer Termination Event; (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement against the Subservicer; or (d) a material adverse effect upon the value or marketability of a material portion of the Servicing Rights related to the Mortgage Loans subserviced pursuant to this Agreement and subserviced or serviced pursuant to any NRZ Servicing/Subservicing Agreement, taken as a whole. With respect to the Servicing Rights related to the Mortgage Loans subserviced pursuant to this Agreement and subserviced or serviced pursuant to any NRZ Servicing/Subservicing Agreement, a material adverse effect (a) upon the value or marketability of a material portion of the Servicing Rights or (b) on the ability of the Subservicer to realize the full benefits of the Servicing Rights. With respect to the Owner/Servicer (a) a Material Adverse Change with respect to the Owner/Servicer or any of its Affiliates taken as a whole; (b) a material impairment of the ability of the Owner/Servicer to perform under this Agreement, or to avoid any Owner/Servicer Termination Event under this Agreement (that cannot be timely cured, to the extent a cure period is applicable); (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement against the Owner/Servicer; or (d) a material adverse effect upon the value or marketability of a material portion of the Servicing Rights related to the Mortgage Loans subserviced pursuant to this Agreement and any NRZ Servicing/Subservicing Agreement, taken as a whole.
Material Debt Agreement: Any debt, repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds in the amount of twenty million dollars ($20,000,000) or more in the aggregate between a lender and the Subservicer, the Corporate Parent or any subsidiary or Affiliate of Subservicer (other than Automotive Capital Services, Inc. and Liberty Home Equity Solutions, Inc.).
Measurement Balance: As of any date of determination, the unpaid principal balance of the Measurement Loans (other than any Mortgage Loans subserviced by Subservicer pursuant to the NRM Agency Subservicing Agreement).
Measurement Loans: Other than any Mortgage Loans with respect to which the Subservicer is solely performing Master Servicing functions, the Prior Ocwen Serviced Loans hereunder and under any NRZ Servicing/Subservicing Agreement or any mortgage loans subserviced by Subservicer pursuant to the NRM Agency Subservicing Agreement and any Mortgage Loans subject to an MSRPA Servicing Agreement (as defined in the New RMSR Agreement) as of the date of the New RMSR Agreement or that were previously subject to a Deferred Servicing Agreement (as defined in the Master Agreement) and which, in each case, are being serviced or subserviced by Subservicer for any NRZ O/S Entity or any of their respective Affiliates or securitizations sponsored by New Residential Investment Corp. or any of its subsidiaries, including on an interim basis, but excluding any Mortgage Loans with respect to which (x) the Servicing Rights have been transferred to a third party pursuant to the New RMSR Agreement or the Servicing Addendum, (y) the Rights to MSRs (as defined in the New RMSR Agreement) and Transferred Receivables Assets (as defined in the New RMSR Agreement) have been transferred to Subservicer or an Affiliate of Subservicer pursuant to the New RMSR Agreement or the Servicing Addendum or (z) the subservicing of such Mortgage Loans is being performed by a party other than Subservicer or an Affiliate of Subservicer pursuant to Section 5.7 of the Servicing Addendum.
MERS: Mortgage Electronic Registration Systems, Inc., or any successor thereto. [***]
Monthly Financial Covenant Certification: As defined in Section 2.22.
Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on a Mortgaged Property securing a Note (or a first or second lien on (a) in the case of a cooperative, the related shares of stock in the cooperative securing the Note and (b) in the case of a ground rent, the leasehold interest securing the Note).
Mortgage Loan: Fixed or adjustable rate mortgage loans identified by the Owner/Servicer pursuant to Section 2.1 for which the Subservicer accepts subservicing from the Owner/Servicer from time to time for inclusion under the terms of this Agreement and any REO Property resulting from Mortgage Loans described in this definition.
Mortgage Loan Documents: With respect to each Mortgage Loan, (a) the original Mortgage Loan documents held by the Custodian, including the Note, and if applicable, cooperative mortgage loan related documents and (b) all documents required by the applicable Investor to be held by the Custodian under Applicable Requirements.

Mortgage Servicing File: With respect to each Mortgage Loan, all documents whether in hard copy, computer record, microfiche or any other format, evidencing and pertaining to a particular Mortgage Loan and relating to the processing, origination, servicing, collection, payment and foreclosure of such Mortgage Loan, necessary to service the Mortgage Loans in accordance with Applicable Requirements or required to be held by the servicers under Applicable Requirements, including without limitation the following documents with respect to each Mortgage Loan: (a) a schedule of all transactions credited or debited to the Mortgage Loan, including the Escrow Account and any suspense account; (b) copies of the Mortgage Loan Documents; (c) any notes created by the Subservicer (or any prior servicer) personnel reflecting communications with the Mortgagor about the Mortgage Loan; (d) any reports specific to the Mortgage Loan created by the Subservicer (or any prior servicer) in connection with the Subservicing of the Mortgage Loan; (e) copies of information or documents provided by Mortgagor to the Subservicer in connection with any error resolution or loss mitigation; and (f) any documents or records required to be maintained by the servicer under the applicable Servicing Agreement.
Mortgaged Property: The real property securing a Mortgage Loan, including all buildings and fixtures thereon.
Mortgagor: The mortgagor, grantor of security deeds, grantor of trust deeds and deeds of trust, and the grantor of any Mortgage.
MSR–EBO: HLSS MSR–EBO Acquisition LLC.
MSRPA: As defined in Section 2.16.
New Mortgage Loan: With respect to any existing Mortgage Loan subject to this Agreement, a new mortgage loan (i) which is originated when the related Mortgagor (A) refinances such existing Mortgage Loan with proceeds from such new mortgage loan which is secured by the same mortgaged property or (B) pays off in full such existing Mortgage Loan and obtains a new mortgage loan secured by a different mortgaged property and, in each case, such refinancing or new borrowing resulted from the solicitation efforts of the Subservicer or any brokers, correspondent lenders, agents or independent contractors that Subservicer engaged to solicit such refinancing or new borrowing on its behalf and (ii) for which the related Servicing Rights are transferred to NRM pursuant to Exhibit B.
New RMSR Agreement: That certain New RMSR Agreement, dated as of January 18, 2018, by and among the Subservicer, Owner/Servicer, HLSS and MSR–EBO, as amended, supplemented or otherwise modified from time to time.
NRM: New Residential Mortgage LLC.
NRM PLS Subservicing Agreement: The Subservicing Agreement, dated as of July 23, 2017, between NRM, as owner/servicer and Subservicer, as subservicer for non-agency loans as may be amended, supplemented or otherwise modified from time to time.

NRM Agency Subservicing Agreement: The Subservicing Agreement, dated as of August 17, 2018, between NRM, as owner/servicer and Subservicer, as subservicer for agency loans as may be amended, supplemented or otherwise modified from time to time.
Note: The original executed note evidencing the indebtedness of a Mortgage. NRZ O/S Entity: Each of Owner/Servicer, NRM, HLSS and MSR–EBO.
NRZ Servicing/Subservicing Agreement: Each of the NRM PLS Subservicing Agreement, the Servicing Addendum, and this Agreement.
Off-shore Vendor: Any Vendor which is located outside the United States of America and/or the services provided by any Vendor are being performed outside the United States of America.
Original Closing Date: July 23, 2017. O/S Direction: As defined in Section 2.3.
OTS Methodology: A method of calculating delinquency of a Mortgage Loan based upon The Office of Thrift Supervision method, under which method a Mortgage Loan is considered delinquent if the payment has not been received by the Mortgage Loan’s next due date. For example, a Mortgage Loan with a due date of August 1, 2017, with no payment received by the close of business on September 1, 2017, would have been reported as delinquent on October 1, 2017.
Owner/Servicer Economics: The sum of the following, without duplication, (i) all Servicing Compensation payable to the Owner/Servicer as servicer of the Mortgage Loans under the applicable Servicing Agreement and/or received during the applicable Investor accounting cycle, (ii) all amounts payable to the Owner/Servicer as the Investor of any Mortgage Loans during the related collection period, (iii) all recoveries on the Mortgage Loans of Servicing Advances and P&I Advances previously funded or reimbursed by the Owner/Servicer to the Subservicer or the prior servicer, (iv) if positive, the excess of all penalties assessed pursuant to Section 2.7(d) minus all bonuses payable pursuant to Section 2.7(d), and (v) all other outstanding amounts collected and payable to the Owner/Servicer under this Agreement (including Float Benefit pursuant to Section 2.8(h)).
Owner/Servicer Expenses: “Out-of-pocket” costs to third parties incurred in accordance with Applicable Requirements by the Subservicer in servicing the Mortgage Loans and REO Properties that are not reimbursable by the related Mortgagor, by the related Investor or from Liquidation Proceeds in accordance with the applicable Mortgage Loan Documents and/or Servicing Agreement, as applicable, and that constitute the cost of (a) Mortgagor counseling fees payable to a third party, (b) any Mortgage Loan Assignment, recording, trustee, endorsement or release fee including recordation of powers of attorney and any MERS charges, which fees are not reimbursable to Subservicer by any other party, (c) solely with respect to any Mortgage Loan which is not a Prior Ocwen Serviced Loan, life of loan flood tracking contracts to the extent such Mortgage Loan did not have a life of loan flood tracking contract on the related Transfer Date, (d) solely with respect to any Mortgage Loan which is not a Prior Ocwen Serviced Loan, life of loan tax service contracts to the extent such Mortgage Loan did not have a life of loan tax service contract on the related Transfer Date, (e) solely with respect to any Mortgage Loan which is not a Prior Ocwen Serviced Loan, tax certifications performed to research past due tax amounts, (f) funds to repurchase Mortgage Loans from the applicable Investor to the extent the Subservicer obtained the prior written consent of the Owner/Servicer to repurchase such Mortgage Loan(s), (g) interest on escrow payable to Mortgagors in accordance with Section 2.2(a) (i v), (h) LPMI premiums, (i) changing a Custodian at the direction of the Owner/Servicer, (j) Compensating Interest, (k) amounts payable by the Owner/Servicer in accordance with Section 2.3 of this Agreement, (l) solely with respect to the applicable Mortgage Loans related to the Master Servicing Rights, the compensation of the applicable trustee to the extent the related Servicing Agreement requires that the Master Servicer is required to pay the trustee its compensation as calculated thereunder, and (m) any other fees or amounts expressly agreed to be paid by the Owner/Servicer pursuant to this Agreement (other than indemnity payments to be made in accordance with Article VIII).
Owner/Servicer Regulatory Report: The reports identified “Regulatory Reports” in the Formatted Servicing Reports attached hereto which the Subservicer is required hereunder to deliver to the Owner/Servicer, which report list shall be amended from time to time pursuant to Section 2.3.
Owner/Servicer Termination Event: As defined in Section 5.6. P&I: Principal and interest.
P&I Advance: Principal and interest, if any, advanced to an Investor related to a Mortgage Loan, required to be made under the applicable Servicing Agreement.
Performance Triggers: Any of the events set forth on Exhibit J, as may be modified by mutual agreement of the parties from to time, including upon the addition of additional Mortgage Loans as reflected in an Acknowledgment Agreement, or through other written agreement of the parties, it being understood that, to the extent applicable, the Subservicer, the Owner/Servicer and the NRZ O/S Entities shall coordinate with respect to any modifications to the Performance Triggers under and as defined in the respective NRZ Subservicing Agreement and any modifications to the Performance Triggers hereunder.
Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, limited partnership, government or any agency or political subdivision thereof or any similar entity.
PMI: Private mortgage insurance.
PMI Companies: The insurance companies that have issued PMI policies insuring any of the Mortgage Loans.
PMI Proceeding Advance: Any and all Losses incurred by the Subservicer (or any agent, attorney, Vendor and/or representative of the Subservicer) in connection with any PMI Proceeding,

regardless whether the Subservicer and/or the Owner/Servicer is entitled under the related Servicing Agreement to be reimbursed for such Losses.
Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal (Northeast edition).
Prior Ocwen Serviced Loans: As defined in Section 2.1(d).
Qualified Depository: A depository (a) the accounts of which are insured by the Federal Deposit Insurance Corporation, or any successor thereto and (b) that is compliant with Applicable Requirements.
Rating Agencies: Standard & Poor’s Financial Services LLC, Moody’s Corporation, Fitch Ratings, Inc., DBRS, Inc., Kroll Bond Rating Agency, Inc. and, if specified in any related Securitization Transaction, any other nationally recognized statistical rating organization or their respective successors, or any successor in interest thereto.
Reconciliation Report: As defined in Section 4.1.
Reconstitution Date: The date(s) on which any or all of the Mortgage Loans serviced under this Agreement (or the related Servicing Rights) shall be removed from this Agreement and reconstituted as part of a Securitization Transaction pursuant to Section 9.1.
Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in (a) the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,631 (Jan. 7, 2005)), (b) the adopting release (Asset-Backed Securities, Securities Act Release Nos. 33-9638 and 34-72982, 79 Fed. Reg. 57,183, 57,346 (September 24, 2014)), or (c) by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.
REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear in Sections 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings, or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.
Remittance Date: The monthly remittance date as set forth in the related Servicing Agreement.
REO Disposition Services: The services provided by a Vendor or services which such Vendor controls, which shall include, without limitation, valuation services, property preservation and inspection, trustee services, insurance, title services, management services, liquidation services (REO sales, short sales), due diligence services, mortgage charge off collection, mortgage fulfillment and underwriting services unless otherwise agreed to by the parties, but shall exclude umbrella insurance on REO Properties.
REO Property: A Mortgaged Property acquired on behalf of an Investor by foreclosure or other similar process. Reporting Date: With respect to each report listed in Exhibit E-1, the date specified therein.
Representatives: With respect to the Owner/Servicer or any NRZ O/S Entity, the employees, managers, advisors, agents, contractors, counsel, auditors and other representatives of the Owner/Servicer or such NRZ O/S Entity.
SBO Servicer: A “Servicer” or “Subservicer” as defined in the applicable Servicing Agreement for servicing and administration (or other like terminology used to reference the entity that is overseen by the Master Servicer under such Servicing Agreement), which may be the Subservicer.
Securitization Servicing Agreement: The agreement entered into by the Subservicer, the Owner/Servicer and certain other parties on the Reconstitution Date or Reconstitution Dates with respect to certain identified Mortgage Loans serviced hereunder in connection with a Securitization Transaction, which agreement shall be substantially similar to [***] (including, but not limited to, with respect to the compensation of the Subservicer and the payment of a portion of the servicing fee arising under such Securitization Servicing Agreement to Owner/Servicer or its Affiliate pursuant to the [***]), or such other securitization servicing agreement as the Owner/Servicer and Subservicer may mutually agree upon.
Securitization Transaction: Any transaction involving either (a) a sale or other transfer of certain identified Mortgage Loans directly or indirectly by New Residential Investment Corp. or its Affiliates to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (b) an issuance of publicly offered or privately placed, rated or unrated securities (directly or indirectly by New Residential Investment Corp. or its Affiliates), the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.
Service Level Agreements or SLAs: As defined in Section 2.7(a) of this Agreement.
Servicer Transfer Data: The computer records provided by the prior servicer to the Subservicer reflecting the status of payments, balances and other pertinent information with respect to the Mortgage Loans necessary to subservice the Mortgage Loans in accordance with Applicable Requirements.
Servicing Addendum: That certain Servicing Addendum attached as Annex 1 to the New RMSR Agreement as may be amended, supplemented or otherwise modified from time to time.
Servicing Advance: All customary, reasonable and necessary actual “out of pocket” costs and expenses incurred by the Subservicer in accordance with the Applicable Requirements and the

Advance Policy, and after the Transfer Date, subject to the terms of this Agreement, excluding (i) any P&I Advance or indemnification amounts payable by the Subservicer pursuant to this Agreement and (ii) any PMI Proceeding Advances.
Servicing Agreement: With respect to each Mortgage Loan, the related servicing agreement, pooling and servicing agreement, subservicing agreement or similar agreement pursuant to which the Owner/Servicer is a party as the servicer (including master, special, primary or subservicer) thereunder as of the related Transfer Date, addressing the Servicing Rights and servicing obligations with respect to such Mortgage Loan, which servicing agreement shall be identified (i) on a schedule attached to the related Acknowledgment Agreement or (ii) on a schedule attached to the related Assignment Agreement (as defined in the Transfer Agreement). Servicing Agreements shall also include other agreements under which the Owner/Servicer has been assigned rights and/or has assumed obligations with respect to its role as servicer (including master, special, primary or subservicer) of the related Mortgage Loans.
Servicing Compensation: The aggregate amount payable to the Owner/Servicer under the applicable Servicing Agreement (including any deferred servicing fees and Downstream Ancillary Income) related to a Mortgage Loan as consideration for servicing such loan, expressed as a percentage of the unpaid principal balance thereof or a dollar amount per Mortgage Loan and excluding Ancillary Income. In addition, solely with respect to the applicable Mortgage Loans related to the Master Servicing Rights, any net gain from REO Properties resulting from liquidation proceeds exceeding the amount due to certificateholders or the applicable Investor after reimbursement of all expenses to the related SBO Servicer.
Servicing Criteria: The “servicing criteria” used and identified in the Subservicer’s 2016 Regulation AB reporting as the same may be modified from time to time to comply with any amendments, modifications, supplements or interpretations that relate to Item 1122(d) of Regulation AB.
Servicing Procedures: The Subservicer’s internal written procedures applicable to the servicing and subservicing of mortgage loans similar to the Mortgage Loans, including but not limited to delinquency and loss mitigation efforts (i.e., modification, short sales, deed-in-lieu, cash for keys, etc.), as such procedures may be modified from time to time in accordance with Section 2.3.
Servicing Rights: Subject to any applicable Servicing Agreement, with respect to a Mortgage Loan, solely to the extent applicable to the relevant capacity of Owner/Servicer, whether as master servicer, primary servicer or subservicer, collectively, (i) the rights and obligations to service, administer, collect payments for the reduction of principal and application of interest thereon, collect payments on account of taxes and insurance, pay taxes and insurance, remit collected payments, provide foreclosure services, provide full escrow administration, (ii) any other obligations required by any Investor in connection with such Mortgage Loan pursuant to the applicable Servicing Agreement, (iii) the right to possess any and all documents, files, records, Mortgage Servicing File, servicing documents, servicing records, data tapes, computer records, or other information pertaining to such Mortgage Loan or pertaining to the past, present or prospective servicing of such Mortgage Loan, (iv) the right to receive the Servicing Compensation and any Ancillary Income arising from or connected to such Mortgage Loan and the benefits derived from and obligations related to any accounts arising from or connected to such Mortgage Loan, (v) the rights of the servicer, if any, to exercise option redemption, optional termination or clean-up call rights under the applicable Servicing Agreement, (vi) any other rights of the servicer set forth in the applicable Servicing Agreement, and (vii) all rights, powers and privileges incident to any of the foregoing, subject, in each case, to any rights, powers and prerogatives retained or reserved by the Investors.
Servicing Transfer Costs: All reasonable out-of-pocket costs and expenses incurred in connection with the transfer of the servicing of the Mortgage Loans, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the transferee subservicer to correct any errors or insufficiencies in the servicing data or otherwise enable the transferee servicer or subservicer to service the Mortgage Loans properly and effectively, all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, if applicable, including costs and expenses incurred to transfer existing imaged copies (with existing indexing) of all documents related to the Mortgage Loans, recording fees, fees for the preparation, delivery, tracking and recording of assignments of Mortgages or any MERS transfer related costs related to a transfer of servicing and all costs associated with the transfer of (or, if not transferable to a successor servicer or subservicer, the purchase of) life of loan tax service and flood certification contracts. For the avoidance of doubt, “Servicing Transfer Costs” shall not include any boarding or deboarding fees.
SP Modifications: As defined in Section 2.3.
State Agency: Any state or local agency with authority to (i) regulate the business of the Owner/Servicer or the Subservicer or the Corporate Parent, including without limitation any state or local agency with authority to determine the investment or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Owner/Servicer or the Subservicer or the Corporate Parent, or (ii) originate, purchase or service mortgage loans, or otherwise promote mortgage lending, including without limitation state and local housing finance authorities.
Step-up Fee: With respect to each day between the Effective Date of Termination and the Successor Transfer Date described in Section 5.4(d)(i)(A) or 5.4(d)(ii)(A), [***] basis points ([***]), and, with respect to each day between the Effective Date of Termination and the Successor Transfer Date described in Section 5.4(d)(i)(B) or 5.4(d)(ii)(B), [***] basis points ([***]).
Subservicer Economics: With respect to any calendar month, an amount equal to the sum of (A) if positive, the excess of all bonuses payable pursuant to Section 2.7(d) over all penalties assessed pursuant to Section 2.7(d) and (B) an amount equal to (x) the product of (i) either (A) [***] or (B) if the conditions set forth in Section 5.4(d) have occurred, the applicable Step-up Fee, and (ii) the total unpaid principal balance of the Mortgage Loans as of the first Business Day of such calendar month that were subserviced by the Subservicer during such calendar month, excluding those Mortgage Loans which the Subservicer is solely performing Master Servicing functions in this Agreement divided by (y) twelve
(12) and (C) with respect to those Mortgage Loans the Subservicer is performing Master Servicing functions in this Agreement (which may be in addition to amounts described in clause (B)), an amount equal to (x) the product of (i) [***] and (ii) the total scheduled unpaid principal balance of such Mortgage Loans (which the Subservicer is performing Master Servicing functions in this Agreement) as of the first Business Day of such calendar month divided by (y) twelve (12); provided, however, in all cases, the Subservicer shall only be entitled to a pro rata portion of such fees for Mortgage Loans boarded or deboarded during the related month.
Subservicer Termination Event: As defined in Section 5.3(a).
Subservicing: Subject to Applicable Requirements, the servicing functions for the Mortgage Loans under the applicable Servicing Agreement and this Agreement, including, without limitation, the usual servicing operational functions of providing customer statements, accepting and applying customer payments, calculating, holding and applying escrowed amounts, providing customer service, collecting defaulted accounts, performing loss mitigation and any other obligations of the Owner/Servicer under the applicable Servicing Agreements and performing portfolio defense services in accordance with the provisions contained in Exhibit B.
Substitute Vendor: Any Person having all applicable qualifications, licenses and/or requisite approvals to provide similar services under this Agreement which a Vendor is currently performing and, in connection with Subservicer’s obligation to reasonably cooperate with a Substitute Vendor that “is reasonably acceptable to Subservicer”, the parties hereby agree that it would be “reasonably acceptable” if the Substitute Vendor has been approved, consistent with process set forth in Section 2.3(f).
Successor Transfer Date: As defined in Section 5.4(a).
Superior Lien: With respect to any second lien Mortgage Loan, any other mortgage loan relating to the corresponding Mortgaged Property which creates a lien on the Mortgaged Property which is senior to the lien securing the Mortgage Loan.
Termination Fee: The fee payable by the Owner/Servicer to the Subservicer as provided in Section 5.4(a) and (b) which fee, if any, shall equal the applicable amount set forth in Exhibit C-1 and calculated in accordance with Exhibit C- 2, shall not be refundable under any circumstances, and shall not be subject to reduction by way of setoff, recoupment, defense, counterclaim, or otherwise (except as set forth below); provided, however, any Termination Fee paid pursuant to this Agreement with respect to any Mortgage Loans shall be reduced by the payment of any Termination Fee received by Subservicer under any NRZ Servicing/Subservicing Agreement with respect to such Mortgage Loans and in no event shall the aggregated Termination Fee for all NRZ Servicing/Subservicing Agreements exceed the amount set forth on Exhibit C-1.
Termination Party: With respect to any Servicing Agreement, a trustee, master servicer, or any other third party that is not an Affiliate of Owner/Servicer (or induced by Owner/Servicer or any of its Affiliates) with, in each case, the contractual right under such Servicing Agreement to terminate the servicer or subservicer thereunder, or to direct another party to terminate the servicer or subservicer, upon a servicer default, which, in the case of securityholders, means having current and actual ownership of a sufficient percentage of securities to exercise such right.
T&I: Taxes and insurance.

Transfer Agreement: That certain Transfer Agreement dated as of July 23, 2017, among Subservicer, Owner/Servicer, Corporate Parent and New Residential Investment Corp., as may be amended, supplemented or otherwise modified from time to time.
Transfer Date: With respect to any particular Mortgage Loan, the date on which Subservicing of the Mortgage Loan is transferred to the Subservicer and the Subservicer commences Subservicing such Mortgage Loan pursuant to this Agreement, which date shall be (i) the date of the applicable Assignment Agreement (as defined in the Transfer Agreement) or (ii) the date set forth on the related Acknowledgment Agreement, if any, or otherwise the date on which the servicing of such Mortgage Loan is boarded on the Subservicer’s servicing system following the identification of such Mortgage Loan pursuant to Section 2.1.
Transfer Procedures: With respect to each Mortgage Loan, the procedures with respect to the transfer of subservicing of such Mortgage Loan to or from the Subservicer as mutually agreed to by the parties and set forth in Exhibit P-1 or Exhibit P-2 hereto, as applicable, as may be amended from time to time as mutually agreed by the parties hereto.
USDA: The United States Department of Agriculture or any successor thereto.
USDA Regulations: The regulations promulgated by the USDA and other USDA issuances relating to mortgage loans guaranteed by the USDA.
VA: The United States Department of Veterans Affairs or any successor thereto.
VA Regulations: The regulations promulgated by the VA pursuant to the Serviceman’s Readjustment Act, as amended, codified in Title 38 of the Code of Federal Regulations, and other VA issuances relating to mortgage loans guaranteed by the VA.
Vendor: Any contractor, vendor, real estate broker and/or service provider (which may be an Affiliate of the Owner/Servicer) engaged by the Subservicer and involved in providing services with respect to any Mortgage Loans or Subservicing in accordance with and subject to the terms of this Agreement.
Vendor Oversight Guidance: All applicable requirements and guidelines related to the oversight of third-party contractors, vendors and/or service providers as set forth in Applicable Requirements. For the avoidance of doubt, Vendor Oversight Guidelines includes, but is not limited to, guidance issued by Governmental Authorities from time to time, including but not limited to the following Governmental Authorities: (i) the CFPB (including but not limited to CFPB Bulletin 2016-03), (ii) the Board of Governors of the Federal Reserve System (including but not limited to the “Guidance on Managing Outsourcing Risk” dated December 5, 2013), (iii) the FDIC (including but not limited to FIL- 44-2008 (“Guidance for Managing Third-Party Risk”)) and (iv) the Office of the Comptroller of the Currency (the “OCC”), including but not limited to OCC Bulletin 2013-29 (“Risk Management Guidance”).
ARTICLE II AGREEMENTS OF THE SUBSERVICER

Section 2.1. General.
(a)The Subservicer hereby agrees to subservice the Mortgage Loans on behalf of the Owner/Servicer pursuant and subject to the terms of this Agreement. Throughout the term of this Agreement, the Subservicer shall
(i) maintain and satisfy all applicable eligibility and other requirements as subservicer to the Owner/Servicer to act as servicer (including master, special, primary or subservicer) under the applicable Servicing Agreements, (ii) maintain any required qualifications, licenses or approvals to do business, to service mortgage loans, or to otherwise collect debts or perform any activities relating to mortgage loans in any jurisdiction where the Mortgaged Properties are located, to the extent required under Applicable Requirements, and (iii) preserve and maintain its legal existence. In conjunction with the process set forth in the Transfer Agreement, upon compliance with the terms thereunder (including the execution of the applicable Assignment Agreement (as defined therein), the Servicing Rights related to the Mortgage Loans transferred thereunder shall automatically be deemed to be subject to the terms of this Agreement. In addition to the foregoing, in conjunction with the process set forth in Section 2.16(a) regarding the Subservicer’s approval of additional Mortgage Loans through acceptance of an MSRPA, and Section 3.1 regarding the transfers to the Subservicer, at least sixty (60) days (or such shorter period as agreed by the parties) prior to each Transfer Date, the Owner/Servicer shall deliver by electronic transmission to the Subservicer a data tape identifying the Mortgage Loans to be included under this Agreement on such Transfer Date. Upon execution of an Acknowledgment Agreement, such Mortgage Loans acquired through an MSRPA shall thereby be deemed to be subject to the terms of this Agreement unless removed by the Owner/Servicer prior to the Transfer Date. Such Acknowledgment Agreement shall identify the Mortgage Loans to be made subject to this Agreement on such Transfer Date and may further set forth any additional business terms mutually agreed upon by the parties with respect to such Mortgage Loans. For the avoidance of doubt, notwithstanding any provision in this Agreement to the contrary, the Owner/Servicer shall continue to own the Servicing Rights following the related Transfer Date.
(b)With respect to non-Prior Ocwen Serviced Loans, the Subservicer shall cooperate with the Owner/Servicer in connection with obtaining any necessary consents or approvals required for the Subservicer to act as subservicer under the applicable Servicing Agreements, including responding to requests for information regarding the Subservicer by or on behalf of the related Investor and other third parties.
(c)Notwithstanding anything to the contrary, to the extent any documentation, policies, notices, contracts, reporting, and/or related information delivered by Subservicer under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement are explicitly permitted under this Agreement to be combined with (and/or delivered in lieu of) the documentation, policies, notices, contracts, reporting, and/or related information which Subservicer is obligated to deliver to the Owner/Servicer hereunder, such delivery to the Owner/Servicer of either a combined report or a report in lieu of a report to be delivered hereunder shall, in any case, (i) be substantially similar in form and substance to the related documentation, (ii) applicable to the Mortgage Loans or the Subservicer’s servicing platform, and (iii) related to the policies, notices, contracts, reporting and/or information which Subservicer is obligated to deliver to the Owner/Servicer hereunder.
(d)Notwithstanding any provision in this Agreement to the contrary, the parties acknowledge that all of the Mortgage Loans that become subject to this Agreement are serviced or subserviced by the Subservicer immediately preceding the Transfer Date (each, a “Prior Ocwen Serviced Loan”) and that no physical transfer of servicing shall be required with respect to such Prior Ocwen Serviced Loan except as may be necessary to reflect the Owner/Servicer’s ownership of the Servicing Rights and any related requirements under Applicable Requirements. For such Prior Ocwen Serviced Loans, the parties’ respective obligations and liabilities with respect to the Prior Ocwen Serviced Loans relating to matters occurring during the period of time prior to the applicable Transfer Date shall be as set forth in the Transfer Agreement.
(e)Upon the Owner/Servicer’s request, the Subservicer shall reasonably cooperate with the Owner/Servicer and any backup servicer designated by the Owner/Servicer, including, but not limited to, working and coordinating with such backup servicer’s personnel to provide applicable mapping system fields, data checks, conversion routines and such other assistance to enable such backup servicer to receive readable data from the Subservicer on a periodic basis, provided, however, that, any such back-up servicer shall be approved by the Seller pursuant to Section 2.3(f) and to the extent a backup servicer has been engaged by an NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, Owner/Servicer may not designate a different backup servicer hereunder. On a monthly basis, at no additional charge (unless requested more frequently than monthly), Subservicer shall provide to Owner/Servicer and to any backup servicer designated by the Owner/Servicer the information, in readable form, set forth in Schedule 2.1(e) with respect to the Mortgage Loans subserviced hereunder. In addition, the Subservicer shall provide information and data regarding the Mortgage Loans and Servicing Rights to the designated backup servicer as required by such backup servicer, including but not limited to contacts for Vendors and Default Firms performing services on the Mortgage Loans, images of Mortgage Servicing Files in Subservicer’s possession or control, and reports identifying the party in possession of the Mortgage Loan Documents from the Custodian. Except with respect to the monthly data transmission described above, the Owner/Servicer shall reimburse the Subservicer for its out-of- pocket costs and expenses or its internally allocated costs and expenses, as applicable, incurred by the Subservicer in connection with its cooperation with such backup servicer in accordance with the process set forth in Section 2.3(d) of this Agreement. The Subservicer’s obligation to provide any information to a back-up servicer shall only arise following the backup servicer and Subservicer entering into a customary, mutually agreeable non-disclosure agreement which will limit such back-up servicer’s use of information provided by or on behalf of Subservicer to the purpose of providing such back-up services.
(f)The Subservicer shall provide portfolio defense services relating to the Mortgage Loans as set forth on Exhibit B attached hereto, as may be amended from time to time upon mutual agreement of the parties pursuant to Section 2.3.

(g)For any New Mortgage Loans, the Subservicer shall subservice each such New Mortgage Loan pursuant to the NRM Agency Subservicing Agreement.
(h)Notwithstanding anything set forth in this Agreement to the contrary, with respect to the Servicing Rights for which Owner/Servicer is acting as Master Servicer, (i) the Owner/Servicer hereby appoints the Subservicer as its agent to be the REMIC administrator for each Servicing Agreement which requires the Master Servicer under such Servicing Agreement to perform the duties of the REMIC administrator therein and the Subservicer shall perform such obligations of the REMIC administrator in accordance with the terms of (1) the Agreement (unless expressly set forth in Exhibit R) and (2) the applicable Servicing Agreement and (ii), the Subservicer shall not have the obligations specifically excluded under the addendum set forth in Exhibit R (the “Master Servicing Addendum”) attached hereto; provided that such exclusions shall only apply to the Subservicer’s performance of the Master Servicer’s obligations of the Subservicer and not to any primary or subservicing obligations relating to the same Mortgage Loans with respect to the Subservicer acting as SBO Servicer.
Section 2.2. Subservicer to Service in Compliance with Applicable Requirements.
(a)The Subservicer, as an independent contractor, shall service and administer each Mortgage Loan and REO Property in compliance with all Applicable Requirements and, subject to the terms and provisions of this Agreement, the Subservicer shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Subservicer may deem necessary or desirable in connection with the performance of its obligations under this Agreement. Subject to the terms of this Agreement, the Owner/Servicer shall not itself attempt to perform the duties and activities of the Subservicer hereunder, and Owner/Servicer shall refer to Subservicer any Mortgagor inquiries or correspondence, payments or payoff funds, or similar matters within the Subservicer’s responsibilities hereunder that Owner/Servicer may receive; provided that Subservicer and Owner/Servicer have had prior discussion related to such failure to perform and so long as Owner/Servicer has given Subservicer one (1) Business Day prior written notice of its intent to so perform, the Owner/Servicer may perform any non-borrower facing activity required under a Servicing Agreement that the Subservicer fails to perform in accordance with such applicable Servicing Agreement which would reasonably be expected to result in a material Loss to Owner/Servicer, including but not limited to an event of default or other termination event under the applicable Servicing Agreement. Where Applicable Requirements appear to be in conflict, the Subservicer shall notify the Owner/Servicer of such conflict, and the parties shall address such conflict in accordance with the procedures set forth in Section 2.3(c). Until the principal and interest of each Mortgage Loan is paid in full, unless this Agreement is sooner terminated pursuant to the terms hereof, and subject to this Section 2.2(a), the Subservicer shall:
(i)Collect, accept and apply payments of Custodial Funds and Escrow Payments only in accordance with the Mortgage Loan and Applicable Requirements.

Deficiencies or excesses in payments shall be accepted and applied, or accepted and not applied, or rejected in a manner consistent with the Subservicer’s payment hierarchy and payment application rules and in accordance with Applicable Requirements;
(ii)Maintain permanent mortgage account records capable of producing, in chronological order: the date, amount, distribution, installment due date, or other transactions affecting the amounts due from or to the Mortgagor and indicating the latest outstanding balances of principal, escrow accounts, advances, and unapplied payments;
(iii)Make interest rate adjustments in compliance with Applicable Requirements and the Mortgage Loan Documents to reflect the movements of the applicable Mortgage Loan rate index. The Subservicer shall deliver to the Mortgagors all appropriate notices required by Applicable Requirements and the applicable Mortgage Loan Documents regarding such interest rate adjustments including, without limitation, timely notification to the Investor if required of (i) the applicable date and information regarding such interest rate adjustment, (ii) the methods of implementation of such interest rate adjustments, (iii) new schedules of Investor’s share of collections of principal and interest, and (iv) all prepayments of any Mortgage Loan hereunder by Mortgagor. The Subservicer shall be responsible for any liabilities under the applicable Servicing Agreement resulting from the failure to properly and timely make interest rate adjustments on the related Mortgage Loans;
(iv)Pay interest on Escrow Accounts if any Applicable Requirement requires the payment of interest on such amounts. Such interest amounts paid by the Subservicer shall be reimbursed by the Owner/Servicer and included as part of the Subservicer Economics payable to the Subservicer. As applicable, the Subservicer will determine the amount of Escrow Payments to be made by Mortgagors and will furnish to each Mortgagor, at least once a year, an analysis of each Mortgagor’s Escrow Account in accordance with Applicable Requirements;
(v)Maintain accurate records reflecting the status of taxes, ground rents, and other recurring similar charges generally accepted by the mortgage servicing industry, which would become a lien on the Mortgaged Property. For all Mortgage Loans providing for the payment to and collection by the Subservicer of Escrow Payments for taxes, ground rents, or such other recurring charges, the Subservicer shall remit payments for such charges before any penalty date. The Subservicer assumes responsibility for the timely remittance of all such payments and will hold harmless and indemnify the Owner/Servicer and the applicable Investor from any and all Losses resulting from the Subservicer’s failure to discharge said responsibility subsequent to the Transfer Date of the particular Mortgage Loan by the Subservicer; provided, however, that Subservicer shall not be obligated to indemnify any Investor for any Losses other than as expressly set forth in the applicable Servicing Agreement. The Subservicer shall promptly notify the Owner/Servicer if it becomes aware of any missing or erroneous information with respect to the Mortgage Loans that is preventing or impeding the Subservicer from timely meeting tax or other payments obligations with respect to the Mortgage Loans or from otherwise meeting the Subservicer’s obligations under this Agreement. Within thirty (30) days of each Transfer Date, the Subservicer shall notify the Owner/Servicer in writing identifying the related Mortgage Loans for which assignable life-of-loan tax service or life of loan flood service contracts have not been provided to the Subservicer in connection with the servicing transfer;
(vi)For all Mortgage Loans for which no provision has been made for the payment to and collection by the Subservicer of Escrow Payments, the Subservicer shall use commercially reasonable efforts to determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien and otherwise satisfies Applicable Requirements. The Subservicer shall make Servicing Advances to effect such payments and shall seek reimbursement of such Servicing Advances on the Owner/Servicer’s behalf from the Mortgagor, Insurer or Investor in accordance with the applicable Mortgage Loan Documents or otherwise as permitted by Applicable Requirements. The Owner/Servicer shall reimburse the Subservicer for such Servicing Advances in accordance with Section 2.13 hereof;
(vii)When a Mortgagor’s Escrow Payments are insufficient to pay taxes, assessments, mortgage insurance premiums, hazard or flood insurance premiums, or other items due therefrom, pay such amounts as a Servicing Advance and seek reimbursement from the Mortgagor or Investor. The Owner/Servicer shall reimburse the Subservicer for all outstanding deficiencies, and any other Servicing Advances made by the Subservicer to protect the security of the Investor, in accordance with Section 2.13 hereof;
(viii)Unless otherwise directed by the Owner/Servicer, maintain any optional insurance in effect on the Transfer Date;
(ix)With respect to Mortgage Loans covered by PMI policies, the Subservicer shall comply with all requirements of the applicable PMI Companies, including requirements concerning the giving of notices and submitting of claims required to be given or submitted pursuant to Applicable Requirements. In connection with any assumption or substitution agreement entered into or to be entered as permitted under Applicable Requirements, the Subservicer shall promptly notify the related PMI Company, if any, of such assumption or substitution of liability in accordance with the terms of the PMI policy. The Subservicer shall provide to the Owner/Servicer a monthly report as set forth in Exhibit E regarding notices of rescission of PMI policies, it being understood that Subservicer may deliver a single report to any NRZ O/S Entity covering all such notices applicable to the Mortgage Loans being subserviced under any NRZ Servicing/Subservicing Agreement, the

NRM Agency Subservicing Agreement and the Mortgage Loans being serviced hereunder and such delivery shall be deemed to constitute delivery hereunder;
(x)Ensure that improvements on a Mortgaged Property and REO Property are insured by a hazard insurance policy, pursuant to Applicable Requirements, and, if required by Applicable Requirements, a flood insurance policy, in each case meeting the requirements under the applicable Servicing Agreement. The Subservicer may use, at no expense to Owner/Servicer, a blanket policy insuring against fire and hazard losses on Mortgage Loans to the extent permitted and in accordance with the requirements under the applicable Servicing Agreement, [***];
(xi)Administer the release of any insurance proceeds or condemnation proceeds received with respect to the Mortgaged Property to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property to the extent such release is consistent with Applicable Requirements. The Subservicer shall comply with Applicable Requirements and, unless inconsistent with Applicable Requirements, release insurance proceeds or condemnation proceeds in a manner consistent with the Servicing Procedures;
(xii)Subject to Section 2.3, comply with any and all procedures outlined in any applicable Servicing Agreement and any applicable guidelines promulgated by a Governmental Authority, which procedures shall control in the event of any conflict with the terms of this Agreement;
(xiii)In accordance with Applicable Requirements, report Mortgagor payment history to consumer reporting agencies with respect to the period following the related Transfer Date;
(xiv)With respect to any MERS Mortgage Loan, update all required MERS fields, with the cooperation of the Owner/Servicer, as necessary and comply with all applicable requirements of MERS; it being understood and agreed that following the initial update on or after the applicable Transfer Date any further update shall be an Owner/Servicer Expense;
(xv)If a REMIC election has been made with respect to the Mortgage Loans relating to any Investor, comply with the REMIC Provisions and all relevant provisions under the applicable Servicing Agreement;
(xvi)Upon payment of a Mortgage Loan in full, and subject to Section 3.2 hereof, prepare and file any necessary release or satisfaction documents, continue Subservicing the Mortgage Loan pending final settlement, and refund amounts due the Mortgagor in accordance with Applicable Requirements; and
(xvii)Maintain the Mortgage Servicing Files and the Mortgage Loan Documents in its possession pursuant to Applicable Requirements and maintain a record of its handling of such documents and files. Any Mortgage Loan Documents that are in the possession of the Subservicer shall be held in secure and fireproof facilities or storage areas in accordance with customary standards for the custody of similar documents and Applicable Requirements. The Subservicer shall allow the Owner/Servicer, its Affiliates and its agents to conduct such audits, from time to time, to confirm the Subservicer’s recordkeeping, storage and security practices with respect to such files and documents, it being understood that Owner/Servicer and its Affiliates shall coordinate with each other with respect to such audits and any such audits conducted under this Agreement, the NRM Agency Subservicing Agreement and the NRZ Servicing/Subservicing Agreements. The Subservicer shall only release Mortgage Servicing Files and Mortgage Loan Documents in its possession pursuant to this Agreement and Applicable Requirements. Notwithstanding the foregoing sentence, in connection with an examination or any request by any Investor or Governmental Authority, the Subservicer shall use all commercially reasonable efforts to release any requested Mortgage Servicing Files and/or Mortgage Loan Documents in its possession pursuant to this Agreement and Applicable Requirements and shall deliver any such documents within the time frame set forth by such Investor or Governmental Authority. Any documents or files that are released by the Subservicer shall be properly tracked and pursued to the extent such documents or files are not returned to the Subservicer or to the Custodian. The Subservicer shall provide the Owner/Servicer with information related to documents or files that have been released by the Subservicer promptly upon request. The Subservicer shall cooperate in good faith with the Owner/Servicer in connection with clearing any document exceptions with respect to such releases, consistent with Applicable Requirements.
(b)With respect to Mortgage Loans and/or REO Properties for which the Owner/Servicer is the sole Investor, the Subservicer shall service such Mortgage Loans and REO Properties in accordance with the terms of the applicable Servicing Agreement with respect to which such Mortgage Loans were previously serviced; provided, however, that (i) the Subservicer shall, on each Business Day remit to the Owner/Servicer all collections received by the Subservicer two (2) Business Days prior to such Business Day, on an “actual/actual” basis, (ii) the parties may agree in writing to provide for servicing provisions different from the terms of the applicable Servicing Agreement, pursuant to the process set forth in Section 2.3.
(c)To the extent any servicing provision in this Agreement is inconsistent with the applicable Servicing Agreement, the Subservicer shall promptly, upon obtaining knowledge of a specific event, occurrence or condition leading Subservicer to make such determination, notify the Owner/Servicer of such inconsistency and address such inconsistency in accordance with the procedures set forth in Section 2.3(c).
(d)Where applicable, the Subservicer will comply with the National Housing Act, as amended, and with the Servicemembers Civil Relief Act of 2003, as amended, and with all rules and regulations issued under each of those statutes.

(e)The Subservicer shall maintain its current internal quality control program that reviews, on a regular basis, its compliance with and conformity to all Applicable Requirements (including all applicable regulations, rules, directives and published guidance of the CFPB, as such may be amended, modified or supplemented from time to time) to which the Subservicer and the Corporate Parent is subject. The quality control program shall include (i) evaluating and monitoring the overall quality of the Subservicer’s loan servicing and origination activities, including collection call programs, in accordance with industry standards and this Agreement and (ii) tests of business process controls and loan level samples. Subject to Section 10.17, the Subservicer shall provide to the Owner/Servicer reports related to such quality control program as set forth on Exhibit Q. The Subservicer shall provide the Owner/Servicer with a copy of its quality control program on or prior to the Effective Date, and shall provide or make available the quality control program in accordance with Exhibit Q. The Subservicer shall provide the Owner/Servicer with notice of any material modifications to the quality control program as promptly as possible and in any event not later than within one calendar month following the implementation of such material modification. In the event of a material modification to the quality control program, the Owner/Servicer shall have the option to perform a due diligence review of the revised quality control program on reasonable notice to the Subservicer and the Subservicer shall cooperate with due diligence requests from the Owner/Servicer. The Owner/Servicer and Subservicer agree that any report or notices delivered to any NRZ O/S Entity pursuant to Section 2.2(e) of any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement shall be deemed to have been delivered hereunder.
Section 2.3. Procedures, Owner/Servicer Change Requests and Servicing Cost Increase
(a)The Subservicer shall maintain Servicing Procedures that are consistent with and satisfy Applicable Requirements. The Subservicer shall provide such Servicing Procedures, including with respect to its charge-off policy, at the timing set forth in Exhibit E-1 and in the format set forth on Exhibit Q, and Owner/Servicer acknowledges that the Servicing Procedures constitute Subservicer’s confidential and proprietary information.
(b)Except with respect to non-significant changes as mutually agreed upon by the parties, if, following the date of this Agreement, Owner/Servicer shall propose to modify (i) the Servicing Procedures (“SP Modifications”), the Advance Policy (“AP Modifications”), (ii) reports, or (iii) otherwise alter, amend or supplement the servicing activities or if Owner/Servicer becomes subject to such judicial or administrative judgment, order, stipulation, directive, consent decree, award, writ or injunction after the date of this Agreement that would modify the servicing or Subservicing of the Mortgage Loans hereunder (any such modification being herein referred to as a “Change Request”), the Owner/Servicer shall provide written notice of each such proposed Change Request to the Subservicer by providing (i) a specimen of each procedure proposed to be amended, supplemented or introduced, in the form in which it is proposed to be amended, supplemented or introduced; and/or (ii) a written description of each proposed amendment, supplement or other alteration to the Servicing Procedures, which description shall in each case be sufficiently clear, comprehensive and detailed to provide a reasonable basis for the Subservicer to adequately assess the Change Request.
(c)[***]
(d)To the extent such Change Requests or Subservicer’s compliance with Section 2.1(e), would result in the Subservicer incurring any additional out-of-pocket costs or expenses or internally allocated costs or expenses, which collectively are in excess of $[***] in connection with the implementation of such changes (and measured together with any similar Change Request delivered by any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement), the Subservicer shall provide the Owner/Servicer with a good faith estimate regarding the costs and expenses needed to implement the contemplated work on the Owner/Servicer’s behalf and reasonable supporting documentation. If such work will involve third party costs or expenses, the Subservicer shall follow Owner/Servicer’s reasonable instructions regarding the retention of such third party providers, including the terms of such retention, related requests for proposals, seeking fixed prices or caps or similar arrangements and establishing time commitments from such third parties. Any such estimate shall also include the anticipated time frame for implementation of such work. Such estimate shall also include the ongoing incremental expense of performing the work in a modified manner as described in the Change Request. If the Owner/Servicer consents to the Subservicer performing such work on its behalf, the parties will enter into a mutually acceptable agreement for implementation of such work (such agreement, a “Statement of Work”), which shall be performed by the Subservicer on a commercially-reasonable, best-efforts basis. Upon the due execution by both parties, the Statement of Work shall constitute an amendment to this Agreement without further action on the part of either party. The Subservicer shall perform the services set forth in the Statement of Work in the manner provided therein, and the Owner/Servicer shall pay for any agreed upon cost, if any, of the implementation and any additional services resulting therefrom, in each case in accordance with the terms of the Statement of Work and this Agreement in accordance with the process set forth in Section 2.3(d) of this Agreement. If the actual internally allocated costs and expenses are greater than the estimated amount, (i) the Owner/Servicer shall not be liable for any amounts in excess of such invoiced amount and (ii) the Subservicer shall perform all such contemplated work within the agreed upon timeframe. Subject to Owner/Servicer’s approval of the terms of retention of the applicable third parties in accordance with this Section 2.3(d), if the actual out-of-pocket costs and expenses are greater than the estimated amount, the Owner/Servicer shall reimburse the Subservicer for all such amounts. Subservicer shall regularly communicate with Owner/Servicer regarding the status of performance of any Statement of Work hereunder, including with respect to any actual or expected delays or cost overruns. Owner/Servicer agrees that to the extent any NRZ O/S Entity and Subservicer are contemplating or implementing a similar Change Request under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, Owner/Servicer shall coordinate with such NRZ O/S Entity on a single set of estimates, instructions, reporting, processes and Statements of Work. For the avoidance of doubt, the parties understand and agree that a Statement of Work shall not be required to implement (i) the services already enumerated or contemplated under this

Agreement (other than the services contemplated by this Section 2.3 or any other services or activities in this Agreement that are expressly subject to the Statement of Work process set forth in this Section 2.3) or (ii) other services or projects previously commenced by the Subservicer on behalf of the Owner/Servicer.
(e)If any legal, regulatory or governmental policy enactment, amendment, reform or similar matter or matters applicable to non-bank servicers generally, individually or in the aggregate, have or are reasonably expected to have, caused an increase or decrease in the Subservicer’s cost to service the Mortgage Loans by more than [***], then the Subservicer or the Owner/Servicer, respectively, may give written notice (“Change Notice”) to the other party of such changed matter or matters. In the event of such Change Notice, the parties agree to review and discuss in good faith the Subservicer Economics and any other fees paid by Owner/Servicer, the performance standards and/or the services to be performed under this Agreement in order to reflect such change in Subservicer’s cost to deliver the services under this Agreement in compliance with, or to otherwise address any effect on the economics of the transaction from, any such event or occurrence described above.
(f)Approval Process. Any Approved Party, Substitute Vendor, backup servicer [***] shall be subjected to Subservicer’s usual and customary vendor onboarding process (consistent with its practices prior to the Original Closing Date or improvements that Subservicer makes to such process on a platform-wide basis). Following such onboarding process, if Subservicer identifies that such Person has material deficiencies or would be reasonably likely to violate Applicable Requirements, in each case consistent with Subservicer’s practices prior to the Original Closing Date or improvements that Subservicer makes to such process on a platform-wide basis, Subservicer shall notify Owner/Servicer in writing and shall provide the basis for determining that such Person has material deficiencies and/or would be reasonably likely to violate Applicable Requirements. [***]
(g)In addition to the Owner/Servicer’s indemnification obligations set forth in Section 8.3, the Owner/Servicer shall indemnify and hold the Subservicer harmless against any and all Losses resulting from or arising out of [***]. For purposes of this Section 2.3(g), a “Directed Provider” shall be any Approved Party, Substitute Vendor, backup servicer [***] proposed by the Owner/Servicer in accordance with the terms of this Agreement and onboarded in accordance with and subject to Section 2.3(f). For the avoidance of doubt, Subservicer’s interaction and/or cooperation with any Directed Provider shall not constitute an endorsement, evaluation or view of or by the Subservicer as to whether any agreement between Owner/Servicer and any Directed Provider complies with Applicable Requirements.
Section 2.4. Engagement of Contractors.
At any time prior to the date New Penn Financial, LLC d/b/a Shellpoint Mortgage Servicing is terminated as Owner/Servicer:

(a)Exhibit I-1 will set forth the following lists (in a format reasonably acceptable to the Owner/Servicer): (i) Vendors (excluding Off-shore Vendors) that the Subservicer engages to perform under this Agreement and to which the Subservicer has assigned a tier 1 or tier 2 risk tier rating, a summary of the related activities performed by each such Vendor and the applicable risk tier the Subservicer has assigned such Vendor,
(ii) Off-shore Vendors that the Subservicer engages to perform under this Agreement to which the Subservicer has assigned a tier 1 or tier 2 risk tier rating, a summary of the related activities performed by each such Off-shore Vendor and the applicable risk tier the Subservicer has assigned such Off-shore Vendor, and (iii) Default Firms engaged by the Subservicer for foreclosures and bankruptcies only (collectively, the “Critical Vendors”), in each case, to the extent such Critical Vendor is performing any activity relevant to any Mortgage Loan. All Default Firms shall be deemed to have a tier 1 risk tier rating for purposes of this Agreement.
(b)From time to time, the Subservicer may engage other Vendors in addition to those appearing on Exhibit I-1 to provide services to the Subservicer that are related to the Mortgage Loans. The Subservicer shall not engage any Vendors or Default Firms to provide services with respect to any Mortgage Loan if such Vendor or Default Firm is on any of the (i) Freddie Mac Exclusionary List, (ii) Specifically Designated Nationals and Blocked Persons List published by OFAC, (iii) Suspended Counterparty Program list published by FHFA, or (iv) Subservicer’s internal exclusionary list, and shall promptly (x) notify Owner/Servicer if any such Vendor or Default Firm becomes subject to any such exclusionary list, and (y) replace any such Vendor or Default Firm. In the event any such additional Critical Vendor is identified by the Owner/Servicer as having been deficient in the reasonable judgment of the Owner/Servicer, the Owner/Servicer shall notify the Subservicer with its concerns of such Critical Vendor. The Subservicer shall notify the Owner/Servicer of additional Critical Vendors at the timing set forth in Exhibit E-1. The Subservicer shall promptly respond to the Owner/Servicer and the parties hereto shall cooperate in good faith to resolve the Owner/Servicer’s concerns and/or findings relating to Critical Vendors, including but not limited to determining if such deficiencies can be corrected or to replace Critical Vendors, as applicable, with another Vendor or Default Firm, as applicable, mutually acceptable to the parties and in accordance with Applicable Requirements. In addition, the Subservicer shall promptly notify the Owner/Servicer of any material deficiencies with respect to any Vendor and/or Default Firm used by the Subservicer with respect to any Mortgage Loan. To the extent that the same Vendor or Default Firm is being utilized under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, Owner/Servicer will coordinate with the related NRZ O/S Entity regarding all inquiries, notices and determinations with respect to such Vendor or Default Firm.
(c)With respect to any Vendor that performs any Mortgagor-facing activity, Owner/Servicer-facing activity and/or Investor-facing activity, the Subservicer shall routinely, in accordance with Applicable Requirements, (i) examine and audit the books, records, and/or other information of any such Vendor and (ii) monitor the activities of such Vendor (including but not limited to reviewing call transcripts and listening to audio-recordings of calls to Mortgagors). The Subservicer shall promptly deliver to the Owner/Servicer at least ninety (90) calendar days (or if a shorter period of time is necessary for

Subservicer’s ongoing business continuity purposes, not later than the date the potential vendor enters into Subservicer’s input process) advance written notice of any Off-shore Vendors that the Subservicer intends to cause to perform any Mortgagor-facing activity, Owner/Servicer-facing activity and/or Investor-facing activity, it being understood that Subservicer may combine such notice with any similar notice(s) delivered to any NRZ O/S Entity in connection with the utilization of such Off-shore Vendors in connection with the related NRZ Servicing/Subservicing Agreement(s) or the NRM Agency Subservicing Agreement.
(d)All foreclosure attorneys, bankruptcy attorneys and eviction attorneys (collectively, “Default Firms”) and all Vendors to be used in connection with the servicing and administration of the Mortgage Loans and REO Properties shall (i) be engaged in accordance with Applicable Requirements and (ii) have any and all qualifications, licenses and/or approvals necessary to perform their respective services in this Agreement in accordance with Applicable Requirements. The Subservicer shall (x) review on at least an annual basis that each Default Firm providing foreclosure or bankruptcy services that its attorneys are licensed to practice in the relevant jurisdiction and are in good standing in the relevant jurisdictions and bars, (y) provide an annual certification to the Owner/Servicer to the matters in clause (x) of this Section 2.4(d) (by the Subservicer or each Default Firm) and shall state each Default Firm meets Agency requirements and Applicable Requirements, and
(z) provide the Owner/Servicer with copies of such evidence available to the Subservicer upon reasonable request of the Owner/Servicer, it being understood that any certifications or other materials provided by Subservicer to an NRZ O/S Entity pursuant to Section 2.4(d) of any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement shall be deemed to have been delivered to Owner/Servicer hereunder. Within thirty (30) days of the Effective Date, the Subservicer shall (i) provide a report to the Owner/Servicer identifying any Default Firm which received an “objection” or other similar classification from any Agency to the extent the Subservicer submitted such Default Firm to an Agency for servicing Agency loans in the Subservicer’s servicing portfolio, it being understood that to the extent such report have been made available to any NRZ O/S Entity pursuant to Section 2.4(d) of the any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such reports shall be deemed to have been made available hereunder and (ii) shall cooperate with Owner/Servicer to evaluate what steps, if any, should be taken as a result of such objection.
(e)Other than with respect to any Vendors performing REO Disposition Services, (i) the Subservicer shall cause any Vendors, Off-shore Vendors and/or Default Firms hired by the Subservicer to perform its duties and service the Mortgage Loans in compliance with Applicable Requirements and (ii) the use of any Vendor, Off- shore Vendor or Default Firm by the Subservicer shall not relieve the Subservicer of its obligations under this Agreement or any related remedies under this Agreement. Any such Vendor, Off-shore Vendor, and/or Default Firms engaged by the Subservicer shall be engaged on a commercially reasonable, arm’s length basis and at competitive rates of compensation consistent with Applicable Requirements.

(f)The Subservicer shall oversee all Vendors, Off-shore Vendors and Default Firms in accordance with the Vendor Oversight Guidance and its third-party management policy, and require that all Vendors, Off-shore Vendors and Default Firms on the Vendor List maintain and provide policies and procedures applicable to the services provided in a manner consistent with all Applicable Requirements, the Vendor Oversight Guidance and the servicing standards under this Agreement. Solely as it relates to a violation or non-compliance with Applicable Requirements by a Vendor that materially and adversely affects any Mortgage Loan or the related Servicing Rights, within twenty-one (21) Business Days of confirmation of the violation or non-compliance with Applicable Requirements, (i) the Subservicer shall provide to the Owner/Servicer notice of such violations or such non-compliance with Applicable Requirements of which the Subservicer has knowledge by any Vendor, Off- shore Vendor and/or Default Firm under the Vendor Oversight Guidance, the Subservicer’s third-party management policy and/or Applicable Requirements, (ii) the Subservicer agrees to cooperate with the Owner/Servicer to remedy such non-compliance and to maintain regular communication with the Owner/Servicer regarding the progress of any remediation efforts, (iii) the Subservicer shall provide to the Owner/Servicer a summary and action-plan by the Subservicer detailing how such violation(s) or non-compliance will be remediated, (iv) to the extent permitted under the applicable Vendor contract or consented to by such Vendor, the Owner/Servicer may directly participate in cooperation with the Subservicer in any of the material activities described in this paragraph, and (v) the Subservicer shall provide to the Owner/Servicer, if applicable, a request in writing for an extension of the twenty-one (21) Business Day period. To the extent that any violation or non- compliance with Applicable Requirements by a Vendor relates to any Mortgage Loans being subserviced under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, all notices by Subservicer, and all cooperation efforts, summaries, action plans and permitted extensions shall be done in coordination with such NRZ O/S Entity and those activities contemplated in Section 2.4(f) of such NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement. The Subservicer shall provide the Owner/Servicer with the Subservicer’s then current third-party management policy or policies at the timing set forth in Exhibit E-1 in an acceptable searchable electronic format that allows for comparison of the current policies against the policies from the prior period and shall provide the Owner/Servicer with immediate written notice following the implementation of a material change to any such policy or policies, it being understood that to the extent Subservicer provides such policies to any NRZ O/S Entity pursuant to Section 2.4(f) of any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such policies shall be deemed to have been delivered hereunder.

(g)The Subservicer shall conduct periodic reviews of the Vendors, Off-shore Vendors and Default Firms that the Subservicer engages to perform under this Agreement in accordance with its third-party management policy and Vendor Oversight Guidance to confirm compliance, timeliness and completeness with respect to the terms of this Agreement and Applicable Requirements and that the Vendors, Off-shore Vendors and Default Firms are not subject to litigation or other enforcement actions that could have a material effect on such Vendor’s, Off- shore Vendor’s and/or Default Firm’s financial viability or reputation.

At the timing set forth in Exhibit E-1, the Subservicer shall provide to the Owner/Servicer the results of all periodic reviews concluded by or on behalf of the Subservicer during the prior three (3) month period for any Critical Vendor in a manner consistent with Exhibit Q, which shall be in the form of performance scorecards, risk rating and risk-tier assignment system, in each case, in a format reasonably acceptable to the Owner/Servicer. During each such quarterly update, the Subservicer shall notify the Owner/Servicer of any changes to the Subservicer’s scorecard, risk-rating, or risk-tiering methodology, to the extent such information is available or obtainable for each Vendor, Off-shore Vendor and Default Firm. To the extent that Subservicer provides such quarterly reviews or notices to any NRZ O/S Entity pursuant to Section 2.4(g) of any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such reviews and notices shall be deemed to have been delivered hereunder.
(h)In accordance with the terms and conditions of the Subservicer’s agreement with the applicable Vendor, Off-shore Vendor and/or Default Firm, the Subservicer shall satisfy in a timely manner its financial obligations to the Vendors, Off-shore Vendors and Default Firms providing services with respect to this Agreement. The Subservicer shall maintain appropriate controls to ensure that (i) compensation paid to the Vendors, Off-shore Vendors and Default Firms on the Vendor List providing foreclosure services with respect to the Mortgage Loans is based on a method that is consistent with Applicable Requirements and considers the accuracy, completeness and legal compliance of foreclosure filings and (ii) that such services are provided only as frequently as reasonably necessary in light of the circumstances, and, in the case of both (i) and (ii) above, is not based solely on increased foreclosure volume or meeting processing timelines.
(i)The Subservicer shall maintain a third-party risk management program to monitor the Vendors, Off- shore Vendors and Default Firms. This program will include evaluating Default Firms used by the Subservicer for compliance with Applicable Requirements, including verification of all documents filed or otherwise utilized by such firms in any foreclosure or bankruptcy proceeding or other foreclosure-related litigation and that all compensation arrangements with such Default Firms are consistent with this Agreement and Applicable Requirements.
(j)Subject to Section 10.17, if reasonably necessary for the Owner/Servicer to comply with the requirements of any Governmental Authority that exercises authority over the Owner/Servicer, the Subservicer shall, at the request of the Owner/Servicer, make available to the Owner/Servicer copies of any contracts electronically through an electronic portal, ftp site, or otherwise, by or with any Vendors, Off-shore Vendors and/or Default Firms on the Vendor List and any reports, audits, evaluations, reviews or assessments with respect to such contractors, it being understood that to the extent such contracts have been made available to any NRZ O/S Entity pursuant to Section 2.4(j) of any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such contracts shall be deemed to have been made available hereunder. Subject to Section 10.17, in the event the Subservicer is not able to make available copies contracts, reports, evaluations, reviews or assessments with respect to any Vendors, Off-shore Vendors or Default Firms that are required to be made available to the Owner/Servicer under this Section 2.4 or are otherwise reasonably requested by the Owner/Servicer in order for it to comply with Applicable Requirements because such materials are subject to confidentiality or other non-disclosure restrictions that would prevent disclosing such materials, (i) the Subservicer shall make reasonable efforts to obtain consent to disclosure from the related Vendors, Off-shore Vendors or Default Firms, with the understanding that pricing or other confidential business terms may be redacted and (ii) the Subservicer shall provide the Owner/Servicer with such relevant information or summaries with respect to the related matter that would not be prohibited.
(k)Upon Owner/Servicer’s request, to the extent Substitute Vendor is reasonably acceptable to Subservicer, the Subservicer shall reasonably cooperate with Substitute Vendor as contractually engaged by Owner/Servicer [***].
(l)[***]
Section 2.5. Establishment and Maintenance of Custodial and Escrow Accounts.

(a)Pending disbursement, the Subservicer shall segregate and deposit Custodial Funds and Escrow Payments collected in one or more Custodial Accounts or Escrow Accounts, as applicable. The Subservicer at the direction of the Owner/Servicer, or the Owner/Servicer itself, shall establish such Custodial Accounts and Escrow Accounts at a Qualified Depository provided that in each case, such accounts shall be owned by the Owner/Servicer. Such Custodial Accounts and Escrow Accounts shall be established for each Investor in such manner as to show the custodial nature thereof, and so that each Investor and each separate Mortgagor whose funds have been deposited into such account or accounts will be individually insured under the rules of the FDIC. The Subservicer’s records shall show the respective interest of each Investor and each Mortgagor in all such Custodial Accounts and Escrow Accounts. All Custodial Accounts and Escrow Accounts shall be maintained at the applicable insured financial institution in the name of Owner/Servicer as “trustee” for the Owner/Servicer and/or Investors and/or Mortgagors, with reference to the Subservicer as servicer for Owner/Servicer, except as may otherwise be required by Applicable Requirements. To the extent any Custodial Accounts and/or Escrow Accounts are prohibited (or otherwise not permitted) by Applicable Requirements to be in the name of Owner/Servicer, the Subservicer shall identify such accounts to the Owner/Servicer (i) on or before the date hereof and (ii) from time to time following the request of the Owner/Servicer.
(b)Amounts on deposit in the Custodial Accounts may at the option of the Owner/Servicer be invested in accordance with Applicable Requirements. Any such investment shall mature no later than one day prior to the Remittance Date in each month; provided, however, that if such investment is an obligation of a Qualified Depository that maintains the Custodial Account, then such investment must mature on the related Remittance Date. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account, by the Owner/Servicer out of its own funds prior to the subsequent Remittance Date.

(c)The Owner/Servicer shall not withdraw any funds from the Custodial Accounts or Escrow Accounts except to pay itself any Float Benefit pursuant to Section 4.1.
(d)All suspense, clearing and disbursement accounts in which funds relating to the Mortgage Loans and REO Properties are deposited shall be established and owned by the Subservicer with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder.
(e)The Subservicer shall have full access rights to the Custodial Accounts and Escrow Accounts for the purposes of performing its duties as described in this Agreement. Owner/Servicer shall ensure that Subservicer is provided with on-line access to the Custodial Accounts and Escrow Accounts and bank statements, subject to the terms of the account agreement with the applicable bank that may permit such bank to suspend or cease to provide such access; provided that if any such bank ceases to provide such online access, the Owner/Servicer shall use commercially reasonable efforts to move the affected accounts to a banking institution that will provide such access as soon as reasonably practicable, subject to Section 2.5(f). Subservicer shall notify Owner/Servicer of each individual with access rights to access any of the Custodial Accounts or Escrow Accounts and of any such individual that either ceases to be employed by the Subservicer or ceases performing functions that require such access, in each case not later than three (3) Business Days following the date on which such individual ceases employment or ceases performing such functions; provided, that Subservicer shall cause at least two (2) individuals to have access rights to such Custodial Accounts or Escrow Accounts at all times other than the three
(3) Business Days following the date on which such individual ceases employment or ceases performing such functions.
(f)The Owner/Servicer may at its sole cost and expense, change Qualified Depositories by providing to the Subservicer thirty (30) days prior written notice for up to 100 accounts and sixty (60) days prior written notice for all accounts. The Subservicer shall cooperate with the Owner/Servicer to effectuate any such changes.
Section 2.6. Other Services.
Subject to Applicable Requirements, the Subservicer shall be responsible for further safeguarding the applicable Investor’s interest in each Mortgaged Property as follows:
(a)Each party shall identify a relationship manager with respect to the Mortgage Loans, who shall serve as the principal point of contact for the other party for purposes of answering questions with respect to the Subservicing pursuant to this Agreement, it being understood that, to the extent that either party has identified a relationship manager under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such person shall also serve as the relationship manager and point of contact for such party hereunder. Each party will provide prompt notice to the relationship manager of the other party if a change occurs with the relationship manager;
(b)Subject to Section 10.17, the Subservicer shall (i) notify the Owner/Servicer as promptly as possible, and in no event later than ten (10) Business Days from the

Subservicer’s or the Corporate Parent’s receipt from any Insurer (as determined by the login information pursuant to Subservicer’s intake procedures), Investor or Governmental Authority of any written notice or inquiry relating to an alleged violation or non-compliance of Applicable Requirements with respect to any Mortgage Loans that would reasonably be expected to result in a sanction, fee or other liability to the Owner/Servicer (including, but not limited to, termination under the applicable Servicing Agreement(s)), the Corporate Parent or otherwise materially adversely affect the Owner/Servicer or the Subservicer’s ability to perform its obligations under this Agreement, including, but not limited to, any allegations of discrimination by the Subservicer or the Corporate Parent and any civil investigative demand or request for information, and shall promptly provide a copy of any such notice, allegation, demand or inquiry to the Owner/Servicer, it being understood that to the extent such a notice is delivered to any NRZ O/S Entity pursuant to Section 2.6(b) of the related NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such notice shall be deemed to have been delivered hereunder, and (ii) cooperate fully with the Owner/Servicer to respond promptly and completely to any such allegations or inquiries and similarly to any such allegations or inquiries received by the Owner/Servicer, it being understood that Owner/Servicer shall coordinate with the relevant NRZ O/S Entities to the extent similar responses are required under any NRZ Servicing/Subservicing Agreement(s) or the NRM Agency Subservicing Agreement. Subject to Section 10.17, the Subservicer shall notify the Owner/Servicer as promptly as possible, and in no event later than ten (10) Business Days of learning (as determined by the login information pursuant to Subservicer’s intake procedures) that an investigation of the Corporate Parent or the Subservicer’s servicing practices by any Governmental Authority has determined that material deficiencies in servicing performance or a material violation or non-compliance of Applicable Requirements has occurred; provided, however, that the Subservicer shall provide prompt notice but in no event later than ten (10) Business Days to the Owner/Servicer if (i) the Subservicer reasonably believes that a Governmental Authority is reasonably likely to suspend, revoke or limit any license or approval necessary for the Subservicer to service the Mortgage Loans in accordance with the terms of this Agreement, (ii) any notice from Fannie Mae, Freddie Mac or HUD regarding the termination or potential termination of the Subservicer as an eligible servicer for Fannie Mae, Freddie Mac or HUD, as applicable, (iii) any downgrade or actual notice of any anticipated downgrade of the Subservicer’s servicer ratings, if any, with any Rating Agency or (iv) a special investigation or non-routine exam of the Subservicer or the Corporate Parent commenced by a Governmental Authority is reasonably likely to result in a Material Adverse Effect with respect to the Servicing Rights, it being understood that to the extent such a notice is delivered to an NRZ O/S Entity pursuant to Section 2.6(b) of an NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such notice shall be deemed to have been delivered hereunder. The Subservicer shall then periodically, as often as the Owner/Servicer may reasonably request, confer with the Owner/Servicer to advise the Owner/Servicer of the status of any such investigation, it being understood that Owner/Servicer shall coordinate with the relevant NRZ O/S Entities to the extent applicable on all such requests. In addition, subject to Section 10.17, within ten (10) Business Days of the Subservicer’s or the Corporate Parent’s receipt (as determined by the login information pursuant to Subservicer’s or Corporate Parent’s intake procedures, as applicable), the

Subservicer shall deliver to the Owner/Servicer (x) any reports and/or findings with respect to such investigation relating to any material deficiencies in servicing performance or material violations or non-compliance with Applicable Requirements and (y) any consent decree terms and/or any proposed consent decree terms in connection with any investigation or settlement negotiations of the Corporate Parent or the Subservicer’s servicing practices by any Governmental Authority that would materially affect the servicing activities hereunder or that would result in a Material Adverse Effect with respect to the Servicing Rights or the Owner/Servicer, it being understood that any such reports, findings, consent decrees and/or proposed consent terms delivered by any NRZ O/S Entity pursuant to Section 2.6(b) of any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement shall be deemed to have been delivered hereunder. In the event the Subservicer is prohibited under applicable rules of privilege and confidentiality based upon the express advice of counsel from providing specific information or documentation under this Section 2.6, the Subservicer shall provide (and to the extent prohibited, the Subservicer shall provide to the maximum extent possible the information that is not prohibited from being disclosed) the Owner/Servicer with such relevant information or summaries with respect to the related matter that would not be prohibited under such rules, it being understood that to the extent Subservicer has provided such information to any NRZ O/S Entity pursuant to any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such information shall be deemed to have been provided hereunder. Any report made pursuant to this Section 2.6 related to regulatory investigation or other regulatory contact with the Subservicer and/or Corporate Parent, shall be at the timing set forth in Exhibit E-1 and in the format set forth in the related Formatted Servicing Report;
(c)The Subservicer shall maintain a log of all “qualified written requests” (as such term is used in the Real Estate Settlement Procedures Act) relating to the Mortgage Loans and a log of all escalated telephone complaints related to the Mortgage Loans. The Subservicer shall (i) provide copies of such logs the following month no later than the Reporting Date (or promptly upon the request by the Owner/Servicer) and (ii) make copies of any correspondence or documentation relating to any items included in such logs available electronically or on the Subservicer’s systems for access to data and reports. The Subservicer shall provide basic complaint reporting and an Escalated Complaint Case Data Report, at the timing set forth in Exhibit E-1 and in the format set forth in the related Formatted Servicing Report, respectively, and a Notice of Error and Request for Information Report, in each case, at the timing set forth in Exhibit E and in the format set forth in the related Formatted Servicing Report. For the purpose of this Section 2.6(c), the Subservicer may provide combined reports and other materials concerning the Mortgage Loans serviced or subserviced under any NRZ Servicing/Subservicing Agreement, the NRM Agency Subservicing Agreement and the Mortgage Loans subserviced hereunder, and the delivery of such combined reports and materials to any NRZ O/S Entity shall be deemed to constitute delivery hereunder. The Subservicer shall handle all complaints received by the Subservicer in accordance with Applicable Requirements, and shall:
(i)Maintain an internal procedure to provide for the management, acknowledgment, response, tracking, and reporting of written and telephonic complaints made to, or received by, the Subservicer in accordance with Applicable Requirements. The Subservicer shall provide the Owner/Servicer with a copy of such procedures and any material changes to such procedures at the timing set forth in Exhibit E-1. For the avoidance of doubt, for any purposes under this Agreement, written complaints include any complaints delivered in hard copy or in electronic form, including as obtained electronically through the CFPB or other regulatory portals.
(ii)The Subservicer shall make available promptly upon request of the Owner/Servicer with copies of a written complaint or transcripts of any telephonic complaints with respect to a Mortgage Loan (whether by or on behalf of Mortgagors or any third party), and any ongoing correspondence related thereto and the final written response to such complaint, and other reasonably related documents or information, upon request of the Owner/Servicer.
(iii)The Subservicer also shall include in its complaint monitoring, handling, and response activities any complaints and requests regarding the services provided by the Subservicer hereunder initially received by the Owner/Servicer and forwarded to the Subservicer for review and response.
(d)The Subservicer shall keep accessible and retrievable, and shall transmit or make available to the Owner/Servicer upon request, copies of all records relating to the Subservicing, including records related to foreclosure that the Subservicer has produced, or has received from a prior subservicer; and
(e)Subject to Section 10.17, the Subservicer shall maintain policies and procedures designed to comply with all MERS requirements and shall be a member of MERS in good standing throughout the duration of this Agreement. At the timing set forth in Exhibit E-1, the Subservicer shall provide such policies and procedures in accordance with Exhibit Q, it being understood that to the extent such policies and procedures are provided to any NRZ O/S Entity in accordance with any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such policies and procedures shall be deemed to have been delivered hereunder. The Subservicer agrees to cooperate in good faith in addressing any questions or concerns of the Owner/Servicer regarding any material modification to such policies. The Subservicer shall cooperate with any audit by the Owner/Servicer with respect to any Mortgage Loan registered with MERS and compliance with the MERS requirements, including providing access to any relevant documentation or information in connection therewith, it being understood that Owner/Servicer shall coordinate with each NRZ O/S Entity regarding such audits, to the extent applicable.
Section 2.7. Service Level Agreements.
(a)The Subservicer shall comply with the Service Level Agreements (“SLAs”) as set forth from time to time on Exhibit F, or as modified pursuant to this Section 2.7; provided, however, that the Subservicer will not be responsible for delays, errors or omissions caused by the Owner/Servicer or any NRZ O/S Entity or any verifiable factors outside of the Subservicer’s control.
(b)No later than the applicable reporting schedule or deadline as set forth in any SLA, the Subservicer shall provide to the Owner/Servicer a report that sets forth the Subservicer’s actual results with respect to such SLA for the applicable prior reporting period. In the event the Subservicer fails to comply with any SLA for a particular reporting period, the Subservicer shall provide to the Owner/Servicer in either the same reporting period or the immediately subsequent reporting period an explanation in writing of the reasons for failing to comply with each SLA and the proposed actions that the Subservicer shall undertake to address such failure. To the extent that Subservicer provides such reports and/or explanations to any NRZ O/S Entity pursuant to any NRZ Servicing/Subservicing Agreement, such reports and/or explanations shall be deemed to have been provided hereunder. The Owner/Servicer and the Subservicer shall cooperate in good faith to resolve any questions or issues regarding the SLAs and the Subservicer’s performance with respect to such SLAs and Owner/Servicer shall coordinate with each NRZ O/S Entity regarding any such issues to the extent applicable under the related NRZ Servicing/Subservicing Agreement.
(c)At either party’s request, the Owner/Servicer and the Subservicer shall review the SLAs and any proposed modifications to the SLAs (including the related tools and methodologies for measuring or calculating compliance with such SLAs). Such modifications shall be implemented and shall become effective when such modification is acknowledged in writing and signed by both parties. The parties agree that, to the extent applicable, the Owner/Servicer and Subservicer shall use commercially reasonable efforts to reconcile any modifications to the SLAs under and as defined in the NRM PLS Subservicing Agreement and any modifications to the SLAs hereunder.
(d)The financial penalties or bonuses relating to the SLAs set forth in Exhibit F shall be included in the calculation of the Owner/Servicer Economics or Subservicer Economics, as applicable, in such other manner as agreed by the parties.
Section 2.8. Accounting, Reporting and Remittances.
Subject to Applicable Requirements, including without limitation the applicable Servicing Agreement:
(a)On the applicable Remittance Date, the Subservicer shall remit to each Investor all principal, interest and any other amounts due to such Investor by Owner/Servicer.
(b)The Subservicer shall prepare and submit all reports to Investors as required by the applicable Servicing Agreement and make such reports available concurrently to Owner/Servicer. The Subservicer shall maintain an online portal accessible to the general public, to which it will post publically available data within the timeframes and containing the information, in each case, consistent with its practices prior to the Effective Date.

(c)The Subservicer shall provide the Owner/Servicer with the daily and monthly servicing reports in accordance with the timing set forth in Exhibit E-1 or otherwise required under this Agreement, it being understood that Subservicer may deliver a combined report covering Mortgage Loans serviced hereunder and Mortgage Loans subserviced under the NRM PLS Subservicing Agreement. The monthly servicing reports shall be delivered no later than the Reporting Date, unless otherwise set forth in Exhibit E-1 or agreed by the parties. Such reports shall be delivered electronically in a manner acceptable to the Owner/Servicer or made accessible to the Owner/Servicer on the Subservicer’s reporting website (as described in Section 2.11(c)) and shall be in a format substantially in the forms attached to Exhibit E-2 (each, a “Formatted Servicing Report”), as applicable, or in such other format mutually agreed by the parties. In addition, upon request, the Subservicer shall provide the Owner/Servicer with a loan-level download (in a format reasonably requested by the Owner/Servicer) of servicing system collection comments within fifteen (15) calendar days of such request for up to [***] Mortgage Loans per quarter, or such longer period of time as the parties reasonably agree for more than [***] Mortgage Loans per quarter, unless the volume of loans requires a longer time period as determined in good faith by Subservicer in which case parties shall agree upon a reasonable timeframe to provide such comments. The Subservicer also shall cooperate in good faith with the Owner/Servicer to provide any additional reports or data as may be reasonably requested from time to time, including but not limited to any Owner/Servicer Regulatory Report subject to the process set forth in Section 2.3, it being understood that to the extent such a report is delivered to an NRZ O/S Entity under an NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such report shall be deemed to have been delivered hereunder.
(d)The Subservicer shall provide the Owner/Servicer in an electronic format, with a month end collection and delinquency report set forth in the related Formatted Servicing Report identifying on a loan-level basis the status of any Delinquent Mortgage Loans, and any Loss Mitigation efforts, including, but not limited to, loan modifications and forbearances, it being understood that Subservicer may deliver a combined report covering Mortgage Loans serviced hereunder and Mortgage Loans subserviced under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement and that delivery of such report to the applicable NRZ O/S Entity in accordance with the related NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement shall be deemed to constitute delivery hereunder. Loan-level monthly reports shall be properly coded by the Subservicer to identify Mortgage Loans affected by Loss Mitigation efforts or other changes in payment terms and such reports shall reflect such pending payment terms. In the event a Governmental Authority or an Investor requests a report or delivery of data or information, the Subservicer and the Owner/Servicer shall follow the process set forth in Section 2.3.
(e)The Subservicer shall provide, at the timing set forth in Exhibit E-1, the Mortgagor Litigation Reports as set forth in the related Formatted Servicing Report summarizing current litigation, foreclosure and bankruptcy activity with respect to any of the Mortgage Loans. In addition, the Subservicer shall provide at the timing set forth in Exhibit E, a report relating to the oversight of foreclosure and bankruptcy attorneys in a form to be reasonably agreed upon by the parties. The Subservicer’s monthly reporting shall include updates regarding the status of any known litigation, including matters resolved and new matters and associated costs and expenses and upon reasonable request, the Subservicer shall promptly provide to the Owner/Servicer copies of all notices, pleadings and subpoenas regarding any such known litigation relating to a Mortgage Loan. The parties hereby agree that such report will include the following information: [***]. To the extent that any reports relating to the matters in this Section 2.8(e) are delivered by Subservicer to an NRZ O/S Entity under an NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, Subservicer may deliver combined reports covering Mortgage Loans subserviced under such NRZ Servicing/Subservicing Agreement, the NRM Agency Subservicing Agreement and under this Agreement, and delivery of such reports to such NRZ O/S Entity shall be deemed to constitute delivery of such reports hereunder. The parties agree that Subservicer may deliver a combined report with the reporting required hereunder and the reporting required to be provided to Owner/Servicer under Section 2.8(e) of the NRM PLS Subservicing Agreement. The parties may agree to additional reporting, on an as-needed basis, for specific individual litigation proceedings pursuant to Section 2.3(b). The Subservicer shall cooperate in good faith with any requests or instructions from the Owner/Servicer regarding such litigation and related proceedings, and Owner/Servicer shall coordinate with each NRZ O/S Entity to the extent such requests relate to similar requests or instructions by such NRZ O/S Entity under the related NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement.
(f)On each Business Day, no later than two (2) Business Days after receipt thereof, the Subservicer shall remit to the Owner/Servicer the applicable Owner/Servicer Economics with respect to the Mortgage Loans pursuant to Section 4.1; provided, however, the Subservicer shall promptly notify the Owner/Servicer of any disputed amounts as forth in Section 4.3 and any disputed amounts shall not be included in the calculation until resolved in a mutually acceptable fashion pursuant to Section 4.3. The Subservicer shall provide the Owner/Servicer with the Reconciliation Report (as defined in Section 4.1) to confirm and reconcile the calculation of the Owner/Servicer Economics and the Subservicer Economics each month, including the appropriate breakdown and support of the various components of the daily Owner/Servicer Economics and monthly Owner/Servicer Economics and Subservicer Economics (on a loan-by-loan basis) and reflecting all applicable fees payable to the Owner/Servicer and to the Subservicer. Unless separate reporting is requested by Owner/Servicer, Subservicer may combine any such reporting with the reporting provided to the NRZ O/S Entities under Section 2.8(f) of the NRZ Servicing/Subservicing Agreements or the NRM Agency Subservicing Agreement and delivery of such reporting under the NRZ Servicing/Subservicing Agreements or the NRM Agency Subservicing Agreement shall be deemed to constitute deliver hereunder.
(g)The Subservicer shall promptly deliver to the Owner/Servicer any notice received by the Subservicer from an Investor that instructs the Subservicer to transfer servicing of any Mortgage Loan. In the event of a conflict between the Investor instructions and instructions by the Owner/Servicer, the Owner/Servicer and the Subservicer agree to work with such Investor and each other in good faith to resolve the conflict.

(h)Except as otherwise required by Applicable Requirements, all Float Benefit shall be payable to the Owner/Servicer, which amounts shall be included in the calculation of the Owner/Servicer Economics in accordance with Section 4.1. The Owner/Servicer shall be responsible for interest payments to Mortgagors, and Subservicer shall invoice such net amount as an Owner/Servicer Expense in accordance with Section 4.1. The Owner/Servicer shall be responsible for all fees and charges associated with maintaining any Custodial Account or Escrow Account.
(i)Subject to the Subservicer’s obligations set forth in Section 2.13(d), the Owner/Servicer shall pay the amount necessary to cover any Compensating Interest, which amount will be invoiced as an Owner/Servicer Expense. Following receipt of such invoice, the Owner/Servicer shall notify the Subservicer of any disputed amounts as forth in Section 4.3 and any disputed amounts shall not be included in the calculation of Owner/Servicer Expense until resolved in a mutually acceptable fashion pursuant to Section 4.3.
(j)[Reserved.]

(k)The Subservicer shall cause an independent certified public accountant selected and employed by it to provide the Owner/Servicer not later than March 15th (or such earlier date required under the applicable Servicing Agreement) of each calendar year to furnish a statement to the effect that such firm has examined certain documents and records relating to the servicing of assets similar in nature to the Mortgage Loans and that such firm is of the opinion that the provisions of this Agreement or similar agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. The parties agree that Subservicer may combine any such accountant statement with the similar accountant statements to be provided to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, and that delivery of such combined statement shall be deemed to have been provided hereunder.
(l)In the event any items of material noncompliance with Applicable Requirements are discovered, or are specifically noted in connection with any audit or examination of the Corporate Parent or the Subservicer’s servicing of any of the Mortgage Loans, the Subservicer shall promptly address and resolve such items and report the status, findings and resolution of such items in a timely manner to the Owner/Servicer and as otherwise required under Applicable Requirements, it being understood that to the extent such reports are provided to an NRZ O/S Entity under an NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such reports shall be deemed to be provided hereunder.
(m)The Subservicer shall promptly notify the Owner/Servicer if it becomes aware of any repurchase claim against the Owner/Servicer or that would result in a Loss to Owner/Servicer by the applicable Investor with respect to any Mortgage Loan and shall cooperate with any reasonable requests of the Owner/Servicer for information with respect to such Mortgage Loan and in connection with coordinating the repurchase claim (including, but not limited to, providing copies of related collection system comments) and delivery of the applicable Mortgage Loan file and related documents to the Owner/Servicer or its designee with respect to such repurchase transaction.
Section 2.9. Delinquency Control.
The Subservicer shall, in accordance with and subject to Applicable Requirements, including without limitation the applicable Servicing Agreement:
(a)Maintain a delinquent mortgage servicing program that shall include an adequate accounting system that indicates the existence of Delinquent Mortgage Loans, a procedure that provides for sending delinquent notices, assessing late charges, and returning inadequate payments, and a procedure for the individual analysis of distressed or chronically delinquent Mortgage Loans;
(b)Maintain a collection department and an on‑line automated collection system that complies in all material respects with Applicable Requirements and the Servicing Procedures;
(c)Conduct property inspections with respect to defaulted Mortgage Loans and REO Properties in accordance with Applicable Requirements, including without limitation the terms of the applicable Servicing Agreement and the Servicing Procedures.
(d)In accordance with Applicable Requirements, administer the foreclosure or other acquisition of the Mortgaged Property relating to any Mortgage Loan in the name of the applicable Investor, process claims for any applicable insurance and until the transfer of such Mortgaged Property to the Investor or a private mortgage Insurer, if applicable, protect such property from waste and vandalism. In no event shall the Subservicer have title to a Mortgaged Property conveyed in the name of the Owner/Servicer without the Owner/Servicer’s prior written consent not to be unreasonably withheld or delayed.
(e)The Subservicer shall take appropriate measures to ensure, on an ongoing basis, the accuracy of all documents filed or otherwise utilized by the Subservicer or its Vendors, Off-shore Vendors and/or Default Firms in any judicial or non-judicial foreclosure proceeding, related bankruptcy proceeding or in other foreclosure- related litigation, including but not limited to, documentation sufficient to establish ownership of the Mortgage Loan by the related Investor or the Owner/Servicer (if the Owner/Servicer is the Investor with respect to such Mortgage Loan) and the right to foreclose at the time the foreclosure action is commenced in the name of the Investor. The Subservicer shall be required to maintain, and to cause its Vendors, Off-shore Vendors and Default Firms to maintain, current and accurate records relating to any foreclosure or related bankruptcy proceedings or related litigation, with a clear auditable trail of documentation capable of validating foreclosure that the Subservicer has produced, or has received from a prior subservicer, and shall cause its Vendors, Off-shore Vendors and Default Firms to do the same. In connection with any foreclosure proceeding, the Subservicer shall handle such foreclosure proceedings in the name of the Investor, unless otherwise set forth pursuant to the Applicable Requirements, and the Subservicer shall comply with all Applicable Requirements; provided that, in no event shall the Subservicer (i) foreclose on the related Mortgaged Property in the name of the Owner/Servicer or (ii) have title to the Mortgaged Property conveyed in the name of the Owner/Servicer, in each case, without the Owner/Servicer’s prior written consent not to be unreasonably withheld or delayed.
(f)With respect to any second lien Mortgage Loan, if the Subservicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the Superior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Subservicer shall take, whatever actions are necessary to protect the interests of the Investor consistent with Applicable Requirements; provided that such expense is treated as a reimbursable advance from the Investor.
(g)The Subservicer shall comply with the Applicable Requirements, including without limitation the applicable Servicing Agreement, and the Servicing Procedures in connection with procedures and requirements relating to Charged-off Loans and shall include in its monthly reporting to the Owner/Servicer when any such Mortgage Loans become Charged-off Loans. The parties agree that Subservicer may combine any such reporting with the reporting provided to any NRZ O/S Entity under Section 2.9(g) of any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement. Unless otherwise required under Applicable Requirements, the Subservicer shall not make any Servicing Advances or P&I Advances with respect to Charged- off Loans and shall not be entitled to any Servicing Fees or other compensation with respect to Charged-off Loans. To the extent consistent with Subservicer’s Servicing Procedures and in accordance with Section 2.4, Subservicer may utilize a Vendor for recovery collection on such Charged-off Loans.
Section 2.10. REO Properties.
(a)In the event that title to a Mortgaged Property is acquired in foreclosure, redemption, ratification or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Investor, or its designee (or as otherwise required by the applicable Servicing Agreement); provided that, in no event shall the Subservicer have title to the Mortgaged Property conveyed in the name of the Owner/Servicer without the Owner/Servicer’s prior written consent not to be unreasonably withheld or delayed.
(b)Notwithstanding anything to the contrary in this Agreement, (i) the Subservicer shall not engage any Vendor to perform any form of REO Disposition Services on any REO Property subserviced hereunder unless the Owner/Servicer has directed the Subservicer in writing to engage a Vendor to perform REO Disposition Servicers and any such Vendor shall be approved in writing by the Owner/Servicer in its sole discretion and subject to the Owner/Servicer approving the terms and conditions of the arrangement with such Vendor, provided that Subservicer’s Vendors performing REO Disposition Services and identified on Exhibit I-2 (each a “Critical REO Disposition Vendor”) shall be deemed to have been approved by Owner/Servicer until otherwise directed by Owner/Servicer, (ii) the Owner/Servicer shall engage any third party having all qualifications, licenses and/or approvals necessary to perform REO Disposition Services in accordance with the terms of this Agreement and otherwise acceptable to the Owner/Servicer (each an “Approved Party”) to perform REO Disposition Services on any REO Property subserviced hereunder; provided that the Owner/Servicer may, in its sole discretion, consult the Subservicer for its opinion regarding particular third party’s competence to perform REO Disposition Services, (iii) the Subservicer shall cooperate with such Approved Party in connection with it providing REO Disposition Services, including but not limited to, responding to inquiries regarding any REO Property and providing information and data regarding the REO Properties to the Approved Party as required by such Approved Party, (iv) the Subservicer shall (x) review any reporting and/or data provided by such Approved Party, (y) incorporate such information to Subservicer’s servicing systems and (z) report such information to the applicable Investors in accordance with the applicable Servicing Agreement, (v) the Owner/Servicer shall be entitled to any and all Downstream Ancillary Income, (vi) the Subservicer shall be responsible for any and all costs associated with terminating Critical REO Disposition Vendors, including the costs, expenses, termination fees, or other amounts payable, if any, under its existing arrangements with such Critical REO Disposition Vendors, and (vii) the Owner/Servicer shall be responsible for any and all costs and expenses incurred by the Owner/Servicer for engaging any third- party to assist the Owner/Servicer in oversight of this Agreement (except as set forth in Section 2.11(a)).
(c)To the extent the ongoing internal costs and expenses related to the Subservicer’s interaction and/or cooperation with any Approved Party materially exceeds the costs Subservicer had previously experienced with respect to REO Disposition Services (the “Internal Cost Variance”), the Owner/Servicer shall reimburse the Subservicer the documented incremental costs and incremental expenses incurred by Subservicer with respect to interaction and cooperation with any Approved Party that exceeds the Subservicer’s prior costs related thereto; provided that (i) the Subservicer shall use commercially reasonable efforts to minimize such incurred costs and expenses and (ii) the Owner/Servicer shall have no obligation to reimburse the Subservicer for any costs and expenses related to changes in Subservicer’s servicing systems, technology systems, servicing processes and/or training/re-training employees, in each case, in connection with the initial implementation and on-boarding. The Subservicer shall provide the Owner/Servicer any and all supporting documentation reasonably necessary to review the Internal Cost Variance asserted by Subservicer (supporting documentation may include invoices, reports and any other documentation or evidence which reasonably substantiates the alleged Internal Cost Variance) and the Owner/Servicer must reasonably agree with such Internal Cost Variance prior to the Owner/Servicer reimbursing the applicable incremental costs and incremental expenses as set forth above. The Owner/Servicer shall be reasonable with respect to any requests to change any Approved Party or Critical REO Disposition Vendor. In connection with the foregoing, the parties hereby agree that it would not be “reasonable” [***]; it being understood, that the limitation on the number of Approved Parties engaged pursuant to this clause ( c) by Owner/Servicer shall apply to all “Approved

Parties” engaged by any NRZ/OS Entity under any NRZ Servicing/Subservicing Agreement and the NRM Agency Subservicing Agreement. Any Approved Party shall be onboarded in accordance with and subject to the provisions in Section 2.3(f) of this Agreement.
(d)Subject to the terms of the Subservicer’s existing contracts, as soon as reasonably practicable and in no event later than ninety (90) calendar days after the date hereof, the Subservicer shall not sign any new property-level listing agreements which cannot be terminated within sixty (60) calendar days after the applicable Transfer Date.
(e)To the extent that the Owner/Servicer does not engage an Approved Party and directs the Subservicer in writing to either (i) engage a vendor to perform REO Disposition Services (which such vendor shall be approved by the Owner/Servicer in its sole discretion and subject to the Owner/Servicer approving the terms and conditions of the arrangement with such vendor) or (ii) utilize the Critical REO Disposition Vendor(s), in each case, the Subservicer shall comply with all Applicable Requirements related to the maintenance of REO Property, including without limitation all requirements set forth in the applicable Servicing Agreement. The Subservicer shall maintain on each REO Property monthly fire, hazard and, to the extent required and available under the national flood insurance program, flood insurance, all in the amounts and with such coverage as required under Applicable Requirements.
(f)In addition to the Subservicer’s indemnification obligations set forth in Section 8.2, the Subservicer hereby agrees to indemnify and hold the Owner/Servicer harmless against any and all Losses resulting from or arising out of Subservicer [***].
(g)The Owner/Servicer shall be responsible for obtaining and maintaining any liability coverage insuring the Owner/Servicer.
Section 2.11. Books and Records; Access to Facilities.

(a)Subject to Section 10.17, the Subservicer shall keep accessible and retrievable, and make available to the Owner/Servicer upon the Owner/Servicer’s reasonable request, copies of all records relating to the Subservicing of the Mortgage Loans under this Agreement, including records related to foreclosure and Loss Mitigation. The Owner/Servicer shall have the right to examine, audit or conduct diligence on the Subservicer and the Servicing Rights, Mortgage Loans; provided that the Owner/Servicer agrees to coordinate examinations, audits, reviews or diligence pursuant to this Section 2.11(a) with any examinations, audits, reviews or diligence conducted by any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement. In such reviews, the Subservicer will allow the Owner/Servicer, its Affiliates, and its Representatives (other than Representatives that are business competitors of Subservicer), during normal business hours and upon reasonable notice and provided that such review shall not unduly or unreasonably interrupt the Subservicer’s business operations, to, at any time and from time to time, access to review all of Subservicer’s origination and servicing platform, the Mortgage Files, facilities, employees, servicing files, servicing documents, servicing records, data tapes, computer records, servicing systems, and other computer and technology systems or other information pertaining to this Agreement, any Servicing Agreement, the Servicing Rights, the Mortgage Loans, P&I Advances, the Servicing Advances and the Subservicer’s general servicing practices and procedures. The Subservicer may require that any Persons performing such due diligence on behalf of the Owner/Servicer agree to the same non-disclosure and confidentiality agreements set forth in Section 10.12. In furtherance thereof, the Subservicer shall provide such information, data and materials as reasonably requested by the Owner/Servicer in furtherance of this Section 2.11; provided that Owner/Servicer agrees to coordinate any requests with any such requests made by an NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement. The Owner/Servicer shall pay its own expenses in connection with any such examination; provided further, to the extent the Owner/Servicer reasonably determines that additional diligence is necessary as a result of (x) incorrect or inaccurate information provided to Owner/Servicer by Subservicer or (y) the Subservicer’s (actual or reasonably alleged) failure to observe or perform any or all of the Subservicer’s covenants and obligations under this Agreement (including errors in judgment), in each case, the Subservicer shall reimburse the Owner/Servicer up to $500,000.00 per year for the incremental costs and expenses of conducting such additional diligence, it being understood that the maximum amount of $500,000 per year shall apply to all diligence conducted by Owner/Servicer hereunder and any diligence conducted by any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement and the NRM Agency Subservicing Agreement. With respect to any reviews under this clause (a) and under Section 2.11(a) of any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement that exceed one (1) review in any three-month period (absent an event occurring under Section 5.3), the out-of-pocket and internally allocated costs and expenses, as applicable, incurred by the Subservicer in connection with such additional review shall be at the Owner/Servicer’s expense as further set forth in Section 2.3(d). In addition, upon Owner/Servicer’s request, which request shall be made in coordination with any similar request by any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, the Subservicer shall make its chief financial officer, treasurer or other senior executive that is both authorized and sufficiently well-informed to speak to Subservicer’s financial condition, available to discuss Subservicer’s financial condition, including its current liquidity, promptly but no less than two (2) Business Days after such request.
(b)The Subservicer shall cooperate in good faith with the Owner/Servicer and it Representatives and regulators in responding to any reasonable inquiries regarding the Subservicer’s Subservicing of the Mortgage Loans and the Subservicer’s compliance with, and ability to perform its obligations under, the provisions of this Agreement and Applicable Requirements, including without limitation inquiries regarding the Subservicer’s qualifications, expertise, capacity and staffing levels, training programs, work quality and workload balance, reputation (including complaints), information security, document custody practices, business continuity and financial viability, monitoring and oversight of the Vendors, Off-shore Vendors and Default Firms as well as the current accuracy of the representations and warranties made by the Subservicer in Article VII, it being understood that Owner/Servicer shall coordinate all such requests with the requests made by any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency

Subservicing Agreement. The Subservicer shall reasonably cooperate to provide to the regulatory authorities supervising Owner/Servicer or its Affiliates and the examiners and supervisory agents of such authorities, access to the documentation required by applicable regulations of such authorities supervising Owner/Servicer or its Affiliates with respect to the Mortgage Loans. The Owner/Servicer may request, in concert with any such request under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, and the Subservicer shall cooperate with, reasonable periodic reviews of the Subservicer’s performance and competence under this Agreement to confirm timeliness, completeness, and compliance with all Applicable Requirements and the provisions of this Agreement, and to confirm that foreclosures are conducted in a manner consistent with Applicable Requirements and any regulatory orders, directives or guidance applicable to the Owner/Servicer, the Subservicer, or their Affiliates. The Subservicer shall provide the Owner/Servicer with at least ninety (90) days’ prior written notice if it intends to discontinue or change its current servicing system of record, it being understood that any such notice provided to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement shall be deemed to have been provided hereunder.
(c)The Subservicer shall provide the Owner/Servicer and its Representatives with access to its systems for access to data and reports to allow the Owner/Servicer to monitor the Mortgage Loans. Owner/Servicer shall not have any limitations on the amount of access to such systems and shall not have any limitation on “page views” or downloading therein. Through such access to systems, the Owner/Servicer shall be provided with unlimited access on demand to certain reports and data referenced in this Agreement. Such access to systems shall have targeted availability of twenty-four hours a day, three-hundred sixty-five (365) days per calendar year with a targeted uptime of ninety-eight percent (98%) per month not to include scheduled maintenance. The Subservicer shall provide the Owner/Servicer at least five (5) Business Days’ notice prior to any scheduled maintenance or other scheduled access interruption of such access to systems, it being understood that any such notice provided to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement shall be deemed to have been provided hereunder; provided that the Subservicer shall immediately notify the Owner/Servicer of any unscheduled access interruptions, it being understood that any such notice provided to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement shall be deemed to have been provided hereunder. The Subservicer shall use commercially reasonable efforts to address any access or availability issues on the same Business Day on which such issues arises. During any such unscheduled access interruptions, the Subservicer shall use commercially reasonable efforts to provide the Owner/Servicer certain reports and data in an alternative medium, it being understood that Subservicer may combine any such reporting with the reporting provided to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement and to the extent Subservicer provides such reporting to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such reporting shall be deemed to be provided hereunder. The Subservicer’s access to systems shall allow access to the following data and documents: (i) imaged Mortgage Loan Documents and Mortgage Servicing Files in Subservicer’s possession or control; (ii) imaged copies of all Mortgagor communications; (iii) records of all Mortgagor communications; (iv) imaged copies of all litigation, bankruptcy, foreclosure related filings and related documentation solely to each Mortgage Loan (for the avoidance of doubt, such imaged copies of litigation, bankruptcy and foreclosure filings and related documentation will not include those unrelated to the Mortgage Loans); (v) current commentary regarding all Mortgagor communications and all activity related to each Mortgage Loan with sufficient detail to understand the status of any issues; (vi) an identifier of the Default Firm(s) engaged relating to the Mortgage Loan, if applicable; (vii) call transcripts; (viii) call recordings (unless call recordings are otherwise electronically made available to the Owner/Servicer, (ix) insurance, including [***], if applicable, and hazard and flood insurance; (x) single point of contact; and (xi) the documents and materials described in Section 2.18(e).
(d)Subject to Section 10.17, the Subservicer shall deliver to the Owner/Servicer the results of any and all reviews or audits conducted by or obtained by the Corporate Parent, the Subservicer, its Vendors, Off-shore Vendors, Default Firms, agents or representatives (including internal and external auditors) to the extent set forth in Exhibit Q hereto, it being understood that to the extent such results or reports are delivered to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such results or reports shall be deemed to have been delivered hereunder. To the extent the Subservicer is prohibited from delivering such results to the Owner/Servicer, the Owner/Servicer and the Subservicer agree that such reporting may be conducted onsite at the Subservicer’s location, or may be accomplished via secure electronic means, to the extent such onsite or electronic diligence is otherwise permitted. The Subservicer and the Owner/Servicer acknowledge that the availability of certain information from the Subservicer’s Vendors, Off- shore Vendors, Default Firms and/or other agents and representatives is subject to the requirements and limitations of the contractual relationship between the Subservicer and that party.
(e)For critical systems relied upon by the Subservicer in connection with its obligations under this Agreement, the Subservicer shall, for each year starting the year in which the Effective Date occurs and for so long as Subservicer performs the Subservicing under this Agreement and in accordance with the delivery timing set forth in Exhibit E-1, provide (i) the Owner/Servicer with a copy of the SOC 1 Type II report applicable to the services or products (or equivalent report(s), solely to the extent Subservicer proposes such equivalent report(s) in advance to Owner/Servicer and are reasonably satisfactory to Owner/Servicer) of Subservicer’s data processing environment and internal controls related to the obligations or services under this Agreement, as well as (ii) copies of each SOC report or equivalent report(s) applicable to the services or products provided by the Critical Vendors. Each report described in clauses (i) and (ii) above must be performed by a nationally recognized independent audit firm (provided that Subservicer’s current audit firm shall be deemed acceptable) and shall be substantially consistent with the scope and form provided to New Residential Mortgage LLC in the report related to the period from October 1, 2015 to September 30, 2016, it being understood that Subservicer may combine any such reporting with the reporting provided to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement and to the extent Subservicer provides such reporting to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such reporting shall be deemed to be provided hereunder. Any requests by the Owner/Servicer to expand the scope of such reports shall be made in coordination with any such request by each NRZ O/S Entity under the related NRZ Servicing/Subservicing Agreements and the NRM Agency Subservicing Agreement and shall be subject to Section 2.3. To the extent any such SOC 1 Type II attestation (or permitted equivalent report(s)) described in clause (i) or (ii) above results in findings, the Subservicer shall make commercially reasonable efforts to remediate and respond promptly to any reasonable inquiries regarding any such findings from the Owner/Servicer and its external auditor, it being understood that the Owner/Servicer shall coordinate any such inquiries with any inquiries made in accordance with Section 2.11(e) of any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, and, to the extent applicable, any response provided by Subservicer to such inquiries under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement shall be deemed to have been provided hereunder. Subject to Section 10.17, in the event the Subservicer is prohibited from providing any of the reports or reviews required under this Section 2.11(e) to the Owner/Servicer, the Subservicer shall cooperate with the Owner/Servicer and use commercially reasonable efforts to obtain the necessary consents to provide such reports or reviews to the Owner/Servicer.
(f)The Subservicer shall promptly upon written request provide to the Owner/Servicer and any Master Servicer, or any Depositor (or any designee of the Depositor, such as an administrator) if a Master Servicer has not been identified under the applicable Servicing Agreement, a written description (in form and substance reasonably satisfactory to the Owner/Servicer) of the role and function of each Vendor utilized by the Subservicer, specifying (i) the identity of each such Vendor, (ii) which (if any) of such Vendors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Vendor identified pursuant to clause (ii) of this Section 2.11(f), it being understood that Subservicer may combine any such reporting with the reporting provided to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement and to the extent Subservicer provides such reporting to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such reporting shall be deemed to be provided hereunder. The Subservicer shall cause any Vendor determined by the Subservicer in its commercially reasonable discretion, applying substantially the same criteria in its determination as applied in the Subservicer’s 2016 Regulation AB reporting, to be “participating in the servicing function” used by the Subservicer to comply with the provisions of Section 2.11(g) of this Agreement to the same extent as if such Vendor were the Subservicer.
(g)Each calendar year, on or before five (5) Business Days prior to the earliest due date under any Servicing Agreement applicable to Subservicer in its role as Master Servicer or any Servicing Agreement applicable to Subservicer in its role as subservicer, the Subservicer shall (to the extent provided for under the applicable Servicing Agreement) with respect to each Investor:

(i)deliver to the Owner/Servicer a report regarding the Subservicer’s assessment of compliance during the immediately preceding calendar year substantially in the form of the Subservicer’s 2016 Regulation AB reports as primary servicer and master servicer (or as otherwise specified in the applicable Servicing Agreement), as required under Rules 13a-18(c) and 15d-18(c) of the Exchange Act and Item 1122(b) of Regulation AB. Such report shall be signed by an authorized officer of the Subservicer;
(ii)deliver to the Owner/Servicer a report of a nationally recognized independent audit firm that attests to, and reports on, the assessment of compliance made by the Subservicer and delivered pursuant to Section 2.11(g)(i). Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;
(iii)cause each Vendor determined by the Subservicer pursuant to Section 2.11(f) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Subservicer, an assessment of compliance and accountants’ attestation as and when provided in this Section 2.11(g), which shall be delivered with the Subservicer’s report as provided in 2.3(g)(i);
(iv)if required by the Servicing Agreement, deliver, and cause each Vendor described in Section 2.11(g) (i ii) to deliver, to the Owner/Servicer, and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a securitization transaction a certification, signed by the appropriate officer of the Subservicer, in the form set forth in the applicable Servicing Agreement; and
(v)deliver to the Owner/Servicer a statement of compliance addressed to the Owner/Servicer and such Depositor and signed by an authorized officer of the Subservicer, to the effect that (A) a review of the Subservicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement (which shall be delivered as a separate statement to the Owner/Servicer only) and any applicable Servicing Agreement during such period has been made under such officer’s supervision, and (B) to the best of such officers’ knowledge, based on such review, the Subservicer has fulfilled all of its obligations under this Agreement and any applicable Servicing Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.
The parties agree that Subservicer may combine any such reporting with the reporting provided to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement and to the extent Subservicer provides such reporting to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such reporting shall be deemed to be provided hereunder.
Section 2.12. Insurance.
The Subservicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy (collectively, the “Fidelity and Errors and Omissions Insurance”), with broad coverage on all officers, employees or other Persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity and Errors and Omissions Insurance shall be underwritten by an Insurer that has a current rating acceptable under Fannie Mae and Freddie Mac requirements and the applicable Servicing Agreement. The Fidelity and Errors and Omissions Insurance shall protect and insure the Subservicer against Losses, including forgery, theft, embezzlement, errors and omissions, negligent and fraudulent acts of such Persons. The Fidelity and Errors and Omissions Insurance shall also protect and insure the Subservicer against Losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and Applicable Requirements and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.
No provision of this Section 2.12 requiring the Fidelity and Errors and Omissions Insurance shall diminish or relieve the Subservicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity and Errors and Omissions Insurance shall be at least equal to the greater of (i) the corresponding amounts required pursuant to the Fannie Mae Guides or as otherwise waived or permitted by Fannie Mae, (ii) the corresponding amounts required by Applicable Requirements or (iii) such other amount required under the applicable Servicing Agreement. Promptly following request of the Owner/Servicer or the Investor, the Subservicer shall cause to be delivered proof of coverage of the Fidelity and Errors and Omissions Insurance. At the timing set forth in Exhibit E-1, the Subservicer will deliver or make available its then-current Fidelity and Errors and Omissions Insurance and will notify the Owner/Servicer promptly if such Fidelity and Errors and Omissions Insurance is terminated without replacement, it being understood that to the extent Subservicer delivers or makes available to any NRZ O/S Entity such proof or notifies any NRZ O/S Entity of any such termination, Subservicer shall be deemed to have provided such proof or notice to Owner/Servicer hereunder.
Section 2.13. Advances.
(a)Servicing Advances.

The Subservicer shall, from time to time during the term of this Agreement, make Servicing Advances as required under the applicable Servicing Agreement and Applicable Requirements, provided, however, that such Servicing Advances shall be made in compliance with the Advance Policy. For the avoidance of doubt, the Advance Policy, as it relates to the making of Servicing Advances, does not apply to any Servicing Advance made prior to the applicable Transfer Date.

The Subservicer shall not make any Servicing Advance unless such Servicing Advance is in compliance with the Advance Policy unless otherwise expressly directed by Owner/Servicer in writing to make such Servicing Advance in accordance with Section 2.3 of this Agreement.
The Subservicer shall not have any obligation to notify the Owner/Servicer before making any Servicing Advances that are permitted under the Advance Policy and the applicable Servicing Agreement.
The Subservicer shall provide the Owner/Servicer such loan-level detail and advance-level detail information regarding Servicing Advances made in the format and timing set forth in Exhibit E-1. On an as-needed basis, the Subservicer shall identify any outstanding Servicing Advances which the Subservicer has determined are not recoverable and the specific reason why such Servicing Advances are not recoverable and whether such Servicing Advance, if made by the Subservicer, complied with the Advance Policy. For the avoidance of doubt, the Subservicer shall make any advance necessary as required by all federal, state and local legal and regulatory requirements (including, without limitation, laws, statutes, rules, regulations and ordinances).
(b)P&I Advances.
The Subservicer shall, from time to time during the term of this Agreement, make P&I Advances as required under the applicable Servicing Agreement and Applicable Requirements, provided, however, that such P&I Advances shall be made in compliance with the Advance Policy.
The Subservicer shall not make any P&I Advance unless such P&I Advance is in compliance with the Advance Policy unless otherwise expressly directed in writing by Owner/Servicer to make such P&I Advance in accordance with Section 2.3 of this Agreement.
If the Subservicer reasonably determines that on any Remittance Date for an Investor there will not be adequate Custodial Funds in the related Custodial Account to be remitted for payment to an Investor, then the Subservicer shall provide the Owner/Servicer written notice of the amount required to be deposited in such Custodial Account pursuant to the applicable Servicing Agreement so that the Custodial Account will have funds on deposit at least equal to the amount required to be remitted to the applicable Investor. The Subservicer shall provide the Owner/Servicer and the Owner/Servicer’s lender(s) (as identified to the Subservicer by the Owner/Servicer) such written notice no later than 1:00
p.m. New York City time on the first (1st) Business Day prior to the date on which the respective Custodial Accounts are required to be funded with regard to the respective Remittance Date which notice shall contain an estimate of the P&I Advance required to be advanced by the Owner/Servicer. Subject to resolution of any obvious or manifest errors in such estimate, on such date, the Owner/Servicer shall fund (or cause to be funded) the amount set forth in the written notice provided by the Subservicer (or such lesser amount as reasonably determined by the Subservicer) via wire transfer into the applicable Custodial Account or such other aggregation account as directed by the Subservicer. To the extent the amounts that the Owner/Servicer (or its lender(s)) fund exceed the amounts required to be remitted to the applicable Investor on the applicable Remittance Date, the Subservicer shall remit such excess funds to the Owner/Servicer or lender(s), as applicable, no later than two (2) Business Days after such Remittance Date (or netted against the next Business Days’ advance reimbursements if mutually agreed by the parties).

(c)Reimbursement of Servicing Advances.
(i)The Subservicer shall cooperate with the Owner/Servicer, Owner/Servicer’s lender(s) and any Rating Agency or other third party in connection with the Owner/Servicer’s financing of any Servicing Advances.
(ii)The Subservicer shall be entitled to be reimbursed for all Servicing Advances made by the Subservicer in accordance with this Agreement on a daily basis as further described in this Section 2.13(c). Each Business Day, the Subservicer shall provide the Owner/Servicer and the Owner/Servicer’s lender(s) (as identified to the Subservicer by the Owner/Servicer) with a report as set forth on Exhibit E-1 evidencing Servicing Advances made by the Subservicer in the previous Business Day. For the avoidance of doubt, images of invoices will not be required for purposes of reimbursement pursuant to this Section 2.13(c) (ii).
(iii)Promptly upon Owner/Servicer’s lender’s receipt of the information provided pursuant to Section 2.13(c)( ii) (the “Servicing Advances Reimbursement Date”), subject to resolution of any obvious or manifest errors, the Owner/Servicer shall remit (or cause to be remitted) the amount set forth in the written invoice or other customary documentation provided by the Subservicer for all such Servicing Advances (or such lesser amount as reasonably determined by the Subservicer) via wire transfer to the Subservicer on such Servicing Advances Reimbursement Date. Notwithstanding any provision in this Agreement to the contrary, the Owner/Servicer shall not be responsible for any PMI Proceeding Advances and in no event shall the Subservicer be reimbursed by the Owner/Servicer for any PMI Proceeding Advances.
(iv)Except with respect to obvious or manifest errors, Subservicer and Owner/Servicer shall resolve any disputes regarding Servicing Advances in accordance with Section 2.13(e).
(v)Notwithstanding any provision in this Agreement to the contrary, the Subservicer shall reimburse the Owner/Servicer for any Servicing Advances (as part of the daily remittance of the Owner/Servicer Economics) made by the Subservicer and reimbursed by the Owner/Servicer in the event
(x) the applicable Investor declines to reimburse such Servicing Advance as a result of the failure of the Subservicer to service the related Mortgage Loan in accordance with Applicable Requirements or (y) it is determined that such Servicing Advance is not eligible for reimbursement under the applicable Servicing Agreement (unless such Servicing Advance is permitted to be made under the Advance Policy and in accordance with Section 2.13(a).
(d)Recovery of P&I Advances and Servicing Advances from Mortgagors.

The Subservicer shall use commercially reasonable efforts to collect and recover from the related Mortgagors, Investors, or Insurers in accordance with Applicable Requirements and the

Advance Policy, all P&I Advances, Owner/Servicer Expenses (to the extent applicable) and Servicing Advances made by the Subservicer or any prior servicer or subservicer.
The Subservicer shall withdraw funds from the Custodial Accounts to reimburse any Servicing Advances, Owner/Servicer Expenses and/or P&I Advances as soon as possible as permitted under the related Servicing Agreements and the Advance Policy; provided that, the Advance Policy shall allow for certain delays related to the protection of investment grade bonds. Any reimbursements of Servicing Advances and/or P&I Advances shall be deposited to the Subservicer’s clearing account within one (1) Business Day after its receipt thereof. The Subservicer shall then remit any such reimbursements to such account or accounts designated in writing from time to time by the Owner/Servicer (or any transferee of the rights to reimbursement therefor) no later than two (2) Business Days after such amounts are deposited into the clearing account.
To the extent any Servicing Agreement does not have provisions or otherwise contemplate the prioritization for recovery of Servicing Advances, Servicing Fees and/or P&I Advances, the Subservicer shall calculate any loss at liquidation associated with nonrecoverable advances in a manner that minimizes such loss to the Owner/Servicer (i.e., utilizing loan-level proceeds to reduce items which do not benefit from a general collections backstop before items which may be reimbursed on a pool-level basis).
The Subservicer shall cooperate in good faith with the Owner/Servicer to pursue full reimbursement of outstanding P&I Advances, Owner/Servicer Expense and Servicing Advances and shall indicate in the monthly reporting if it determines the recoverability of any such P&I Advances or Servicing Advances is at risk, it being understood that Subservicer may combine any such reporting with the reporting provided to Owner/Servicer under the NRM PLS Subservicing Agreement and delivery of such reporting under such NRZ Subservicing Agreement(s) shall be deemed to constitute delivery hereunder.
In the event a P&I Advance or a Servicing Advance is determined to be nonrecoverable under the applicable Servicing Agreement as a result of the Subservicer’s failure to comply with the Advance Policy (other than as a result of Subservicer’s compliance with the instruction of Owner/Servicer in accordance with Section 2.3), the Subservicer shall be required to reimburse the Owner/Servicer for the amount of any such advance that was funded or reimbursed by the Owner/Servicer within ten (10) Business Days following the determination that such advance was nonrecoverable.
(e)Advance Dispute Resolution.

Except with respect to obvious and manifest errors otherwise resolved by the parties, disputes regarding P&I Advances or Servicing Advances shall be resolved in the manner set forth in Schedule 2.13(e).
Section 2.14. Solicitation.
Except as otherwise permitted under Exhibit B of this Agreement, the Subservicer, the Corporate Parent, their respective Affiliates, agents and representatives shall not, without the prior written consent of the Owner/Servicer, solicit Mortgagors for a refinance of the Mortgage Loans, or for accident, health, life, property and casualty insurance, or any other non-mortgage related products or services, except for products or processes that facilitate normal servicing activities, such as “speedpay” or automatic payment plans. Only upon receipt of the prior written consent of the Owner/Servicer and in accordance with Applicable Requirements, shall the Subservicer be entitled to solicit individual Mortgagors for accident, health, life, property and casualty insurance and any other mortgage refinancing or non-mortgage related products or services that the Subservicer and the Owner/Servicer deem appropriate. The Subservicer shall retain any resulting commission or other income in such amounts not to exceed those approved by the Owner/Servicer. The Subservicer covenants to the Owner/Servicer that it shall not solicit any Mortgagor for prepaid single-premium credit life, credit disability, credit unemployment, credit property, accident or health insurance, or any other single-premium insurance product. For the avoidance of doubt, it is understood and agreed that advertising and promotions undertaken by the Subservicer or any Affiliate of the Subservicer which are directed to the general public at large or segments thereof that do not target the Mortgagors, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio, television advertisements and advertisements and offers appearing to the general public on Subservicer’s website, which may also appear on Subservicer’s webpages following log-in by consumers (provided such advertisements are not targeted to such consumers), shall not constitute solicitation under this Section 2.14.
Section 2.15. HAMP.
The Subservicer acknowledges that the Mortgage Loans may include mortgage loans modified under HAMP and Mortgage Loans that may now or in the future be subject to other local, state or federal government mortgage-related programs that currently exist or may exist in the future. The Subservicer confirms that it is aware of the special requirements for such Mortgage Loans that currently exist or may exist in the future and the Subservicer agrees to assume the additional responsibilities associated with servicing such Mortgage Loans and to take such actions as are necessary to comply with such programs. With respect to each Mortgage Loan subject to a trial payment period pursuant to HAMP as of the related Transfer Date, the Subservicer shall take all actions required of a servicer participating in HAMP to complete such trial payment period and implement the related loan modification. The Subservicer will cooperate in good faith in connection with any audit, inspection, review, or investigation of the Subservicer’s compliance with or reporting under HAMP or other government program related to the Mortgage Loans.
The Owner/Servicer shall take all commercially reasonable actions necessary to enable HAMP fees to be paid to Subservicer.
Section 2.16. Purchase Agreement Obligations.
From time to time during the term of this Agreement, the Owner/Servicer may enter (or has already entered) into certain mortgage servicing rights purchase agreements or similar agreements other than the Transfer Agreement (each such other agreement, an “MSRPA” and collectively, the “MSRPAs”) which set forth conditions, qualifications and covenants, and servicing, cooperation, reporting, servicing transfer and qualification requirements that the Owner/Servicer is obligated to meet or obligated to cause its subservicer to meet (the “MSRPA Requirements”). To the extent the Owner/Servicer anticipates utilizing the Subservicer as the subservicer pursuant to this Agreement for servicing rights purchased pursuant to an MSRPA, the Owner/Servicer shall provide the Subservicer with a copy of the current draft or executed version, as applicable, of such MSRPA (redacted for confidential information) for the Subservicer’s review and approval. If (i) the Subservicer notifies the Owner/Servicer of its approval of any such MSRPA (which may be delivered via e-mail), and (ii) solely with respect to MSRPA which have not been executed prior to the Effective Date, the Owner/Servicer executes the same, such MSRPA shall be included as part of Exhibit L to this Agreement, containing all operative MSRPAs relevant hereto. By its approval of any MSRPA, the Subservicer shall be obligated hereunder to perform the obligations of the Owner/Servicer under such MSRPA to the extent necessary to satisfy any such MSRPA Requirements. The Owner/Servicer and the Subservicer shall consider whether such additional MSRPA obligations or loan-level characteristics require revision to the Performance Triggers and shall reflect any agreed upon adjustments in the related Acknowledgment Agreement or other documentation acceptable to the parties.
Section 2.17. Pending and Completed Loss Mitigation.
With respect to the Mortgage Loans, the Subservicer shall (a) accept and continue processing any loan modification, deed in lieu, short sale, or other Loss Mitigation requests pending at the time of the applicable Transfer Date in accordance with Applicable Requirements, (b) honor outstanding trial and permanent loan modification, deeds in lieu, short sales, or other Loss Mitigation agreements in accordance with Applicable Requirements, including without limitation, any trial or permanent loan modifications made under HAMP, and (c) correctly apply payments with respect to Mortgage Loans for which the related Mortgagor is a debtor in a case under Chapter 13 of the United States Bankruptcy Code of 1986, as amended, at the time of the applicable Transfer Date. Owner/Servicer and Subservicer acknowledge and agree that the Mortgagors under the Mortgage Loans subject to any of the modification or loss mitigation actions described in the preceding sentence shall be third party beneficiaries of the obligations in the preceding sentence.
Section 2.18. Disaster Recovery Plan.

The Subservicer shall maintain its current business continuity plan (“BCP”) that addresses the continuation of services if an incident (act or omission) impairs or disrupts the Subservicer’s obligation to provide the services contemplated under this Agreement, as may be modified from time to time. The Subservicer agrees to provide the Owner/Servicer (and any applicable regulatory agencies having jurisdiction over the Owner/Servicer) with a copy of its entire BCP promptly following the Owner/Servicer’s request. The Subservicer warrants that the BCP conforms to Applicable Requirements and generally accepted industry standards for business continuity planning (collectively, the “BCP Standards”), which include, but are not limited to, recovery strategy, loss of critical personnel, restoring access to documents and data to the Owner/Servicer, documented recovery plans covering all areas of operations pursuant to this Agreement, vital records protection, and testing plans. The Subservicer will maintain and test the BCP at regular intervals (no less frequently than annually) to ensure that the BCP complies with BCP Standards and shall provide reporting of the test results to the Owner/Servicer upon request. The Subservicer will comply with the BCP during the term of this Agreement. The Subservicer shall notify the Owner/Servicer promptly of any material modifications to the BCP. To the extent that Subservicer provides such

BCP reporting of test results or notices of material modifications to such BCP to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such BCP reporting of test results or notices of material modifications to such BCP shall be deemed to have been delivered hereunder.
The Subservicer shall provide disaster recovery and backup capabilities and facilities through which it will be able to perform its obligations under this Agreement with minimal disruptions or delays. The recovery strategy shall, at a minimum, provide for recovery after short and long term disruptions in facilities, environmental support, workforce availability and data processing equipment. If requested by the Owner/Servicer, the Subservicer must provide evidence of its capability to meet any applicable regulatory requirement concerning business continuity applicable to the Owner/Servicer or the Subservicer, it being understood that to the extent Subservicer has provided such evidence to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such evidence shall be deemed to have been provided hereunder. The Subservicer shall notify the Owner/Servicer immediately (and in any event, within twelve (12) hours) of the occurrence of any catastrophic event that affects or could affect the Subservicer’s performance of the services contemplated under this Agreement.
The BCP shall include appropriate provisions to ensure the continued availability of critical third-party services and to ensure an orderly transition to new service providers should that become necessary. The Subservicer shall comply with the Vendor Oversight Guidance with respect to business continuity plans of Vendors. Subject to Sections 10.17 and 2.4, the Subservicer shall require that any of its Vendors, Off-shore Vendors and Default Firms providing critical services with respect to this Agreement provide copies of their own business continuity plans to the Subservicer and the Subservicer shall make such plans available to the extent set forth in Exhibit Q, it being understood that to the extent Subservicer has provided such plans to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such plans shall be deemed to have been provided hereunder.
Section 2.19. Subservicer Performance Standards.

The Subservicer shall perform its obligations under this Agreement in accordance with the following standards:
(a)The Subservicer shall (i) develop and maintain client management protocols (escalation procedures to be utilized by Owner/Servicer, if needed) as set forth in Exhibit N and (ii) dedicate to its relationship with Owner/Servicer two (2) fulltime employees, who will be available to Owner/Servicer during normal business hours to answer questions, handle requests for information, coordinate change requests, monitor reporting timelines, and to schedule calls with business units in accordance with such protocols, it being understood that Owner/Servicer will coordinate with each NRZ O/S Entity, to the extent possible, in all such interactions with Subservicer and the protocol and dedicated employees applicable to the NRZ O/S Entity relationship under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement shall be applicable to the relationship between Owner/Servicer and Subservicer hereunder.

(b)The Subservicer shall use commercially reasonable efforts to resolve to the reasonable satisfaction of the Owner/Servicer any instances of failure to service the Mortgage Loans in accordance with Applicable Requirements or this Agreement identified by the Owner/Servicer within a reasonable and mutually agreed upon timeframe.
(c)The Subservicer will maintain adequate staffing, training and procedures in fulfillment, collections, Loss Mitigation, customer service, customer complaint, foreclosure, REO and bankruptcy departments in accordance with Applicable Requirements, including without limitation guidance provided by the CFPB and other Governmental Authorities.
(d)The Subservicer will maintain adequate foreclosure/bankruptcy staffing to address market conditions and heightened industry focus on current mortgage servicing issues as it relates to defaulted loans and ownership.
(e)The Subservicer shall input all material information concerning each Mortgage Loan into the Subservicer’s servicing system of record and shall image and maintain all correspondence and Subservicing documents it prepares or obtains relating to the Mortgage Loans.
(f)All data and information provided by the Subservicer to the Owner/Servicer or an Investor, or to any other third party at the request or on behalf of the Owner/Servicer pursuant to this Agreement, shall be true, accurate and complete in all material respects; provided, that, the Subservicer shall not be liable for inaccurate information that is based on information provided by the Owner/Servicer, an originator, or a prior servicer (other than the Subservicer or an Affiliate of the Subservicer) unless the Subservicer knew of such inaccuracy or reasonably should have known of such inaccuracy pursuant to Applicable Requirements.
(g)Unless otherwise agreed to by the Subservicer and the Owner/Servicer in a SLA attached hereto, no later than forty-five (45) calendar days after the end of each calendar quarter, the Subservicer shall deliver to the Owner/Servicer the following platform-wide customer service statistics (or such other statistics reasonably requested by the Owner/Servicer): (i) staffing numbers changes, including turnover numbers and outsourced vs. internal; (ii) staffing location changes, including off-shore moves; (iii) advance notice of any outsourcing of consumer-facing staff; (iv) changes to staff scoring methodology; (v) changes to training programs; (vi) numbers of calls/month; (vii) numbers of calls monitored each month; (viii) changes to credit-reporting practice; and
(ix) answer times, hold times and other measurements of consumer call performance as reasonably requested by the Owner/Servicer, it being understood that to the extent such statistics have been provided to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such statistics shall be deemed to have been provided hereunder.
Section 2.20. Sanction Lists; Suspicious Activity Reports.

(a)The Subservicer represents, warrants and covenants that it has, and shall maintain, policies and internal controls reasonably designed to comply with the economic sanctions (the “Sanction Lists”) administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) and the requirements of this Section 2.20(a). The Subservicer shall screen all existing Mortgagors and related mortgage participants monthly against the Sanction Lists. The Subservicer’s policies shall detail steps (i) to identify and resolve potential matches against the Sanction Lists, and (ii) required for record retention in accordance with regulatory requirements. The Subservicer shall promptly notify the Owner/Servicer of any unresolved potential matches against the Sanction Lists.
(b)The Subservicer represents, warrants and covenants that is has, and shall maintain, policies, training and internal controls reasonably designed to detect and investigate potential suspicious activity and fraud by Mortgagors and related mortgage participants in compliance with the requirements of this Section 2.20(b). The Subservicer will promptly disclose to the Owner/Servicer potentially suspicious or unusual activity detected as part of the services performed on behalf of the Owner/Servicer. The Subservicer represents and warrants that it has processes in place for such escalation and disclosure process. The Subservicer represents that it will coordinate the filing of any necessary Suspicious Activity Reports (“SARs”) with respect to the Mortgagors and related mortgage participants with a designated representative of the Owner/Servicer, if appropriate, and will maintain records of all such SARs filed and investigations performed in accordance with regulatory requirements. The Subservicer further represents, warrants and covenants that it has, and shall maintain, policies regarding
(i) conducting investigations in a timely manner that is consistent with regulatory expectations and requirements,
(ii) maintaining appropriate records for reviews, investigations and escalations, and (iii) if applicable, reviewing requests made pursuant to Section 314(a) of the USA PATRIOT ACT through the Financial Crimes Enforcement Network.
Section 2.21. Litigation Management.
Any litigation related solely to a single Mortgage Loan and incidental to the Subservicer’s servicing obligations hereunder (other than litigation between or among the Owner/Servicer, on the one hand, and the Subservicer, on the other hand) shall be managed by the Subservicer or its counsel on behalf of the Owner/Servicer or the Investor, as applicable, such as foreclosure, evictions, quiet title and bankruptcy filings, at the Subservicer’s internal expense with respect to administration of such litigation (excluding, however, third party costs such as reasonable out-of-pocket attorneys’ fees and expenses for which the Owner/Servicer shall remain responsible and which shall be a Servicing Advance hereunder) unless reimbursed from a third party pursuant to Applicable Requirements. Any and all such proceedings described in this paragraph shall be taken by the Subservicer in its own name on behalf of the Owner/Servicer or the Investor, as applicable.
At any time subsequent to the Effective Date, the parties may mutually agree to specific litigation protocols for the purpose of managing litigation relating to the Mortgage Loans.
Section 2.22. Financial Covenants and Information; Covenant Compliance Reporting; [***].

(a)The Subservicer shall at all times comply with all (i) financial requirements set forth in the applicable Servicing Agreement [***].
(b)On a monthly basis, the Subservicer shall provide the Owner/Servicer with sufficient supporting documentation and backup that will allow the Owner/Servicer to verify and validate that the Subservicer is in compliance with the financial requirements set forth in the applicable Servicing Agreement [***]. No later than the last day of the month (or if such day is not a Business Day, the next succeeding Business Day) after the end of each month, the Subservicer shall provide the Owner/Servicer with a certificate, signed by the chief financial officer of the Subservicer and the Corporate Parent, in the form attached hereto as Exhibit H (the “Monthly Financial Covenant Certification”), with supporting documentation and backup (including but not limited to any interim and audited financial statements prepared by the Subservicer, Corporate Parent’s and any accountant engaged by the Subservicer or Corporate Parent) that will allow the Owner/Servicer to verify, validate and corroborate the certifications made in each Monthly Financial Covenant Certification, it being understood that to the extent such a monthly Financial Covenant Certification and supporting documentation have been provided to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such a monthly Financial Covenant Certification and supporting documentation shall be deemed to have been provided hereunder.
(c)[***]
Section 2.23. PMI Litigation.

The parties agree that Subservicer has the authority to continue engaging in discussions, dealings or other communications with private mortgage insurers solely in connection with existing and active litigations, actions, suits, arbitrations, claims or other proceedings of any kind on or prior to the date hereof brought by Subservicer on behalf of any Investors against such private mortgage insurers related to rescission, denial, cancellation or curtailment of mortgage insurance with respect to any Mortgage Loan (collectively, the “PMI Proceedings”). Such authority is granted without regard to whether the form of such proceeding changes over the course of time. Solely with respect to such PMI Proceedings, the parties further agree that Subservicer has the authority to continue prosecuting legal or other action against such private mortgage insurers and to enter into related settlements in connection therewith.
In connection with any such PMI Proceeding, each party hereto shall reasonably cooperate with the other party in connection therewith (including, without limitation by providing a ratification, agency appointment, consent or authorization to Subservicer, or by assisting the Subservicer in obtaining a ratification, consent or authorization from a trustee, to permit Subservicer to act or continue acting on behalf of Owner/Servicer if Subservicer’s authority to proceed with such action or to settle such action is challenged), and make available to the other party, all witnesses, pertinent records, materials and information in such party’s possession or under such party’s control relating thereto as may be reasonably required by the other party to bring or defend or settle such action, claim or proceeding; provided that, (i) in no event shall the Owner/Servicer be obligated to provide any records, materials and/or information which was previously provided to the Owner/Servicer by the Subservicer and (ii) the Owner/Servicer shall have no obligation to provide any witness to the extent any witness under the Subservicer’s control can provide similar information/testimony. In no event shall the Subservicer make any admissions of liability on the part of the Owner/Servicer.
On a monthly basis and/or as otherwise reasonably requested by Owner/Servicer, the Subservicer shall provide updates on the status of each PMI Proceeding (which updates may be in-person, telephonic or via a secure web meeting) together with copies of any related legal pleadings. The Subservicer shall promptly notify the Owner/Servicer in writing of any material developments or changes in the status of any PMI Proceeding.
ARTICLE III
AGREEMENTS OF THE OWNER/SERVICER
Section 3.1. Transfers to Subservicer.
(a)With respect to any Transfer Date and solely with respect to any Mortgage Loan which is not a Prior Ocwen Serviced Loan, the Owner/Servicer shall deliver the Servicing Transfer In Procedures to the prior subservicer and shall request that such subservicer comply with the Servicing Transfer In Procedures in all material respects. The Subservicer shall work in good faith with prior servicers or subservicers and the Owner/Servicer to finalize and effectuate the Servicing Transfer In Procedures. The Subservicer and the Owner/Servicer shall comply with all Applicable Requirements with respect to servicing transfers, including the CFPB’s rules and/or guidelines with respect to servicing transfers, including without limitation its Bulletin 2014- 1 issued on August 19, 2014, which may be amended or updated from time to time. The Subservicer and the Owner/Servicer shall provide all reasonable cooperation and assistance as may be requested by the other party in connection with compliance with such requirements, rules and/or guidelines. The Subservicer and the Owner/Servicer shall cooperate after the applicable Transfer Date to promptly resolve all customer complaints, disputes and inquiries related to activities that occurred prior to such Transfer Date or in connection with the transfer of servicing.
(b)With respect to any Mortgage Loan which is not a Prior Ocwen Serviced Loan, pursuant to the Servicing Transfer In Procedures and Applicable Requirements, prior to each Transfer Date, the Subservicer shall use commercially reasonable efforts to obtain the Servicer Transfer Data and the Mortgage Servicing Files from the prior subservicer. The Subservicer may undertake an audit of a sampling of the Servicer Transfer Data and the Mortgage Servicing Files to determine the existence therein of any materially inaccurate or incomplete or missing data, information or documents. If the Subservicer determines, in its reasonable discretion, that there are deficiencies in Servicer Transfer Data or in the related Mortgage Servicing File, the Owner/Servicer and the Subservicer shall cooperate in good faith to cure or correct such deficiencies reasonably necessary for the Subservicer to service the related Mortgage Loans pursuant to this Agreement, subject to reimbursement from Owner/Servicer as set forth in this Section 3.1(b).
(i)For any Mortgage Loan which is not a Prior Ocwen Serviced Loan, the Owner/Servicer may elect to (a) cure or correct any material deficiencies in the Servicer Transfer Data or the related Mortgage Servicing Files, at the expense of the

Owner/Servicer or (b) request that the Subservicer cure or correct such items, in which case the reasonable, actual and documented out-of-pocket costs and expenses or the reasonable, actual and documented internally allocated costs and expenses, as applicable, incurred by the Subservicer in connection with such cure or correction shall be reimbursed by the Owner/Servicer pursuant to Section 2.3(d). To the extent the Owner/Servicer request the Subservicer to cure or correct such items, the Subservicer shall promptly cure or correct such items.
(ii)[Reserved]

(iii)Solely with respect to any Mortgage Loan which is not a Prior Ocwen Serviced Loan, to the extent the Owner/Servicer declines to cure or correct any material deficiencies in the Servicer Transfer Data or the related Mortgage Servicing Files or declines to engage the Subservicer to do so on its behalf or, upon reasonable effort, such deficiencies are not able to be cured or corrected and are reasonably necessary to be cured or corrected for the Subservicer to service the related Mortgage Loans pursuant to this Agreement, then the Subservicer will have the right to reject the obligation to subservice the related Mortgage Loan by providing Owner/Servicer written notice of such rejection within fifteen (15) Business Days after Owner/Servicer declines to cure or correct such deficiencies.
(c)The Owner/Servicer shall cooperate and shall use reasonable efforts to cause the prior subservicer to cooperate with the Subservicer in providing timely responses to inquiries from Mortgagors to the extent information provided with respect to the Mortgage Loans is insufficient to allow the Subservicer to adequately respond without such cooperation.
(d)The Subservicer shall provide the Owner/Servicer with any proposed changes to the Servicing Transfer In Procedures at least sixty (60) days prior to boarding any Mortgage Loans under this Agreement which the Subservicer is not already servicing or subservicing, it being understood that to the extent Subservicer has provided such proposed changes to any NRZ O/S Entity pursuant to any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement, such proposed changes shall be deemed to have been provided hereunder. The Subservicer and the Owner/Servicer shall cooperate in good faith to reach agreement on any proposed changes to the Servicing Transfer In Procedures.
Section 3.2. Pay-off of Mortgage Loan; Release of Mortgage Loan Documents.

(a)Upon pay-off of a Mortgage Loan, the Subservicer will request the applicable Mortgage Loan Documents from the Custodian or the applicable Investor, as the case may be, and upon receipt of same will prepare the appropriate discharge/satisfaction documents, and shall request execution of any document necessary to satisfy the Mortgage Loan or shall execute such document pursuant to a limited power of attorney to be provided by the applicable Investor or shall request such document to be executed by the applicable Investor. The Subservicer shall prepare, execute, and record all satisfactions and releases in accordance with the timeframes and requirements of all Applicable Requirements, and the Subservicer shall reimburse the Owner/Servicer for any and all documented Losses it may incur as a result of the Subservicer’s failure to act in accordance with such Applicable Requirements.
(b)In the event the Subservicer prepares a satisfaction or release of a Mortgage without having obtained payment in full (excluding payments in full or other satisfactions as provided for in a Loss Mitigation plan permitted under Applicable Requirements) of the indebtedness secured by the Mortgage or should it otherwise prejudice any enforcement right the related Investor may have under the mortgage instruments, the Subservicer, upon written demand, shall (i) use commercially reasonable efforts to expunge such satisfaction or release or (ii) if such satisfaction or release cannot be expunged by the Subservicer in such timeframe required under Applicable Requirements, the Subservicer shall remit to the Investor, or indemnify and reimburse the Owner/Servicer for, all amounts required to be paid by the Owner/Servicer under Applicable Requirements as a result of such satisfaction or release.
(c)From time to time and as appropriate for the Subservicing (including, without limitation, insurance claims) or foreclosure of each Mortgage Loan, the Owner/Servicer shall cause the Custodian to, upon request of the Subservicer and only upon delivery to the Custodian of an acceptable servicing receipt signed by an authorized employee of the Subservicer, release the portion of the Mortgage Loan Documents held by the Custodian to the Subservicer. If any Mortgage Loan Documents are to be released to a third-party attorney for purposes of facilitating foreclosure, bankruptcy, or litigation proceedings on behalf of the Subservicer or the Investor, the Subservicer must obtain a commercially acceptable attorney bailee agreement from such attorney, a copy which shall be provided to the Custodian on an as-needed basis.
(d)The Subservicer shall return the related Mortgage Loan Documents to the Custodian within a timeframe consistent with applicable industry standards following the time such documents are no longer needed by the Subservicer, unless the Mortgage Loan has been liquidated and the liquidation proceeds relating to the Mortgage Loan have been deposited in the related Custodial Account. The Subservicer shall indemnify the Owner/Servicer pursuant to Section 8.2 for any loss or damage of such Mortgage Loan Documents by the Subservicer or its agents, Vendors, Off-shore Vendors or Default Firms.
Section 3.3. Notices.

(a)With respect to Mortgage Loans that are not Prior Ocwen Serviced Loans, the Owner/Servicer shall cause to be provided servicing transfer notices to the related Mortgagors in a timely manner as may be required under Applicable Requirements, including the Real Estate Settlement Procedures Act, as amended, and CFPB Bulletin 2014-1 issued on August 19, 2014. Within fifteen (15) days following each Transfer Date to the extent required pursuant to the Applicable Requirements, the Subservicer shall deliver to each related Mortgagor a “Welcome Letter” in accordance with Applicable Requirements. Notwithstanding the above, the Owner/Servicer, the Subservicer, and the prior servicer or subservicer may agree to send in accordance with Applicable Requirements a joint notification to the related Mortgagors regarding the transfer of the servicing function to the Subservicer. The Subservicer and the Owner/Servicer agree that the form of any notice sent to Mortgagors under this Section 3.3(a) shall be subject to approval by the Owner/Servicer and the Subservicer, not to be unreasonably withheld or delayed.
(b)The Subservicer shall furnish to each Mortgagor each notice (including all required privacy notices, cover letters or other related correspondence) that the Owner/Servicer determines is required to be provided to such Mortgagors in accordance with, and in a form consistent with, Applicable Requirements. In the event the Owner/Servicer requests that the Subservicer provide the annual privacy notice on the Owner/Servicer’s behalf, the Owner/Servicer shall provide the Subservicer with its form notice (and related correspondence for privacy notices) to be furnished to each Mortgagor and reimburse Subservicer for the incremental out-of-pocket printing and mailing expense, provided that Subservicer shall provide Owner/Servicer with a good faith estimate of such expense prior to commencing such mailing. The Subservicer shall not make any material changes to the forms of privacy notice or other related correspondence for privacy notices without the prior approval of the Owner/Servicer. The Subservicer shall comply with all applicable federal and state requirements relating to privacy notices and shall provide the Owner/Servicer upon request with its policies and procedures for complying with Applicable Requirements relating to privacy notices. Any Subservicer privacy notice sent pursuant to this Agreement shall be at the sole cost and expense of the Subservicer without reimbursement. Solely with respect to any relationship letter the Owner/Servicer requests be mailed, which may be effectuated through a stand-alone mailing or via insertion in any Mortgagor’s monthly statement, the Owner/Servicer shall pay the incremental costs incurred by the Subservicer with respect to the creation of such letter and the mailing and/or insertion of such letter in the applicable monthly statement. The Subservicer shall track and provide quarterly reporting to the Owner/Servicer regarding privacy notices on a loan level basis, including (i) the date the initial and annual privacy notices are mailed to each Mortgagor and (ii) relevant data and information regarding opt-out and opt-in states and elections made by the related Mortgagors.
(c)The Subservicer shall include in the related Mortgage Servicing File a copy of each notice furnished to a Mortgagor pursuant to this Section 3.3.
Section 3.4. Mortgagor Requests.

The Subservicer shall process requests for partial releases, easements, substitutions, division, subordination, alterations, waivers of security instrument terms, or similar matters in accordance with Applicable Requirements and the Subservicer shall provide a monthly report identifying such processed requests (other than partial releases), it being understood that Subservicer may combine any such reporting with the reporting provided to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement and delivery of such reporting to such NRZ O/S Entity under such NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement shall be deemed to constitute delivery hereunder.

Section 3.5. Power of Attorney.
The Subservicer shall prepare and request the applicable Investors to execute limited powers of attorney that are reasonably necessary in connection with the Subservicing of the Mortgage Loans under the applicable Servicing Agreement. The Owner/Servicer shall cooperate with the Subservicer as necessary to obtain such limited powers of attorney from the applicable Investors. Upon request of Subservicer, the Owner/Servicer shall execute a mutually agreed upon number of limited powers of attorney substantially in the form set forth in Exhibit M hereto and provide such original executed limited powers of attorney to the Subservicer for use in connection with the servicing activities contemplated in this Agreement. The Owner/Servicer agrees to provide additional original executed limited powers of attorney as may be requested by the Subservicer from time to time.
Section 3.6. Affiliated Transactions.
The Owner/Servicer shall comply with its internal policies and procedures concerning transactions with affiliates and related parties in connection with the transactions hereunder.
ARTICLE IV COMPENSATION
Section 4.1. Subservicing Compensation.
On or prior to each Reporting Date, the Subservicer shall provide the Owner/Servicer, in an electronic format, a monthly report containing data elements detailing all the Owner/Servicer Economics, the Owner/Servicer Expenses and the Subservicer Economics (the “Reconciliation Report”) as set forth in the related Formatted Servicing Report; it being understood that the amounts described in clauses (iv) and (v) of Owner/Servicer Economics, and Owner/Servicer Expenses, may relate to prior periods. Pursuant to Section 2.8(f), the Subservicer shall provide the Owner/Servicer with sufficient information to reflect the calculation (daily and monthly, as applicable) of the Owner/Servicer Economics, the Owner/Servicer Expenses and the Subservicer Economics, including the fees payable to the Subservicer by the Owner/Servicer under this Agreement. Unless separate reporting is requested by Owner/Servicer, Subservicer may combine the Reconciliation Report and any supporting materials required to be delivered hereunder with the “Reconciliation Report” and supporting materials as defined in and delivered pursuant to the relevant NRZ Servicing/Subservicing Agreements. or the NRM Agency Subservicing Agreement
The Owner/Servicer shall pay all non-disputed amounts of the Subservicer Economics and all non-disputed amounts of Owner/Servicer Expenses on a monthly basis, in arrears, on the later of the last Business Day of each month and five (5) Business Days following receipt of the Reconciliation Report, and if reasonably necessary, additional information to confirm and reconcile the Owner/Servicer Economics, Owner/Servicer Expenses and the Subservicer Economics relating to the applicable periods included in the Reconciliation Report, subject to Section 4.3. To the extent
(i) the Owner/Servicer does not pay all non-disputed amounts of the Subservicer Economics within the applicable timeframe set forth in the prior sentence or any amounts owed to the Subservicer hereunder within the timeframe set forth herein (or if not set forth, within two (2) Business Days of Subservicer notifying Owner/Servicer of such amounts being owed) and (ii) the Subservicer provided the Owner/Servicer at least two (2) Business Days’ prior notice of its intention to net such non-disputed amounts, the Subservicer is entitled net and retain all such non-disputed amounts of the Subservicer Economics from the applicable remittance Subservicer makes to the Owner/Servicer pursuant to Section 2.8(f); provided, further, that the Subservicer may not net or set-off against any portion from the applicable remittance Subservicer makes to the Owner/Servicer pursuant to Section 2.8(f) that have been sold and/or pledged by the Owner/Servicer in connection with a financing or securitization involving such remittance, including, without, limitation any servicing advance facility or servicing rights financing, in each case except as expressly permitted in writing by the applicable transaction agreements or the applicable purchaser, lender or secured party.
With respect to disputed amounts of the Subservicer Economics, the parties shall follow the procedures set forth in Section 4.3 for resolution of disputes to the extent not otherwise resolved.
The Subservicer shall be entitled to all amounts, to the extent paid, allowed to a servicer from time to time by any governmental or quasi-governmental programs or PMI Companies, as applicable, for engaging in Loss Mitigation with respect to the Mortgage Loans. The Owner/Servicer shall be entitled to the Float Benefit, which amounts (i) shall be remitted by the Subservicer to the Owner/Servicer as part of the Owner/Servicer Economics pursuant to Section 2.8(f) to the extent the applicable Custodial Account(s) or Escrow Account(s) are not in the name of the Owner/Servicer and (ii) Owner/Servicer shall withdraw directly from the applicable Custodial Account(s) or Escrow Account(s) to the extent the applicable Custodial Account(s) or Escrow Account(s) are in the name of the Owner/Servicer. The Subservicer shall be entitled to Ancillary Income and, pursuant to its reporting obligations hereunder, provide to the Owner/Servicer information and data related to the Ancillary Income received and/or paid to the Subservicer. The Subservicer shall provide or make available to the Owner/Servicer its schedule of Ancillary Income charged to the Mortgagors on a quarterly basis in an acceptable searchable electronic format that allows for comparison of the current schedule of Ancillary Income against the schedule of Ancillary Income from the prior quarterly period. Unless separate reporting is requested by Owner/Servicer, Subservicer may combine any reporting with respect to Ancillary Income required to be delivered hereunder with the reports it delivers to any NRZ O/S Entity under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement.
Except as otherwise set forth in this Agreement, the Subservicer and the Owner/Servicer shall each be required to pay all expenses incurred by each, respectively, in connection with their respective performance of obligations hereunder, including but not limited to their respective overhead costs and employee salaries.
Section 4.2. Due Date of Payments; Penalties.
In the event either party fails to make a required payment under this Agreement to the other party, the owing party shall be required to pay the other party a finance charge on such amount for each day such payment is delinquent at an annual rate equal to one percent (1%) over the Prime Rate, but in no event greater than the amount permitted by applicable law. Such interest shall be paid by the applicable party on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. The payment by Subservicer of any such interest shall not be deemed an extension of time for payment or a waiver of any rights the Owner/Servicer has under this Agreement. Subservicer shall be responsible for late payment interest or penalties incurred as a result of any late remittances made by Subservicer with respect to any of the Servicing Agreements, provided that the late remittance was not the result of the Owner/Servicer failing to timely make any required payments under this Agreement.
Section 4.3. Resolution of Disputes and Monetary Errors.
In the event either party, in good faith, disputes any sum the other party contends are due and payable hereunder, such disputing party shall deliver to the contending party a written notice explaining the justification for such dispute in sufficient detail to permit the contending party to evaluate and respond to such dispute, together with any documentation available to such disputing party to support such dispute. All sums that are not disputed shall be paid as and when due under this Agreement. If the contending party demonstrates that the disputed amount is properly due and payable, including by providing supporting documentation and/or analysis, the disputing party shall pay such amount within five
(5) Business Days after receipt of such documentation. If the disputing party continues to dispute all or any portion of such amount and the parties cannot thereafter reconcile such dispute within a reasonable period of time not to exceed thirty (30) days, the contending party shall be entitled, upon ten (10) days’ written notice to the disputing party, to submit such matter to a dispute resolution process (other than litigation) and if such amounts are subsequently determined to be proper, contending party shall be entitled to recover as part of its claim its reasonable, out of pocket costs and expenses, including reasonable out-of-pocket attorneys’ fees, incurred in prosecuting such claim with interest on the disputed amount at an annual rate of five percent (5%) over the Prime Rate, but in no event greater than the amount permitted by applicable law. If such disputed amounts are subsequently determined not to be due and payable to the contending party, the disputing party shall be entitled to recover as part of its claim its reasonable out-of-pocket costs and expenses, including attorneys’ fees, incurred in connection with prosecuting such claim.
ARTICLE V
TERM AND TERMINATION
Section 5.1. Term.
(a)The initial term of this Agreement shall be from the date hereof and shall expire on July 25, 2022 (the “Initial Term”). Except as otherwise set forth in this Section 5.1, Section 5.6 and Section 5.7(c), the Subservicer shall not be permitted to terminate this Agreement prior to the expiration of the Initial Term. If this Agreement has not otherwise been terminated pursuant to this Article V, then the term of this Agreement for the Subservicer shall automatically be renewed for successive one (1) year terms after the expiration of the Initial Term. The Subservicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Subservicer or the Owner/Servicer. If Subservicer terminates this Agreement pursuant to Section 5.6, such termination shall be treated as a termination without cause by Owner/Servicer under this Agreement. If Subservicer resigns, such resignation of the Subservicer shall be treated as a termination for cause by Owner/Servicer under this Agreement. Any such determination that Subservicer’s duties hereunder are no longer permissible under applicable law shall be evidenced by an opinion of counsel written by a law firm reasonably acceptable to Owner/Servicer to such effect in form and substance reasonably acceptable to Owner/Servicer.
(b)During the Initial Term, the Owner/Servicer may terminate this Agreement in whole, but not in part (unless otherwise expressly permitted pursuant to this Agreement) for convenience, by delivering written notice of such termination to the Subservicer. Following the Initial Term, the term of this Agreement may be extended by the Owner/Servicer for successive three (3) month renewal periods (which, if extended, shall commence on the expiration date of the then-current term and end on the calendar day that is the three (3) month anniversary of the preceding term’s expiration date (or if such day is not a Business Day, on the first Business Day immediately following such day)), by delivering written notice of such three month extension (which may be by electronic mail). Such notice shall be delivered at least thirty (30) calendar days preceding such extension (or if such day is not a Business Day, the first Business Day immediately preceding such day), provided that any such extension notice that is delivered prior to the expiration of the then current term shall be effective. Unless earlier terminated pursuant to any other provision in this Article V, this Agreement shall terminate at the expiration of the then- current term if the Owner/Servicer fails to notify the Subservicer of a three (3) month extension prior to such expiration.
(c)The Subservicer may terminate this Agreement at the end of the Initial Term or at the end of any subsequent one year term, in whole but not in part upon written notice to the Owner/Servicer at least two-hundred twenty five (225) days prior to the end of the applicable term.
(d)Any Mortgage Loans removed from a Servicing Agreement pursuant to the exercise of an early termination or other reconstitution provision and (i) included in a Securitization Transaction (a “Resecuritized Transaction”) where the applicable Securitization Servicing Agreement or Interim Servicing Agreement is reasonably acceptable to the Subservicer shall be removed from this Agreement and shall be serviced by the Subservicer pursuant to such Securitization Servicing Agreement or Interim Servicing Agreement, as applicable, or (ii) not included in the related Securitization Transaction shall be removed from this Agreement and shall be serviced by the Subservicer under an Interim Servicing Agreement. For the avoidance of doubt, no Termination Fee, deboarding fee or other compensation (other than accrued Subservicer Economics) shall be payable to Subservicer for a termination under this Section 5.1(d). The Subservicer shall use its best efforts to remain in good standing with the Rating Agencies and otherwise comply with the requirements of Rating Agencies. With respect to any Resecuritized Transaction in which the Subservicer has agreed to execute the applicable Securitization Servicing Agreement but is otherwise not permitted to service in such Resecuritized Transaction solely as a result of the requirement of the related Rating Agency (which is rating such Resecuritized Transaction) (in either case, a “Barred Transaction”), the Owner/Servicer shall use reasonable efforts to consult with the applicable Rating Agencies and reasonably advocate for the Subservicer’s participation in such Barred Transaction (and such participation does not have, or result in, any adverse impact or effect on the Owner/Servicer, the related Barred

Transaction and/or the securities being issued thereunder). The Owner/Servicer shall not select any Rating Agency with the sole intention of excluding the Subservicer from participating in a Barred Transaction. If the Owner/Servicer determines, in the Owner/Servicer’s reasonable discretion (as supported by reasonable documentation or analysis provided by the Owner/Servicer to Subservicer in writing), that retaining Subservicer to service loans in a Resecuritized Transaction could have a material adverse impact on the related Resecuritized Transaction and/or the securities being issued thereunder, then the Owner/Servicer shall not be obligated to utilize the Subservicer in such Resecuritized Transaction, in which event the Subservicer shall interim service such Mortgage Loans pursuant to the terms of this Agreement until the transfer of servicing to the successor servicer. If the Owner/Servicer determines, in the Owner/Servicer’s reasonable discretion, that retaining Subservicer to service loans in a Resecuritized Transaction does not have a material adverse impact on the related Resecuritized Transaction and/or the securities being issued thereunder and, accordingly, elects not to retain the Subservicer in such Resecuritized Transaction, (i) the Subservicer shall interim service such Mortgage Loans pursuant to the terms of this Agreement until the transfer of servicing to the successor servicer and (ii) the Owner/Servicer shall pay the applicable Exit Fee on the date that the related transfer of servicing to the successor servicer is completed. Notwithstanding any provision in this Agreement to the contrary, the Owner/Servicer may terminate this Agreement with respect to one or more Mortgage Loans which are not Prior Ocwen Serviced Loans, in which event the Subservicer shall interim service such Mortgage Loans pursuant to the terms of this Agreement until the transfer of servicing to the successor servicer; provided that, the Owner/Servicer shall provide the Subservicer with at least forty five (45) days’ written notice prior to such termination and transfer of servicing to a successor servicer.
(e)This Agreement shall otherwise terminate upon the earliest of (i) the distribution of the final payment on or liquidation of the last Mortgage Loan and REO Property subject to this Agreement or (ii) as otherwise set forth in this Article V.
Section 5.2. [Reserved].
Section 5.3. Termination with Cause.
(a)The Owner/Servicer may terminate this Agreement immediately for cause, in whole, but not in part (except with respect to clause (C) of Section 5.3(a) (x viii)), by providing written notice of its intent to terminate Subservicer based on any of the following events (each such event and any other event mutually agreed upon by the parties, a “Subservicer Termination Event”), which as of the date of such notice, shall not have been waived in writing:
(i)any failure by the Subservicer to remit the Owner/Servicer Economics or any other payment due the Owner/Servicer pursuant to this Agreement (including, but not limited to, any Average Third Party Mark Payment or any Investor payment with respect to the Mortgage Loans) not in dispute pursuant to Section 4.3, which failure continues unremedied for a period of two (2) Business Days after the date on which such payment was required to be remitted under the terms of this Agreement or Applicable Requirements, as applicable;
(ii)any failure by the Subservicer to provide to the Owner/Servicer (1) any Critical Report unless such failure to deliver a Critical Report was a direct result of Owner/Servicer’s or any NRZ O/S Entity’s failure to provide material information (which was not in the possession or control of the Subservicer) necessary to complete such Critical Report, which failure continues unremedied for a period of five (5) Business Days following the date such Critical Report was due and/or (2) any Owner/Servicer Regulatory Reports, which failure continues unremedied for a period of five (5) Business Days following the date such Owner/Servicer Regulatory Report was due;
(iii)(A) [***] and/or (B) deliver the Monthly Financial Covenant Certification to the Owner/Servicer within the timeframes set forth in Section 2.22, which failure in the case of clause (B) continues unremedied for a period of five (5) Business Days;
(iv)any default and/or failure by Subservicer to duly observe or perform, in any material respect, any covenants, obligations or agreements of Subservicer set forth in this Agreement (including the Schedules and Exhibits hereto), to the extent such default or failure is susceptible of being cured, irrespective of the date on which the covenant or obligation was to be performed or observed, continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by the Owner/Servicer;
(v)any representation or warranty made by the Subservicer hereunder shall prove to be untrue or incomplete in any material respect and such representation or warranty continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by the Owner/Servicer;
(vi)the Subservicer shall fail to comply in any material respect with any audit procedures pursuant to Section 2.11(b) or (e) of this Agreement, which failure continues unremedied for a period of seven (7) Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by the Owner/Servicer and such failure to deliver could be reasonably expected to result in a material Loss by, or have a material adverse effect on, Owner/Servicer;
(vii)a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Subservicer and/or the Corporate Parent and such decree or order shall have remained in force, undischarged or unstayed for a period of forty-five
(45) days;
(viii)the Subservicer and/or the Corporate Parent shall (i) consent to the appointment of a conservator, receiver, or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of or relating to the Subservicer’s and/or the Corporate Parent’s property or relating to all or substantially all of the Subservicer’s and/or the Corporate Parent’s property or (ii) admit in writing its inability to pay its debt as it becomes due, admit in writing its intention not to perform any of its obligations, file a petition to take advantage of any applicable insolvency or bankruptcy statute, voluntarily suspend payment of any of its obligations, or make an assignment for the benefit of its creditors;
(ix)(A) the Subservicer shall cease being an approved subservicer/servicer in good standing with any Agency or Governmental Entity or a HUD approved mortgagee or (B) any Governmental Entity or HUD provides a written notice of termination to the Subservicer;
(x)Either (i) the occurrence and continuation of a default of any payment of any amounts due under any Material Debt Agreement (after any applicable grace period) or (ii) the occurrence and continuation of a default under a Material Debt Agreement resulting in the acceleration or prepayment thereof;
(xi)any admission by the Subservicer or the Corporate Parent or the final determination of material wrongdoing in connection with any regulatory action commenced by a Governmental Authority
(i) that has a Material Adverse Effect on the Owner/Servicer, New Residential Investment Corp., the
Servicing Rights and/or the Servicing Advances and/or P&I Advances related thereto or (ii) in which any investor, lender or other counterparty to New Residential Investment Corp.’s financing or lending arrangement of Servicing Rights, “excess spread”, Servicing Advances and/or P&I Advances makes a breach or default claim under such financing or lending arrangement in writing and such Person(s) have the sufficient right and/or own (or control) a sufficient portion of the investment under such arrangement to declare or direct another party to declare a default thereunder;
(xii)a Change of Control has occurred with respect to the Subservicer and/or the Corporate Parent, unless such change of control results from the acquisition of stock or voting interests by Owner/Servicer or any of its Affiliates;
(xiii)the Subservicer and/or Corporate Parent attempts to assign its rights to servicing compensation hereunder without the consent of the Owner/Servicer;
(xiv)any report required herein contains materially inaccurate data or information that has a Material Adverse Effect on the Owner/Servicer, New Residential Investment Corp., the Servicing Rights, P&I Advances and/or the Servicing Advances; provided, that such inaccuracy is not the direct result of inaccurate data or information provided to the Subservicer by any NRZ O/S Entity or New Residential Investment Corp., or a third party appointed by any NRZ O/S Entity or New Residential Investment Corp.;
(xv)as of any date of determination, the unpaid principal balance of Measurement Loans (other than any Mortgage Loans subserviced by Subservicer pursuant to the NRM Agency Subservicing Agreement) with respect to which a Termination Party has, other than in connection with any Solicitations to Terminate which has not resulted in a vote or direction to terminate, delivered written notification of intent to terminate or notice of termination or otherwise directed or initiated the process of terminating the Owner/Servicer, NRM and/or Subservicer in writing (“PSA Termination Notice”), in the aggregate, equals or exceeds [***] of the Measurement Balance, in each case, due to Subservicer’s failure to service in accordance with the terms of this Agreement and/or any NRZ Servicing/Subservicing Agreement; provided, however that, the unpaid principal balance with respect to a Servicing Agreement will not be counted toward the [***] threshold referenced in this Section 5.3(a) ( xv) if the related Termination Party delivered the related PSA Termination Notice solely as a result of Subservicer’s compliance with a written direction from Owner/Servicer in accordance with Section 2.3 hereof or the written direction of any NRZ O/S Entity in accordance with Section 2.3 of any NRZ Servicing/Subservicing Agreement; provided that no termination shall be permitted unless any applicable cure period in the related Servicing Agreement has expired and the related Termination Party has not withdrawn such notification;
(xvi)as of any date of determination, the unpaid principal balance of Measurement Loans (other than any Mortgage Loans subserviced by Subservicer pursuant to the NRM Agency Subservicing Agreement) with respect to which a Termination Party has sent a solicitation for a vote or request for direction from or on behalf of Investors regarding the termination of Owner/Servicer or NRM as servicer under the related Servicing Agreement (a “Solicitation to Terminate”), in the aggregate, equals or exceeds [***] of the Measurement Balance, in each case (A) from a Termination Party and (B) due to Subservicer’s failure to service in accordance with the terms of this Agreement and/or any NRZ Servicing/Subservicing Agreement; provided, however that, the unpaid principal balance with respect to a Servicing Agreement will not be counted toward the [***] threshold referenced in this Section 5.3(a)(xvi) if the related Termination Party delivered the related Solicitation to Terminate solely as a result of Subservicer’s compliance with a written direction from Owner/Servicer in accordance with Section 2.3 hereof or the written direction of any NRZ O/S Entity in accordance with Section 2.3 of any NRZ Servicing/Subservicing Agreement; provided, further that a Solicitation to Terminate shall no longer be included in calculating the [***] threshold on the earlier of the date the Termination Party indicates that it will pursue no action or provides notification indicating that such Solicitation to Terminate has not resulted in a vote to terminate or direction to terminate Owner/Servicer or NRM as servicer under the related Servicing Agreement and 135 days following the date of the Solicitation to

Terminate if such Solicitation to Terminate has not resulted in a vote to terminate or direction to terminate Owner/Servicer or NRM as servicer under the related Servicing Agreement;
(xvii)either (A) the publicly filed annual financial statements or the notes thereto or other opinions or conclusions stated therein of New Residential Investment Corp. or Owner/Servicer shall indicate that New Residential Investment Corp. or Owner/Servicer, as applicable, has a “material weakness” and/or “significant deficiency”, or (B) if not publicly filed because not a publically registered entity, the annual financial statements or the notes thereto or other opinions or conclusions stated therein of New Residential Investment Corp. or Owner/Servicer, as applicable, shall indicate that New Residential Investment Corp. or Owner/Servicer has a “material weakness”, which, in any such case is caused by either (i) inaccurate information provided by the Subservicer or Corporate Parent and relied upon by the Owner/Servicer or New Residential Investment Corp., as applicable, or (ii) the processes, practices or procedures of the Subservicer or the Corporate Parent;
(xviii)(A) the Owner/Servicer shall cease being an approved subservicer/servicer in good standing with any Agency or Governmental Entity or a HUD approved mortgagee and the applicable Agency or Governmental Entity or HUD identifies the Subservicer’s or the Corporate Parent’s acts, omissions, processes, practices and/or procedures as a basis from which such action resulted, arose out of or was related to; (B) any act or omission of the Subservicer or the servicing practices or procedures of Subservicer or the Corporate Parent results in any Agency or Governmental Entity or HUD providing a written notice of termination to the Owner/Servicer; or (C) any State Agency withdraws or causes Owner/Servicer to fail to maintain any required qualification, license or approval to do business, to service residential mortgage loans, or to otherwise collect debts or perform any activities relating to residential mortgage loans in any jurisdiction where such State Agency has jurisdiction, provided that, solely with respect to this clause (C), Owner/Servicer may terminate this Agreement pursuant to this clause (C) only with respect to the Mortgage Loans in the applicable state where such State Agency has jurisdiction;
(xix)the Subservicer’s or Corporate Parent’s management discloses in their respective quarterly or annual financial statements that there is substantial doubt about its ability to continue as a going concern; provided, however, that such substantial doubt is not based in material part on the potential early termination of any of the transactions contemplated by this Agreement, the NRM Agency Subservicing Agreement or by any NRZ Servicing/Subservicing Agreement;
(xx)failure of the Subservicer to maintain any required qualification, license or approval to do business, to service residential mortgage loans, or to otherwise collect debts or perform any activities relating to residential mortgage loans in any jurisdiction where the Mortgaged Properties are located, to the extent required under Applicable Requirements; provided that, Owner/Servicer may terminate this Agreement pursuant to this Section 5.3(a) (x x) only with respect to the Mortgage Loans in the applicable state where the Subservicer failed to maintain such qualification, license or approval;
(xxi)the occurrence of a Performance Trigger;
(xxii)[***]; or
(xxiii)the occurrence of a Subservicer Termination Event or Seller Termination Event, in each case, as defined in the applicable NRZ Servicing/Subservicing Agreement, with respect to which the applicable NRZ O/S Entity has exercised remedies thereto; provided, however, that if Owner/Servicer exercises its right to terminate the NRZ Servicing/Subservicing Agreement with respect to all of the mortgage loans subserviced thereunder following a Subservicer Termination Event or Seller Termination Event thereunder, Owner/Servicer shall be deemed to automatically exercise its remedies related to this clause (xxiii) and this Agreement shall terminate in accordance with the terms hereof; provided, further however, if (1) a Subservicer Termination Event or Seller Termination Event exists under the applicable NRZ Servicing/Subservicing Agreement only with respect to a portion of the related mortgage loans subject thereunder (and not with respect to all of the mortgage loans subserviced thereunder) and (2) either (x) to the extent expressly permitted pursuant to such NRZ Servicing/Subservicing Agreement, NRM exercises its remedies thereunder only with respect to a portion of the related mortgage loans subject thereunder (and not with respect to all of the mortgage loans subserviced or serviced thereunder) or (y) NRM does not exercise its remedies thereunder but an Investor terminates NRM as NRZ O/S Entity with respect to such mortgage loans (and not with respect to all of the mortgage loans subserviced or serviced thereunder), then, in each case, the proviso in this clause (xxiii) relating to Owner/Servicer being deemed to automatically exercise its remedies related to this clause (xxiii) shall not apply.
provided, however, that notwithstanding the foregoing, if Subservicer has provided Owner/Servicer a written notice of its intent to terminate this Agreement with cause pursuant to Section 5.6 or of Subservicer’s intent to terminate any NRZ Servicing/Subservicing Agreement pursuant to Section 5.6 thereof or Owner/Servicer has provided written notice of its intent to terminate this Agreement pursuant to Section 5.1(b), or any NRZ O/S Entity has provided notice to Subservicer of its intent to terminate any NRZ Servicing/Subservicing Agreement pursuant to Section 5.1(b) thereof, the Owner/Servicer may not terminate the Subservicer for cause pursuant to any of Sections 5.3(a)(iii), (x), (xvii) or (xix) if the event specified in such subsection was based in material part on such notice of intent to terminate; provided, further however, that if a Subservicer Termination Event is cured or is no longer continuing, such event shall cease to be a Subservicer Termination Event upon the date that is six (6) months following the later of (i) the date such Subservicer Termination Event was cured or ceases to continue and (ii) the date Owner/Servicer received notice or otherwise became aware of such Subservicer Termination Event.

(b)If an NRZ O/S Entity terminates an NRZ Servicing/Subservicing Agreement with respect to all of the mortgage loans subserviced thereunder for convenience pursuant to Section 5.1(b) (and not with respect a portion of the related mortgage loans as permitted by Section 5.1(d)) within twelve (12) months following the later of (i) the closing date of the acquisition of Owner/Servicer by New Residential Corp. or any of its Affiliates or (ii) the Effective Date, unless otherwise agreed to by Subservicer, Owner/Servicer shall concurrently terminate this Agreement for convenience pursuant to Section 5.1(b); provided, however, if an NRZ Servicing/Subservicing Agreement is terminated solely with respect to a portion of the related mortgage loans subject to such NRZ Servicing/Subservicing Agreement as permitted by Section 5.1(d) (and not with respect to all of the mortgage loans subserviced thereunder), this clause (b) shall not apply and the Agreement shall not be terminated.
(c)Each party shall promptly notify the other party in the event of any breach or anticipated breach by the notifying party of its obligations under this Agreement or any event of default or anticipated event of default or other termination event with respect to such party set forth in this Agreement.
(d)The rights of termination, as provided herein, are in addition to all other available rights and remedies, including the right to recover damages in respect of any breach.
Section 5.4. Reimbursement upon Expiration or Termination; Termination Assistance.
(a)If Owner/Servicer:
(i)terminates this Agreement “for cause” pursuant to Section 5.3, Subservicer (A) shall reimburse the Owner/Servicer for Owner/Servicer’s Servicing Transfer Costs incurred in connection with transferring the servicing to a successor servicer or subservicer, (B) shall reimburse the Owner/Servicer for any boarding fees of the subsequent servicer which shall be capped at $[***] per Mortgage Loan/REO Property and (C) shall not be entitled to any Termination Fee, deboarding fees or reimbursement of its Servicing Transfer Costs;
(ii)terminates this Agreement “for convenience” pursuant to Section 5.1(b), the Owner/Servicer shall remit to the Subservicer (A) solely if the Effective Date of Termination occurs during the Initial Term, an amount equal to the applicable Termination Fee and (B) irrespective of whether the Effective Date of Termination occurs during the Initial Term, the greater of $[***] per Mortgage Loan/REO Property and Subservicer’s Servicing Transfer Costs incurred in connection with transferring the servicing to a successor servicer or subservicer; or
(iii)does not extend the term of this Agreement at the end of the Initial Term or any three-month renewal term thereafter, (A) Owner/Servicer and Subservicer shall each pay 50% of the aggregate Servicing Transfer Costs incurred by both parties in connection with transferring the servicing to a successor servicer or subservicer, (B) neither party shall be responsible for paying any deboarding or boarding fees, and (C) Subservicer shall not be entitled to any Termination Fee.
To the extent the Owner/Servicer is obligated to pay the Termination Fee as set forth above, the Owner/Servicer shall remit to the Escrow Agent, to be held by the Escrow Agent in accordance with the Escrow Agreement, one- hundred percent (100%) of the applicable Termination Fee Deposit Amount (as defined and calculated in accordance with Exhibit C-2) in immediately available funds at least one (1) Business Day prior to the Subservicer sending the related transferor’s notice of transfer of servicing or “goodbye letter” in accordance with the requirements of applicable law solely to the extent the Subservicer has complied and completed all of the servicing transfer requirements set forth in Part I of Exhibit S required to be performed on or before such date thereof; provided that Subservicer shall have no obligation to send any such notices until the Escrow Agent verifies to Subservicer that the Termination Fee Deposit Amount has been received. The Escrow Agent shall pay the Subservicer (i) fifty percent (50%) of the applicable Termination Fee Deposit Amount in immediately available funds within two (2) Business Days after its receipt, with a copy to the Owner/Servicer, from the Subservicer of a certification by the Subservicer and its third party vendor handling the mailing that the Subservicer has sent the related transferor’s notice of transfer of servicing or “goodbye letter” and (ii) the remaining fifty percent (50%) of the applicable Termination Fee Deposit Amount in immediately available funds within two (2) Business Days after its receipt, with a copy to the Owner/Servicer, from the Subservicer of a certification by the Subservicer that the Subservicer has completed the Servicing Transfer Requirements set forth in Part III of Exhibit S attached hereto and including the federal reference numbers and wire amounts for the funds required to be remitted in accordance with such Servicing Transfer Requirements. The Subservicer shall send a copy of each of the deliverables under the Servicing Transfer Requirements to the Owner/Servicer at the same time it delivers such deliverable to the applicable successor servicer or subservicer. Owner/Servicer may elect to wait to transfer the servicing with respect to certain Servicing Agreements if the transfer of such Servicing Agreements would result in the unpaid principal balance of the Mortgage Loans that would remain subject to this Agreement following such transfer to be less than ten percent (10%) of the unpaid principal balance of all of the Mortgage Loans subject to this Agreement on the Effective Date of Termination. The Subservicer and Owner/Servicer shall use their best efforts to cooperate to enter into an Escrow Agreement containing the terms as set forth in this paragraph prior to the applicable date a payment is required to be made to the Escrow Agent as described in this paragraph and, to the extent such actions have been taken by any NRZ O/S Entity pursuant to any NRZ Servicing/Subservicing Agreement, the Owner/Servicer and Subservicer may agree to aggregate such actions. Notwithstanding anything to the contrary set forth in this Agreement, the Subservicer shall not be entitled to receive any Termination Fee to the extent the Effective Date of Termination occurs after the Initial Term.
In addition, in connection with any of the terminations described in this Section 5.4(a), Owner/Servicer shall pay to the Subservicer an amount equal to the sum of (i) all unreimbursed Servicing Advances and P&I Advances for which Subservicer is entitled to reimbursement under this Agreement (other than any amounts being disputed in accordance with Section 4.3) and
(ii) all unpaid Subservicer Economics which have accrued as of the date the servicing transfers to a successor servicer or subservicer (“Successor Transfer Date”) (other than any amounts being disputed in accordance with Section 4.3). Other than with respect to the Termination Fee, if applicable, all amounts payable or reimbursable under this Section 5.4(a) shall be paid or reimbursed on the applicable Successor Transfer Date based on customary practices of estimation and true-up. To the extent that any such amounts are not known and/or invoiced by the party entitled to payment prior to the Successor Transfer Date, such amounts shall be paid or reimbursed to the party entitled to payment within ten (10) Business Days of the other party’s receipt of an invoice therefore, together with any documentation required pursuant to this Agreement.
In addition, upon termination of this Agreement, subject to the foregoing, the Owner/Servicer and the Subservicer shall pay or reimburse the other party any other amounts due under this Agreement.
(b)If Subservicer:

(i)terminates this Agreement “for cause” pursuant to Section 5.6, Owner/Servicer (A) shall reimburse the Subservicer for Subservicer’s Servicing Transfer Costs incurred in connection with transferring the servicing to a successor servicer or subservicer, (B) shall pay Subservicer a deboarding fee equal to $[***] per Mortgage Loan/REO Property and (C) solely if the Effective Date of Termination occurs during the Initial Term, shall pay Subservicer an amount equal to the applicable Termination Fee;
(ii)resigns pursuant to Section 5.1(a), Subservicer (A) shall reimburse the Owner/Servicer for Owner/Servicer’s Servicing Transfer Costs incurred in connection with transferring the servicing to a successor servicer or subservicer, (B) shall reimburse the Owner/Servicer for any boarding fees of the subsequent servicer which shall be capped at $[***] per Mortgage Loan/REO Property and (C) shall not be entitled to any Termination Fee, deboarding fees or reimbursement of its Servicing Transfer Costs; or
(iii)terminates this Agreement at the end of the Initial Term pursuant to Section 5.1(c) or any renewal term thereafter, (A) Owner/Servicer and Subservicer shall each pay 50% of the aggregate Servicing Transfer Costs incurred by both parties in connection with transferring the servicing to a successor servicer or subservicer, (B) neither party shall be responsible for paying any deboarding or boarding fees, and (C) Subservicer shall not be entitled to any Termination Fee.
To the extent the Owner/Servicer is obligated to pay the Termination Fee as set forth above, the Owner/Servicer shall remit to the Escrow Agent, to be held by the Escrow Agent in accordance with the Escrow Agreement, one- hundred percent (100%) of the applicable Termination Fee Deposit Amount (as defined and calculated in accordance with Exhibit C-2) in immediately available funds at least one (1) Business Day prior to the Subservicer sending the related transferor’s notice of transfer of servicing or “goodbye letter” in accordance with the requirements of applicable law solely to the extent the Subservicer has complied and completed all of the servicing transfer requirements set forth in Part I of Exhibit S required to be performed on or before such date thereof; provided that Subservicer shall have no obligation to send any such notices until the Escrow Agent verifies to Subservicer that the Termination Fee Deposit Amount has been received. The Escrow Agent shall pay the Subservicer (i) fifty percent (50%) of the applicable Termination Fee Deposit Amount in immediately available funds within two (2) Business Days after its receipt, with a copy to the Owner/Servicer, from the Subservicer of a certification by the Subservicer and its third party vendor handling the mailing that the Subservicer has sent the related transferor’s notice of transfer of servicing or “goodbye letter” and (ii) the remaining fifty percent (50%) of the applicable Termination Fee Deposit Amount in immediately available funds within two (2) Business Days after its receipt, with a copy to the Owner/Servicer, from the Subservicer of a certification by the Subservicer that the Subservicer has completed the Servicing Transfer Requirements set forth in Part III of Exhibit S attached hereto and including the federal reference numbers and wire amounts for the funds required to be remitted in accordance with such Servicing Transfer Requirements. The Subservicer shall send a copy of each of the deliverables under the Servicing Transfer Requirements to the Owner/Servicer at the same time it delivers such deliverable to the applicable successor servicer or subservicer. Owner/Servicer may elect to wait to transfer the servicing with respect to certain Servicing Agreements if the transfer of such Servicing Agreements would result in the unpaid principal balance of the Mortgage Loans that would remain subject to this Agreement following such transfer to be less than ten percent (10%) of the unpaid principal balance of all of the Mortgage Loans subject to this Agreement on the Effective Date of Termination. The Subservicer and Owner/Servicer shall use their best efforts to cooperate to enter into an Escrow Agreement containing the terms as set forth in this paragraph prior to the applicable date a payment is required to be made to the Escrow Agent as described in this paragraph and, to the extent such actions have been taken by any NRZ O/S Entity pursuant to any NRZ Servicing/Subservicing Agreement, the Owner/Servicer and Subservicer may agree to aggregate such actions. Notwithstanding anything to the contrary set forth in this Agreement, the Subservicer shall not be entitled to receive any Termination Fee to the extent the Effective Date of Termination occurs after the Initial Term.
In addition, in connection with any of the terminations described in this Section 5.4(b), Owner/Servicer shall pay to the Subservicer an amount equal to the sum of (i) all unreimbursed Servicing Advances and P&I Advances for which Subservicer is entitled to reimbursement under this Agreement (other than any amounts being disputed in accordance with Section 4.3) and (ii) all unpaid Subservicer Economics which have accrued as of the Successor Transfer Date (other than any amounts being disputed in accordance with Section 4.3). Other than with respect to the Termination Fee, if applicable, all amounts payable or reimbursable under this Section 5.4(b) shall be paid or reimbursed on the applicable Successor Transfer Date based on customary practices of estimation and true-up. To the extent that any such amounts are not known and/or invoiced by the party entitled to payment prior to the Successor Transfer Date, such amounts shall be paid or reimbursed to the party entitled to payment within ten (10) Business Days of the other party’s receipt of an invoice therefore, together with any documentation required pursuant to this Agreement.
In addition, upon termination of this Agreement, subject to the foregoing, the Owner/Servicer and the Subservicer shall pay or reimburse the other party any other amounts due under this Agreement.
(c)In connection with the termination of this Agreement with respect to some or all of the Mortgage Loans, the Subservicer and the Owner/Servicer shall use commercially reasonable efforts to ensure the prompt transfer of the servicing of such Mortgage Loans to a successor servicer or subservicer designated by the Owner/Servicer, including delivery of notices to the Mortgagors relating to the servicing transfer in accordance with Applicable Requirements.
(d)Notwithstanding any provision in this Agreement to the contrary, the termination of this Agreement shall not be effective until a successor servicer or subservicer has been appointed by the Owner/Servicer or an Investor, as applicable, and a servicing transfer of all the Mortgage Loans and REO Properties subserviced pursuant to this Agreement has been completed in accordance with Applicable Requirements, and the Subservicer shall not be relieved of its obligations under this Agreement until such time. If no successor servicer or subservicer shall have been so appointed and have taken steps toward becoming the successor within sixty (60) days after the giving of such notice or resignation, the Subservicer may petition any court of competent jurisdiction for the appointment of a successor servicer or subservicer. In addition, if (i) Owner/Servicer terminates for cause pursuant to Section 5.3 or does not renew this Agreement at the end of the Owner/Servicer’s Initial Term or Subservicer terminates for cause pursuant to Section 5.6 or resigns pursuant to Section 5.1(a), then, if the days elapsed between the Effective Date of Termination and the Successor Transfer Date, (A) exceed 270 days but are less than 365 days, the Subservicer Economics shall be increased to the applicable Step-up Fee for such period and (B) equal or exceed 365 days, the Subservicer Economics shall be increased to the applicable Step-up Fee for such period or (ii) Owner/Servicer terminates for convenience pursuant to Section 5.1(b) or Subservicer terminates this Agreement at the end of the Subservicers Initial Term pursuant to Section 5.1(c), then, if the days elapsed between the Effective Date of Termination and the Successor Transfer Date, (A) exceed 180 days but are less than 365 days, the Subservicer Economics shall be to the applicable Step-up Fee for such period and (B) equal or exceed 365 days, the Subservicer Economics shall be increased to the applicable Step-up Fee for such period; provided that no Step-up Fee shall be payable if the delay in transferring servicing is due to any matter(s) outside of the control of the Owner/Servicer or the successor servicer or subservicer selected by Owner/Servicer. The Owner/Servicer and the Subservicer shall discharge such duties and responsibilities during the period from the date each acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence that it is obligated to exercise under this Agreement. In addition, (i) Subservicer and Owner/Servicer shall cooperate in good faith to comply with the Transfer Procedures set forth in Exhibit P-1 and Exhibit P-2 hereto and transfer servicing in accordance with industry standard transfer procedures and (ii) Owner/Servicer shall use commercially reasonable efforts to require any successor servicer or subservicer to comply with the Transfer Procedures set forth in Exhibit P-1 and Exhibit P-2 hereto and transfer servicing in accordance with industry standard transfer procedures.
(e)In the event of a servicing transfer to a successor servicer or subservicer with respect to some or all of the Mortgage Loans, the Subservicer shall comply with all Applicable Requirements with respect to servicing transfers. In addition, the Subservicer shall comply with the CFPB’s rules and/or guidelines with respect to servicing transfers, including without limitation its Bulletin 2014-1 issued on August 19, 2014, as may be amended or updated. The Subservicer and the Owner/Servicer shall provide all reasonable cooperation and assistance as may be requested by the other party in connection with compliance with such rules and/or guidelines.
(f)In addition, in connection with the servicing transfer to a successor servicer or subservicer with respect to some or all of the Mortgage Loans, the Subservicer shall (a) to the extent in Subservicer’s possession or control, promptly forward to the Owner/Servicer’s designee all Mortgage Servicing Files, data, Mortgage Loan Documents, files, data tapes and other information customarily delivered by a servicer upon transfer of servicing of mortgage loans, (b) comply in all material respects with the transfer instructions of the successor servicer or subservicer, (c) provide Owner/Servicer’s designee accepted servicing industry documentation meeting all Applicable Requirements regarding outstanding Servicing Advances and P&I Advances related to the Mortgage Loans, (d) take appropriate actions and cooperate with any Investor approval process and in reflecting the servicing transfer on the MERS system for the related Mortgage Loans registered on MERS to the extent the Subservicer is authorized to do so with the MERS system and (e) cooperate with the document custodian recertification process, if any.
(g)Notwithstanding any provision in this Agreement to the contrary, in the event the Owner/Servicer terminates this Agreement with or without cause as to some but not all of the Mortgage Loans, the terms of the Agreement shall remain in full effect with respect to those Mortgage Loans that remain subject to this Agreement.
Section 5.5. Accounting/Records.
Upon expiration or termination of this Agreement and after the completed transfer of the servicing of the Mortgage Loans to a successor servicer or subservicer, the Subservicer will cease all Subservicing activities and account for and turn over to the successor servicer or subservicer, as applicable, all funds collected hereunder, less the compensation and other amounts then due to the Subservicer, and deliver to the successor servicer or subservicer, as applicable, all records and documents relating to each Mortgage Loan and will advise Mortgagors that their mortgages will henceforth be serviced by the successor servicer or subservicer, as applicable.
Section 5.6. Termination Right of the Subservicer.

The Subservicer may terminate this Agreement for cause, in whole but not in part, by providing written notice of its intent to terminate Owner/Servicer based on any of the following events (each such event and any other event mutually agreed upon by the parties, an “Owner/Servicer Termination Event”), which as of the date of such notice, shall have occurred, be continuing and shall not have been cured or otherwise waived:
(a)any failure by the Owner/Servicer to remit any payment not in dispute pursuant to Section 4.3 and due to the Subservicer pursuant to this Agreement, which failure continues unremedied for a period of five (5) Business Days after the date upon which such payment was required to be remitted under the terms of this Agreement except to the extent funds are available to net such payment in accordance with Section 4.1;
(b)Any failure by the Owner/Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Owner/Servicer set forth in this Agreement (including the Schedules and Exhibits hereto), which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Owner/Servicer by the Subservicer;
(c)A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Owner/Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;
(d)Any representation or warranty made by the Owner/Servicer hereunder shall prove to be untrue or incomplete in any material respect which is not caused by or results from the actions or inaction of the Subservicer, the Corporate Parent or their Affiliates, vendors (other than any Vendors or Approved Parties selected by Owner/Servicer after the Effective Date) or agents and, if such breach of a representation or warranty is capable of being cured, continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Owner/Servicer by the Subservicer.
(e)The occurrence of an Owner/Servicer Termination Event under any NRZ Servicing/Subservicing Agreement with respect to non-Agency Loans.
Notwithstanding anything to the contrary in this Agreement, for the avoidance of doubt to the extent the Subservicer terminates this Agreement pursuant to this Section 5.6, the Owner/Servicer shall remain the owner of the Servicing Rights and Subservicer shall have no right, title interest or claim to the Servicing Rights.
Section 5.7. Recognition of Rights of Investor to Terminate or Assume Agreement.
(a)Subject to Section 5.7(b), the parties hereto acknowledge that, in the event the Owner/Servicer is terminated as servicer (or in similar capacity) under a Servicing Agreement by the related Investor (or, if expressly provided in such Servicing Agreement, the Owner/Servicer is no longer the servicer thereunder for any reason (including termination due to an event of default of the Owner/Servicer)), then one or more of the following rights may be exercised: (i) if such right is required by the express provisions of such Servicing Agreement to be included in this Agreement, the Owner/Servicer shall have the right to immediately terminate this Agreement solely with respect to the related Mortgage Loans subject to the related Servicing Agreement for which the Owner/Servicer was terminated as servicer (or in similar capacity) in accordance with the terms of the related Servicing Agreement, (ii) if such right is required by the express provisions of the Servicing Agreement to be included in this Agreement, the related Investor or its designee or any successor servicer appointed by such Investor shall have the right to immediately terminate this Agreement (subject to the receipt of such consents, if any, as may be required by such Servicing Agreement, and in accordance with the terms of such Servicing Agreement) solely with respect to the related Mortgage Loans subject to the related Servicing Agreement for which was terminated as servicer (or in similar capacity), or (iii) if such right is required by the express provisions of such Servicing Agreement to be included in this Agreement, the related Investor or its designee or any successor servicer appointed by such Investor shall have the right to assume (or may be deemed to have assumed without act or deed on the part such Investor or its designee or any successor servicer) all of the rights and obligations of the Owner/Servicer under this Agreement solely with respect to the related Mortgage Loans subject to the related Servicing Agreement for which the Owner/Servicer was terminated as servicer (or in similar capacity) in accordance with the terms of the related Servicing Agreement.
(b)Notwithstanding anything to the contrary in this Agreement, if an Investor terminates both the Owner/Servicer and the Subservicer under the applicable Servicing Agreement, such termination would be treated as:
(i)a termination for cause for purposes of this Agreement solely with respect to the related Mortgage Loans subject to the related Servicing Agreement for which the Owner/Servicer was terminated as servicer (or in similar capacity) if the Investor’s action is related to an act or omission of the Subservicer or the Corporate Parent, or the processes, practices and/or procedures of the Subservicer or the Corporate Parent (unless such act, omission or breach is related to Subservicer’s compliance with the Owner/Servicer’s written direction in accordance with Section 2.3) or in connection with a Subservicer Termination Event; provided, further, that this provision shall not protect the Subservicer from any liability for any breach of its covenants made herein, or failure to perform its obligations in compliance with the terms of this Agreement, including any standard of care set forth in this Agreement, or from any liability which would otherwise be imposed on the Subservicer or any of its directors, officers, agents or employees by reason of the Subservicer’s willful misfeasance, bad faith, fraud, or negligence in the performance of its duties hereunder or by reason of its negligent disregard of its obligations or duties hereunder), or

(ii)a termination without cause solely with respect to the related Mortgage Loans subject to the related Servicing Agreement for which the Owner/Servicer was terminated if the Investor’s action is (1) unrelated to (x) an act or omission of the Subservicer or the Corporate Parent, respectively, or (y) a Subservicer Termination Event, or (2) related to Subservicer’s compliance with the Owner/Servicer’s written direction in accordance with Section 2.3.
(c)If an Investor assumes (or is deemed to have assumed) the obligations of the Owner/Servicer in accordance with the express provisions of the applicable Servicing Agreement, then the Subservicer shall have the right, upon not less than 90 days’ prior written notice to the related Investor, to terminate this Agreement solely with respect to the related Mortgage Loans subject to the related Servicing Agreement for which the Owner/Servicer was terminated as servicer (or in similar capacity). In addition to any rights and remedies under the applicable Servicing Agreement or this Agreement, in the event such Investor terminates the Subservicer following such assumption of this Agreement by such Investor and such termination by the Investor is unrelated to an act or omission of the Subservicer or the Corporate Parent, respectively, unrelated to a Subservicer Termination Event or related to Subservicer’s compliance with the Owner/Servicer’s written direction in accordance with Section 2.3, and solely if the Effective Date of Termination occurs during the Initial Term, Investor (including without limitation, any trustee master servicer, back-up servicer, successor servicer, trust administrator, insurer or similar transaction party or any related securityholder) assuming the obligations of the Owner/Servicer shall reimburse the Subservicer in accordance with such termination without cause provisions. To the extent the Investor is obligated to pay the applicable Termination Fee as set forth in this Section 5.7(c), the Investor shall remit to the Subservicer one-hundred percent (100%) of the applicable Termination Fee (Investor) Deposit Amount (as defined and calculated in accordance with Exhibit C-2) on the related Effective Date of Termination. For the avoidance of doubt, the provisions relating to the Escrow Agent in Section 5.04 shall be inapplicable to the extent the related Investor is obligated to pay the Subservicer the applicable Termination Fee pursuant to this Section 5.7(c).
(d)Notwithstanding any provision of this Agreement to the contrary, the termination of this Agreement as to the related Mortgage Loans (subject to the related Servicing Agreement for which the Owner/Servicer was terminated as servicer (or in similar capacity)) by the Subservicer in accordance with Section 5.7(c) above shall not be effective until a successor subservicer has been appointed by the related Investor and has assumed the duties of the Subservicer hereunder solely with respect to the related Mortgage Loans subject to the related Servicing Agreement which was terminated, and the Subservicer shall not be relieved of its obligations under this Agreement with respect to such Mortgage Loans until such time. If a successor subservicer has not assumed the duties of the Subservicer within one hundred and twenty (120) days of the Subservicer’s notice of termination pursuant to Section 5.7(c), the Subservicer may, at the expense of the related Investor, petition a court with appropriate jurisdiction to appoint a successor subservicer.

(e)Unless expressly required pursuant to the terms of the applicable Servicing Agreement, with respect to any of the Mortgage Loans for which the Owner/Servicer is terminated as servicer (or in similar capacity) under a Servicing Agreement by the related Investor (or, if expressly provided in such Servicing Agreement, the Owner/Servicer is no longer the servicer thereunder for any reason (including termination due to an event of default of the Owner/Servicer), in the event that the related trustee or successor servicer assumes or (is deemed to have assumed) the rights and/or obligations of the Owner/Servicer in accordance with the express provisions of the applicable Servicing Agreement, New Penn Financial, LLC d/b/a Shellpoint Mortgage Servicing shall not have any obligations as Owner/Servicer with respect to such Mortgage Loans following the date of such assumption and shall not be liable to the Subservicer for any losses, liabilities, acts or omissions of Investor as Owner/Servicer with respect to such Mortgage Loans following the date of such assumption.

ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OWNER/SERVICER
As of the date of this Agreement and as of each Transfer Date (or such other date as set forth below), the Owner/Servicer hereby represents, warrants and covenants to the Subservicer as follows:
Section 6.1. Authority.
The Owner/Servicer is a duly organized and validly existing limited liability company in good standing under the laws of its state of formation and has all requisite power and authority to enter into this Agreement and the Persons executing this Agreement on behalf of the Owner/Servicer are duly authorized to do so. The Owner/Servicer has all licenses necessary to carry on its business as now being conducted and is duly authorized and qualified to transact, in each state where a Mortgaged Property is located, any and all business contemplated by this Agreement, except where the failure of the Owner/Servicer to possess such qualifications or licenses would not be reasonably expected to have a Material Adverse Effect or where the Owner/Servicer is otherwise exempt under Applicable Requirements from such qualification, or is otherwise not required under Applicable Requirements to effect such qualification.
Section 6.2. Consents.
Except for approvals required from the applicable Investor or under the applicable Servicing Agreement in connection with any Transfer Date, no consent, approval or authorization of any Governmental Authority is required for the execution, delivery, and performance by the Owner/Servicer of or compliance by the Owner/Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization, or order has been obtained except where failure to obtain would not reasonably be expected to have a Material Adverse Effect.

Section 6.3. Litigation.
There is no action, suit, proceeding, or investigation pending or, to its knowledge, threatened against the Owner/Servicer that, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or of any action taken or to be contemplated herein, or would be reasonably likely to impair materially the ability of the Owner/Servicer to perform under the terms of this Agreement.
Section 6.4. Broker Fees.
The Owner/Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction.
Section 6.5. Ownership.
Following the applicable Transfer Date, the Owner/Servicer is the sole owner of all right, title and interest in and to the Servicing Rights related to the Mortgage Loans.
Section 6.6. Ability to Perform.

The Owner/Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant applicable to it and contained in this Agreement.
Section 6.7. Accuracy of Information.
Solely with respect to each Mortgage Loan which is not a Prior Ocwen Serviced Loan, all information provided to Subservicer by Owner/Servicer required by the Subservicer to perform its obligations hereunder is true and correct in all material respects; provided that, the Owner/Servicer makes no representation, warranty or covenant relating to any information provided to Subservicer which is based on or derived from any information or data provided to the Owner/Servicer by the Subservicer or the Corporate Parent or their respective Affiliates, vendors (other than any Vendors or Approved Parties selected by Owner/Servicer after the Effective Date) or agents.
ARTICLE VII
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSERVICER
As of the date of this Agreement and as of each Transfer Date (or such other date if set forth below), the Subservicer hereby represents, warrants and covenants to the Owner/Servicer as follows:
Section 7.1. Good Standing.
The Subservicer is an approved servicer for, and in good standing with, each Governmental Entity and a HUD approved mortgagee. No event has occurred, including but not limited to, a change in insurance coverage, that would make the Subservicer unable to comply with eligibility requirements of each Governmental Entity.
Section 7.2. Authority.

The Subservicer is a duly organized and validly existing limited liability company in good standing under the laws of the state of its formation and has all requisite power and authority to enter into this Agreement and the Persons executing this Agreement on behalf of the Subservicer are duly authorized so to do. The Subservicer has all licenses necessary to carry on its business as now being conducted and is duly authorized and qualified to transact, in each state where a Mortgaged Property is located, any and all business contemplated by this Agreement, except where the failure of the Subservicer to possess such qualifications or licenses would not be reasonably expected to have a Material Adverse Effect or where the Subservicer is otherwise exempt under Applicable Requirements from such qualification, or is otherwise not required under Applicable Requirements to effect such qualification.
Section 7.3. Consents.
Except for approvals required from the applicable Investor or under the applicable Servicing Agreement in connection with any Transfer Date, no consent, approval or authorization of any Governmental Authority is required for the execution, delivery, and performance by the Subservicer of or compliance by the Subservicer with this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization, or order has been obtained except where failure to obtain would not reasonably be expected to have a Material Adverse Effect.
Section 7.4. Litigation.
There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Subservicer that, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or of any action taken or to be contemplated herein, or would be reasonably likely to impair materially the ability of the Subservicer to perform under the terms of this Agreement or Applicable Requirements.
Section 7.5. Accuracy of Information.
Information furnished to the Owner/Servicer or, any Investor by the Subservicer regarding its financial condition or its servicing operations is true and correct as of the date specified in such information or, if not specified, the date provided, in all material respects.
Section 7.6. Broker Fees.
The Subservicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction.
Section 7.7. MERS.
The Subservicer is a member of MERS in good standing.
Section 7.8. Ability to Perform.

The Subservicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant applicable to it and contained in this Agreement.
Section 7.9. HAMP.
The Subservicer is participating in HAMP. The Subservicer has entered into a Servicer Participation Agreement (“SPA”) with Fannie Mae, as financial agent of the United States, pursuant to HAMP. As such, the Subservicer: (a) has implemented HAMP as required by the SPA; (b) will report to Fannie Mae throughout the term of this Agreement the transfer of servicing of any Mortgage Loans that are “Eligible Loans” (as defined by the SPA) to extent required in order to ensure compliance with the SPA; and (c) will service any of the Mortgage Loans that are “Eligible Loans” in accordance with HAMP requirements throughout the term of this Agreement to the extent HAMP is still in effect or otherwise applicable.
Section 7.10. Eligibility under the Servicing Agreements.
The Subservicer satisfies all applicable eligibility and other requirements as subservicer to the Owner/Servicer to act as servicer (including master, special, primary or subservicer) under the applicable Servicing Agreements as of the applicable Transfer Date.
Section 7.11. Advances.
The representations and warranties set forth on Schedule 7.11 are true and correct with respect to the applicable P&I Advances and Servicing Advances as of the dates set forth in Schedule 7.11.
Section 7.12. [ ***]
[***]

ARTICLE VIII
INDEPENDENCE OF PARTIES; INDEMNIFICATION SURVIVAL
Section 8.1. Independence of Parties; Average Third-Party Mark Payment.
The Subservicer shall have the status of, and act as, an independent contractor. Nothing herein contained shall be construed to create a partnership or joint venture between the Owner/Servicer and the Subservicer.
Subservicer and Owner/Servicer will each promptly notify the other of any communication received in connection with a Servicing Agreement (and promptly deliver a copy of such communication to the other party) (i) from a trustee, master servicer (or other party entitled, or purporting to be entitled, to terminate) that is a solicitation of holders for a vote, or a request for direction regarding termination or (ii) from, or on behalf of, a trustee, master servicer (or other party entitled, or purporting to be entitled, to terminate) stating that such trustee, master servicer or other party has an intention to terminate Owner/Servicer or Subservicer as servicer, subservicer or master servicer under such Servicing Agreement. The parties will fully cooperate to resolve any such matter to avoid termination. To the extent Subservicer or the Owner/Servicer is terminated under any Servicing Agreement related to any Mortgage Loan subserviced hereunder and either (x) the basis of such termination is resulting from, arising out of or related to any enumerated items set forth in Section 8.2 (other than as a result of any delinquency or loss triggers with respect to such Servicing Agreement) or (y) other than with respect to any Mortgage Loan with respect to which any optional termination or clean-up call right has been exercised pursuant to the related Servicing Agreement or any Mortgage Loan subject to the Servicing Agreements set forth in Schedule 8.1, such termination was “without cause,” “for convenience” or on a similar basis and the related Servicing Agreement was terminable by the applicable Investor on such basis as of the Servicing Transfer Date, then, in each case, the Subservicer shall remit to the Owner/Servicer the Average Third Party Mark of the affected Servicing Rights within ten (10) Business Days following receipt of such Average Third Party Mark (the “Average Third Party Mark Payment”); provided that in the case of any termination described in clause (y) above, the Average Third Party Mark Payment will be reduced by any termination or similar payments received by the Owner/Servicer under the applicable Servicing Agreement in connection with such termination; provided, further, that if any such termination payments exceed the Average Third Party Mark of the affected Servicing Rights, the Owner/Servicer will pay such excess to the Subservicer.
Section 8.2. Indemnification by the Subservicer.

The Subservicer shall indemnify and hold the Owner/Servicer harmless against any and all Losses resulting from or arising out of:
(a)the Subservicer’s failure to observe or perform any or all of the Subservicer’s covenants and obligations under this Agreement, including without limitation the failure to comply following the applicable Transfer Date with any provisions under any Servicing Agreement relating to the servicing or Subservicing of the related Mortgage Loans;
(b)the Subservicer’s breach of its representations and warranties contained in this Agreement;
(c)any event of termination described in Section 5.3, other than Section 5.3(a) (x xiii);
(d)any claim, litigation or proceeding to which the Owner/Servicer is made a party in connection with Section 2.23, (ii) the Owner/Servicer’s (and any Owner/Servicer’s designee’s) compliance with Section 2.23 (including, without limitation, any reasonable costs and expenses related to travel and lodging) and/or (iii) the Owner/Servicer’s cooperation with the Subservicer in connection with any PMI Proceeding;
(e)the matters set forth on Schedule 4.12.15 to the Transfer Agreement; provided that such Loss is incurred and/or is payable prior to the earliest of (i) the date New Penn Financial, LLC d/b/a Shellpoint Mortgage Servicing is terminated as Owner/Servicer and

(ii) the later of (x) the fifth anniversary of the Effective Date and (y) the two year anniversary of the termination of the Subservicer under this Agreement;
(f)any Compensatory Fees or other Governmental Entity-imposed fees, penalties or curtailments imposed on the Owner/Servicer related to (a) any Mortgage Loan foreclosures exceeding the applicable Governmental Entity’s required timelines or (b) other servicing acts or omissions relating to the Mortgage Loans, in each case relating to or arising from the Subservicer’s failure to meet a timeline or requirement under the applicable Governmental Entity Guidelines on or after the related Transfer Date, but only to the extent and amount such Compensatory Fee or other fee, penalty or curtailment is attributable to the Subservicer; or
(g)the matters for which Subservicer is required to indemnify the Owner/Servicer pursuant to Section
2.3;
provided, however, the Subservicer shall not be obligated to indemnify the Owner/Servicer (i) with respect to any liabilities, Claims, costs or expenses which are covered in Section 8.3 or (ii) to the extent such Loss is due to the willful misconduct, bad faith or gross negligence of the Owner/Servicer or any of its Affiliates or the Owner/Servicer’s breach of this Agreement.
Section 8.3. Indemnification by the Owner/Servicer.
Except as otherwise stated herein, the Owner/Servicer shall indemnify and hold the Subservicer harmless against any and all Losses resulting from or arising out of:
(a)the Owner/Servicer’s failure to observe or perform any or all of the Owner/Servicer’s covenants and obligations under this Agreement or breach of its representations and warranties contained in this Agreement;
(b)the matters for which the Owner/Servicer is required to indemnify the Subservicer pursuant to Section 2.3;
(c)any failure of any successor servicer or subservicer to service the Mortgage Loans in accordance with Applicable Requirements following the related transfer of servicing to such successor;
(d)any Claim that is brought against Subservicer after the relevant Transfer Date that relates to the Mortgage Loans and the Servicing Rights, except (i) to the extent Subservicer is otherwise liable therefor under this Agreement, the MSR Purchase Agreement, the Sale Supplements, the Transfer Agreement or any other agreement between the Owner/Servicer and the Subservicer or any Affiliate or (ii) solely with respect to Prior Ocwen Serviced Loans, to the extent such Claim results from or arises out of any matter related to the period prior to the applicable Transfer Date;

(e)solely with respect to any Mortgage Loan which is not a Prior Ocwen Serviced Loan, any act or omission by any Person other than Corporate Parent, Subservicer or their respective Affiliates prior to the applicable Transfer Date unless (i) the Subservicer knew or reasonably should have known of such deficiencies or
(ii) the Subservicer is curing or correcting such deficiencies; or
(f)any event of termination described in Section 5.6;
provided, however, the Owner/Servicer shall not be obligated to indemnify the Subservicer (i) with respect to any liabilities, Claims, costs or expenses which are covered in Section 8.2 or (ii) to the extent such Loss is due to the willful misconduct, bad faith or gross negligence of the Subservicer, Corporate Parent or any of their respective Affiliates or the Subservicer’s breach of this Agreement.
Section 8.4. Indemnification Procedures.
Promptly after receipt by an indemnified party under Sections 8.2 or 8.3 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under Sections 8.2 or 8.3, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under Sections 8.2 or 8.3, except to the extent that it has been prejudiced in any material respect, or from any liability that it may have, otherwise than under Sections 8.2 or 8.3. The indemnifying party shall assume the defense of any such claim (provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party) and pay all expenses in connection therewith, including attorneys’ fees, and promptly pay, discharge, and satisfy any judgment or decree that may be entered against it or the indemnified party in respect of such claim. The indemnifying party shall follow any reasonable written instructions received from the indemnified party in connection with such claim. The provisions of Sections 8.2 or 8.3 shall survive for five (5) years following termination of this Agreement. The Subservicer shall provide the Mortgagor Litigation Reports set forth in the related Formatted Servicing Report regarding legal action(s) by individual Mortgagor(s) relating to the Mortgage Loans and against the Subservicer or the Owner/Servicer, it being understood that the Subservicer may combine such reports with the reports required to be delivered under Section 8.4 of any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement and delivery thereunder shall be deemed to constitute delivery hereunder. With respect to any third party claim subject to indemnification under this Agreement, the indemnified party agrees to reasonably cooperate and cause its Affiliates to reasonably cooperate in good faith with the indemnifying party in connection with the defense of any such claim. The indemnifying party shall pay the indemnified party any non- disputed Losses within thirty (30) days of the indemnifying party’s receipt of an invoice therefor, together with reasonable supporting documentation.
Section 8.5. Mitigation.
Each party that is eligible for indemnification under Sections 8.2 or 8.3 for reimbursement for costs and expenses under this Agreement shall use its commercially reasonable efforts consistent with requirements of Applicable Requirements with respect to mitigation of damages to mitigate such Loss and; provided, however, that the failure to mitigate by either party shall not affect the indemnifying party’s obligation to indemnify the indemnified party except to the extent such failure to mitigate results in any material prejudice to the indemnifying party and then only to the extent of such material prejudice and a violation of requirements of Applicable Requirements with respect to mitigation of damages.
Section 8.6. Survival.
The representations, warranties, and indemnifications set forth in Article VII and this Article VIII shall survive for five (5) years following the termination of this Agreement.
Section 8.7. Limitation of Damages.
NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY PUNITIVE, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES, WHATSOEVER, IN EACH CASE WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, EVEN IF APPRISED OF THE POSSIBILITY THEREOF; PROVIDED, HOWEVER, THAT SUCH LIMITATION WILL NOT BE APPLICABLE WITH RESPECT TO ANY SUCH DAMAGES PAID TO A THIRD PARTY AS A RESULT OF ANY THIRD PARTY CLAIMS MADE AGAINST A PARTY THAT IS SUBJECT TO AN INDEMNIFICATION OBLIGATION PROVIDED FOR UNDER SECTION 8.2 OR 8.3, AS APPLICABLE.
Section 8.8. Owner/Servicer’s Direction
The Subservicer may rely in good faith on any document of any kind that, prima facie, is executed and submitted by any appropriate Person respecting any matters arising hereunder by or on behalf of Owner/Servicer. Notwithstanding anything in this Agreement to the contrary and for the avoidance of doubt, in no event shall the Subservicer be required to comply with any instruction by the Owner/Servicer that would violate any federal, state and local legal and regulatory requirements (including, without limitation, laws, statutes, rules, regulations and ordinances); provided that the Subservicer shall address such conflict in accordance with the procedure set forth in Section 2.3(c).
ARTICLE IX SECURITIZATION TRANSACTIONS
Section 9.1. Removal of Mortgage Loans from Inclusion Under This Agreement Upon a Securitization Transaction on One or More Reconstitution Dates.
To the extent some or all of the Mortgage Loans are removed from a Servicing Agreement pursuant to the exercise of an early termination or other reconstitution provision, the termination and subsequent servicing of such Mortgage Loans shall be addressed as set forth in Section 5.1(d).

ARTICLE X MISCELLANEOUS
Section 10.1 Assignment.
(a)This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(b)This Agreement may not be assigned or otherwise transferred by operation of law or otherwise by Owner/Servicer or Subservicer without the express written consent of the other, and any such assignment or attempted assignment without such consent shall be void; provided, however, that (i) Owner/Servicer may pledge its rights to any Person providing financing to Owner/Servicer or its Affiliates without the express written consent of Subservicer, (ii) without limiting any other transfers that otherwise do not require the consent of Subservicer, following a Transfer Date, Owner/Servicer or any assignee or transferee thereof may transfer all or any interest in the Rights to MSRs or any Transferred Receivables Assets (each as defined in the Transfer Agreement) to any Person without the express written consent of Subservicer, (iii) Owner/Servicer may assign or otherwise transfer any of its rights and obligations hereunder without the consent of Subservicer to any direct or indirect wholly-owned subsidiary of New Residential Investment Corp., provided that in each case such entity has been approved by and is in good standing with Fannie Mae, Freddie Mac and each applicable State Agency, as necessary, in order to acquire the Servicing Rights hereunder.
(c)This Agreement is otherwise solely for the benefit of the parties hereto, and no provision of this Agreement shall be deemed to confer upon any other Person any remedy, claim, liability, reimbursement, cause of action or other right.
Section 10.2. Prior Agreements.
If any provision of this Agreement is inconsistent with any prior agreements between the parties, oral or written, with respect to the Mortgage Loans, the terms of this Agreement shall prevail, and after the Effective Date of this Agreement, the relationship and agreements between the Owner/Servicer and the Subservicer with respect to the Mortgage Loans shall be governed in accordance with the terms of this Agreement.
Section 10.3. Entire Agreement.
Except as otherwise set forth herein, this Agreement contains the entire agreement between the parties hereto and cannot be modified in any respect except by an amendment in writing signed by both parties.
Section 10.4. Invalidity.
Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.
Section 10.5. Governing Law; Jurisdiction.
THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
ANY LEGAL ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, OR IN THE UNITED STATES COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK. WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT: (A) EACH PARTY GENERALLY AND UNCONDITIONALLY SUBMITS ITSELF AND ITS PROPERTY TO THE EXCLUSIVE JURISDICTION OF SUCH COURT; AND (B) EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT HAS OR HEREAFTER MAY HAVE TO THE VENUE OF SUCH PROCEEDING, AS WELL AS ANY CLAIM IT HAS OR MAY HAVE THAT SUCH PROCEEDING IS IN AN INCONVENIENT FORUM.
Section 10.6. Waiver of Jury Trial.
EACH OF THE SUBSERVICER AND THE OWNER/SERVICER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OR ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT.
Section 10.7. Notices.
All communications, notices, consents, waivers, and other communications under this Agreement must be in writing and be given in person or by means of email (with request for assurance of receipt in a manner typical with respect to communications of that type), by overnight courier or by mail, and shall become effective: (a) on delivery if given in person; (b) on the date of transmission if sent email, except with respect to notices delivered pursuant to Article V which shall be confirmed by a similar mailed writing ; (c) one (1) Business Day after delivery to the overnight service; or (d) four (4) Business Days after being mailed, with proper postage and documentation, for first-class registered or certified mail, prepaid.
(a)in the case of the Subservicer: Ocwen Loan Servicing, LLC
1661 Worthington Road, Suite 100
West Palm Beach, FL 33409 Attention: Secretary

with a copy (which shall not constitute notice) to:

Ocwen Loan Servicing LLC (physical address)
Hamilton House, 56 King Street, 3rd Floor Christiansted, St. Croix VI 00820

(mailing address) 1108 King Street
Christiansted, VI 00820 Attention: General Counsel with a copy to:
[***]

(b)in the case of the Owner/Servicer:
New Penn Financial, LLC d/b/a Shellpoint Mortgage Servicing c/o New Residential Mortgage LLC
1345 Avenue of the Americas, 26th Floor
New York, New York 10105 Attention: Operations
[***]

with a copy (which shall not constitute notice) to:

New Penn Financial, LLC d/b/a Shellpoint Mortgage Servicing c/o New Residential Mortgage LLC
1345 Avenue of the Americas, 45th Floor New York, New York 10105
Attention: Legal [***]

with a copy (which shall not constitute notice) to:
New Penn Financial, LLC d/b/a Shellpoint Mortgage Servicing 55 Beattie Pl, Suite 500
Greenville, South Carolina 29601

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. (New York time) in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
Section 10.8. Amendment, Modification and Waiver.
No amendment to this Agreement shall be effective unless it shall be in writing and signed by each party. Any failure of a party to comply with any obligation, covenant, agreement or condition contained in this Agreement may be waived by the party entitled to the benefits thereof only by a written instrument duly executed and delivered by the party granting such waiver, but such waiver or failure or delay to insist upon strict compliance with such obligation, covenant, agreement or condition or any waiver, failure or delay in exercising any right, power or privilege hereunder or any single or partial exercise thereof shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance or preclude any other or further exercise thereof or any other right, power or privilege hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
Section 10.9. Binding Effect.
This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.
Section 10.10. Headings.

Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.
Section 10.11. Force Majeure.
Each party will be excused from performance under this Agreement, except for any payment obligations for services that have been or are being performed hereunder, for any period and to the extent that it is prevented from performing, in whole or in part, as a result of delays caused by the other party or any act of God, war, civil disturbance, court order, labor dispute, or other cause beyond its reasonable control, including failure, fluctuations, or unavailability of heat, light, air conditioning, or telecommunications equipment (a “Force Majeure Event”). A party excused from performance pursuant to this Section 10.11 shall exercise commercially reasonable efforts to continue to perform its obligations hereunder and shall thereafter continue with reasonable due diligence and good faith to remedy its inability to so perform, except that nothing herein shall obligate either party to settle a strike or labor dispute when it does not wish to do so. Such nonperformance will not be deemed a breach of this Agreement as long as the party affected by the Force Majeure Event uses commercially reasonable efforts to expeditiously remedy the problem causing such nonperformance and to execute its disaster recovery plan then in existence. If the failure of a party to perform under this Agreement as a result of a Force Majeure Event exceeds fifteen
(15) days, the other party may terminate this Agreement immediately without liability and the parties shall cooperate in good faith to facilitate the transfer of servicing to a successor servicer or subservicer designated by the Owner/Servicer.
Section 10.12. Confidentiality; Security .

(a)Each party acknowledges that it may, in the course of performing its responsibilities under this Agreement, be exposed to or acquire Confidential Information that is proprietary to or confidential to the other party, its Affiliates, their respective clients and investors or to third parties to whom the other party owes a duty of confidentiality. The party providing Confidential Information in each case shall be called the “Disclosing Party” and the party receiving the Confidential Information shall be called the “Recipient”. With respect to all such Confidential Information, the Recipient shall (i) act in accordance and comply with all Applicable Requirements (including, without limitation, security and privacy laws with respect to its use of such Confidential Information),
(ii) maintain, and shall require all third parties that receive Confidential Information from the Recipient as permitted hereunder to maintain, effective information security measures to protect Confidential Information from unauthorized disclosure or use, and (iii) provide the Disclosing Party with information regarding such security measures upon the reasonable request of the Disclosing Party and promptly provide the Disclosing Party with information regarding any material failure of such security measures or any security breach relating to the Disclosing Party’s Confidential Information. The Recipient shall hold the Disclosing Party’s Confidential Information in strict confidence, exercising no less care with respect to such Confidential Information than the level of care exercised with respect to the Recipient’s own similar Confidential Information and in no case less than a reasonable standard of care, and shall not copy, reproduce, summarize, quote, sell, assign, license, market, transfer or otherwise dispose of, give or disclose such information to third parties or use such information for any purposes other than the provision of the services to the Disclosing Party without the prior written authorization of the Disclosing Party. In addition, the Recipient shall not use the Confidential Information to make any contact with any of the parties identified in the Confidential Information without the prior authorization of the Disclosing Party, except in the course of performing its obligations under the terms of this Agreement.
(b)The Recipient may disclose the Disclosing Party’s Confidential Information only (i) to its and its Affiliates’ officers, directors, attorneys, accountants, employees, agents and representatives and, with respect to the Owner/Servicer only, Rating Agencies, consultants, bankers, financial advisors and potential financing sources (collectively, “Confidential Representatives”) who need to know such Confidential Information and who are subject to a duty of confidentiality (contractual or otherwise) with respect to such

Confidential Information, (ii) to those Persons within the Recipient’s organization directly involved in the transactions contemplated in this Agreement, and who are bound by confidentiality terms substantially similar to the terms set forth herein, (iii) to the Recipient’s regulators and examiners, (iv) as required by Applicable Requirements, (v) to the extent such Recipient determines reasonably necessary or appropriate to defend itself in connection with a legal proceeding regarding the transactions contemplated in this Agreement; provided that Confidential Information may not be disclosed pursuant to this clause (v) without prior notice to the Disclosing Party and the Recipient shall use reasonable efforts to cooperate with the Disclosing Party’s reasonable requests to protect and preserve the confidential nature of such Confidential Information, (vi) in the case of the Owner/Servicer, and subject to, and otherwise limited to the information provided pursuant to, Section 2.1(e), to a backup servicer and (vii) to any third party mutually agreed upon by the Owner/Servicer and Subservicer. The Recipient shall be liable for any breach of its confidentiality obligations and the confidentiality obligations of its Confidential Representatives.
(c)The parties shall not, without the other party’s prior written authorization, publicize, disclose, or allow disclosure of any Confidential Information about the other party, its present or former partners, managing directors, directors, officers, employees, agents or clients, its or their business and financial affairs, personnel matters, operating procedures, organization responsibilities, marketing matters and policies or procedures, with any reporter, author, producer or similar Person or entity, or take any other action seeking to publicize or disclose any such information in any way likely to result in such information being made available to the general public in any form, including books, articles or writings of any other kind, as well as film, videotape, audiotape, or any other medium except as required by Applicable Requirements.
(d)The obligations under this Section 10.12 shall survive the termination of this Agreement.
(e)In addition to the foregoing, the parties agree that any information provided hereunder shall be subject to the terms of the Confidentiality Agreement; provided that if there exists any conflict between this Agreement and the terms of the Confidentiality Agreement, this Confidentiality Agreement shall control except as provided in Section 10.12(f) below). Furthermore, the parties agree that the Confidentiality Agreement shall be incorporated into this Agreement for purposes of confidentiality.
(f)Notwithstanding any contrary terms in the Confidentiality Agreement, the obligations under the Confidentiality Agreement shall survive indefinitely after the expiration or termination of the Sale Supplements (as defined in the New RMSR Agreement).
Section 10.13. Further Assurances.
Each of the Owner/Servicer and the Subservicer shall cooperate with and assist the other party as reasonably requested in connection with such other party’s duties and obligations under this Agreement and in connection therewith shall execute and deliver all such papers, documents and instruments as may be necessary and appropriate in furtherance thereof.

The Subservicer shall reasonably cooperate with the Owner/Servicer, the Affiliates of Owner/Servicer, any third- party originator, servicer and/or other service provider engaged by the Owner/Servicer to provide portfolio defense services, any Rating Agency, any trustee, bond insurers, Owner/Servicer’s lender(s), any agents or consultants of Owner/Servicer, any regulator of the Owner/Servicer, any third-party due diligence provider and/or any prospective purchaser(s), in each case, with respect to any proposed Securitization Transactions, any financings contemplated by the Owner/Servicer, and/or any other activity reasonably requested by the Owner/Servicer related to the Mortgage Loans, Servicing Rights, Servicing Advances or P&I Advances. The Owner/Servicer will pay Subservicer’s reasonable and documented out-of-pocket costs related to such cooperation and, with respect to the servicing advance facilities, consistent with the caps and limitations set forth on Exhibit O attached hereto.
The Subservicer covenants and agrees to cooperate fully with its obligations under Section 5.4 of this Agreement and any reasonable written request of Owner/Servicer to protect and preserve the value of the Servicing Rights.
Section 10.14. Execution of Agreement.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement shall be deemed binding when executed by both the Owner/Servicer and the Subservicer. Telecopy or electronically transmitted signatures shall be deemed valid and binding to the same extent as the original.
Section 10.15. Publicity .

The Subservicer and the Corporate Parent shall not issue any media releases, public announcements and public disclosures, relating to this Agreement or use the name or logo of the Owner/Servicer, including, without limitation, in promotional or marketing material or on a list of customers, without the prior written consent of the Owner/Servicer; provided, that nothing in this paragraph shall restrict compliance with this Agreement or any disclosure required by legal, accounting or regulatory requirements.
Section 10.16. Executory Contract.
Notwithstanding any provision in this Agreement to the contrary, the Subservicer acknowledges and agrees that, in the event it files bankruptcy under 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), this Agreement is an “executory contract” within the meaning of Section 365 of the Bankruptcy Code and, therefore, the Subservicer shall have no right to modify on any basis whatsoever (other than in accordance with the terms hereof), including without limitation Section 105 of the Bankruptcy Code, any of the terms, provisions or conditions of this Agreement in any such bankruptcy proceeding and hereby irrevocably waives any such right. Further, the Subservicer acknowledges and agrees that its services provided under this Agreement are essential and should the Subservicer fail to perform its obligations under this Agreement, the Owner/Servicer shall suffer irreparable harm and, consequently, the Owner/Servicer shall have the right to seek on an expedited basis an order from the bankruptcy court: (a) lifting the Section 362 automatic stay so as to permit the Owner/Servicer to terminate this Agreement; and (b) compelling the Subservicer to immediately assume or reject this Agreement in accordance with the provisions of Section 365 of the Bankruptcy Code. In the event this Agreement is rejected under Section 365 of the Bankruptcy Code, this Agreement shall be terminated and the Subservicer agrees to immediately comply with its obligations under this Agreement with respect to termination of this Agreement in accordance with Section 5.4 hereof. Finally, the Subservicer acknowledges and agrees that Section 506(c) of the Bankruptcy Code has no application to this Agreement and, even if it did, the Subservicer hereby expressly waives any right to surcharge the Owner/Servicer under Section 506(c) of the Bankruptcy Code.
Section 10.17. Restrictions of Notices; Information and Disclosure.
Notwithstanding anything else herein, nothing in this Agreement shall require any party to provide any notice, information, investigation, audit, correspondence, and any other communication (collectively, “Information”) to any other party (1) if providing such Information is prohibited by Applicable Requirements or any other contractual or legal obligation or legal restriction or (2) upon any advice of counsel (which may be internal counsel), if providing such Information may cause such party to lose attorney-client privilege, attorney work product privilege or other similar protections (governed by the applicable jurisdiction); provided that, in the case of clause (1), except with respect to any such prohibition imposed by a Governmental Authority, Freddie Mac or Fannie Mae, the disclosing party shall use commercially reasonable efforts to obtain consent to such disclosure from the applicable third party unless disclosing party reasonably believes that such consent will not be attainable.

[Signature Page Follows]

IN WITNESS WHEREOF, each party has caused this instrument to be signed in its corporate name on its behalf by its proper officials duly authorized as of the day, month and year first above written.

NEW PENN FINANCIAL, LLC, d/b/a SHELLPOINT MORTGAGE SERVICING
By: /s/ Nicola Santaoro, Jr. Name: Nicola Santoro, Jr.
Title: Attorney-in-Fact, Agent and Authorized Signatory

OCWEN LOAN SERVICING, LLC
By: /s/ John P. Kim Name: John P. Kim
Title: President and Chief Executive Officer

Acknowledged and Agreed to with respect to Exhibit B:

NEW RESIDENTIAL MORTGAGE LLC
By: /s/ Nicola Santoro, Jr. Name: Nicola Santoro, Jr.
Title: Chief Financial Officer and Chief Operating Officer

EXHIBIT A
FORM OF ACKNOWLEDGMENT AGREEMENT
On this     day of     , 20 , New Penn Financial, LLC, d/b/a Shellpoint Mortgage Servicing (the “Owner/Servicer”) and Ocwen Loan Servicing, LLC (the ”Subservicer”), hereby acknowledge that the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Schedule I are subject to (a) that certain Subservicing Agreement, dated as of August 17, 2018, by and between the Owner/Servicer and the Subservicer (the “Agreement”) and
(b) those certain servicing agreements (the “Underlying Servicing Agreements”), as listed on Schedule II attached hereto. Notwithstanding any provision to the contrary, the Owner/Servicer retains all rights and obligations to the Servicing Rights relating to the Mortgage Loans subject to the contractual provisions of the Agreement and the Underlying Servicing Agreements. The Subservicer hereby agrees to service such Mortgage Loans pursuant to the terms of the Agreement.
1.With respect to the Mortgage Loans made subject to the Agreement hereby, the Transfer Date shall be [    ].
2.With respect to the Mortgage Loans made subject to the Agreement hereby, the following terms shall apply: [Insert any amendments to the Agreement, including any update Performance Triggers]
All other terms and conditions of this transaction shall be governed by the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.
This Acknowledgment Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Telecopy or electronically transmitted signatures shall be deemed valid and binding to the same extent as the original.

IN WITNESS WHEREOF, the Owner/Servicer and the Subservicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
NEW PENN FINANCIAL, LLC,
D/B/A SHELLPOINT MORTGAGE SERVICING,
as the Owner/Servicer

By:
Name:
Title:

OCWEN LOAN SERVICING, LLC,
as the Subservicer

By:
Name:
Title:

EXHIBIT B

[***]

ANNEX ONE

[***]

EXHIBIT 1
LEVEL OF DISCLOSURE SCHEDULE

[***]

EXHIBIT C-1 TERMINATION FEE
For any Effective Date of Termination during the Initial Term, the Termination Fee shall be an amount equal to the sum of the amounts in each of the “Primary/Subservicing” and, if applicable, the “Master Servicing” columns opposite the applicable period in which such Effective Date of Termination occurs and calculated pursuant to Exhibit C- 2.
[***]

EXHIBIT C-2 TERMINATION FEE CALCULATION
Definitions
Deal-Level UPB: By Ocwen investor code (“deal”), the unpaid principal balance of Mortgage Loans associated with each deal will be fixed for the purposes calculations under this Exhibit C-2 as of the month-end following Subservicer’s receipt of notification of termination without cause. To the extent Mortgage Loans serviced under RMSR 2.0 are transferred to a third party while this Agreement is still in effect, Deal-Level UPB will be based on the month-end UPB immediately preceding such transfer date.

Investor Transferred Percentage: A fraction which equals (A) the Deal-Level UPB of Mortgage Loans being subserviced under this Agreement that with respect to which the subservicing or servicing is being terminated solely pursuant to Section 5.7(c) divided by (B) the sum of (i) the aggregate Deal-Level UPB with respect to all Mortgage Loans being subserviced under this Agreement, (ii) the aggregate Deal-Level UPB with respect to all Mortgage Loans being serviced under RMSR 2.0, (iii) the aggregate Deal-Level UPB with respect to all Primary Mortgage Loans being serviced under MSRPA Servicing Agreements, (iv) the aggregate Deal-Level UPB in respect of any Primary Mortgage Loans serviced under MSRPA Servicing Agreements the interests in which have been transferred to Ocwen pursuant to Section 9.2, 9.3 or 9.4 of the Master Agreement and (v) the aggregate Deal-Level UPB in respect of any Primary Mortgage Loans serviced under MSRPA Servicing Agreements the interests in which have been transferred to a third party pursuant to Section 9.3 of the Master Agreement (calculated at the time of sale of such interests to third parties and amortized at 15%/year until the month-end following Subservicer’s receipt of notification of termination without cause).

MSRPA Servicing Agreements: As defined in the Master Agreement.

Primary Mortgage Loans: As defined in the Master Agreement.

RMSR 2.0: The New RMSR Agreement (as defined in the Master Agreement).

Transferred Percentage: A fraction which equals (A) the Deal-Level UPB of Mortgage Loans being subserviced under this Agreement and serviced under RMSR 2.0 that with respect to which the subservicing or servicing is being terminated for any reason under this Agreement (other than Section 5.3 and Section 5.7) divided by (B) the sum of (i) the aggregate Deal-Level UPB with respect to all Mortgage Loans being subserviced under this Agreement, (ii) the aggregate Deal-Level UPB with respect to all Mortgage Loans being serviced under RMSR 2.0, (iii) the aggregate Deal- Level UPB with respect to all Primary Mortgage Loans being serviced under MSRPA Servicing Agreements, (iv) the aggregate Deal-Level UPB in respect of any Primary Mortgage Loans serviced under MSRPA Servicing Agreements the interests in which have been transferred to Ocwen pursuant to Section 9.2, 9.3 or 9.4 of the Master Agreement and (v) the aggregate Deal-Level UPB in respect of any Primary Mortgage Loans serviced under MSRPA Servicing Agreements the interests in which have been transferred to a third party pursuant to Section 9.3 of the Master Agreement (calculated at the time of sale of such interests to third parties and amortized at 15%/year until the month-end following Subservicer’s receipt of notification of termination without cause).

Termination Fee Deposit Amount: Except with respect to a termination of Subservicer by an Investor pursuant to Section 5.7(c), with respect to the termination of Subservicer under this Agreement or RMSR 2.0 transferred pursuant to a termination without cause or an RMSR 2.0 transfer to a third party during the Initial Term is calculated for each date on which subservicing or RMSR 2.0 is transferred by multiplying the Transferred Percentage by the Termination Fee associated as of the actual transfer date from Exhibit C-1.

Termination Fee (Investor) Deposit Amount: Solely with respect to a termination without cause of Subservicer by an Investor pursuant to Section 5.7(c) prior to the expiration of the Initial Term is calculated for each date on which subservicing is transferred by multiplying the Investor Transferred Percentage by the Termination Fee associated as of the actual transfer date from Exhibit C-1.

EXHIBIT D
EXIT FEE PERCENTAGE
[***]

EXHIBIT E-1
LIST OF SERVICING REPORTS
[***]

EXHIBIT E-2 FORMATTED SERVICING REPORTS

[***]

EXHIBIT F
SERVICE LEVEL AGREEMENTS
The following constitute the SLAs with respect to primary and subservicing (the “SLAs”), as may be updated from time to time in accordance with the terms hereof:

[***]

Notes to Primary/Subservicing SLAs:

•As a reference population, “Total Servicing Portfolio” means, for any measurement period, all mortgage loans serviced by Subservicer, other than (1) mortgage loans with respect to which the Subservicer is solely performing master servicing functions, (2) reverse mortgage loans and (3) commercial mortgage loans. “NRM Portfolio” means, as of any date of determination, all mortgage loans serviced by Subservicer under any agreement between the Subservicer and the Owner/Servicer or any of its Affiliates, excluding (1) mortgage loans with respect to which the Subservicer is solely performing master servicing functions, (2) reverse mortgage loans and (3) commercial mortgage loans.
•The penalty amount is the baseline penalty assessed in case the penalty threshold is exceeded. This baseline value is subject to a multiplier of either two or three, depending on whether the double penalty threshold or the triple penalty threshold, respectively, is exceeded.
•In the event of a major computer software system change to the Subservicer’s primary servicing system, the parties will agree to waive the Excessive SLA Failure Trigger Event and the Excessive SLA Failure Trigger for a period of six (6) calendar months from the date that such system change was implemented; provided that the Subservicer provided at least ninety (90) days’ notice to the Owner/Servicer of such system change. The same applies to all relevant SLAs in case of major changes to a particular area of Subservicer’s servicing (for example, foreclosure activities).
•Penalties can only be assessed for a particular frequency period if the penalty threshold was exceeded both in that frequency period and in the prior frequency period.
•Penalties for SLAs will be waived by mutual agreement of the parties on the basis of major events beyond Subservicer’s control that could be reasonably expected to have a material impact on the NRM Portfolio, conflicts or issues with vendors selected by Owner/Servicer, regulatory changes, force majeure events, or events affecting the mortgage servicing industry as a whole and not specific to Subservicer. In these cases, the specific penalty and incentive thresholds and amounts may also be recalibrated on an ongoing basis or for a specific period of time upon mutual agreement. In addition, recalibrations of this sort will be mutually agreed to in case of changes to measurement methodologies and regulatory or investor requirements or requests.
•To the extent the parties do not mutually agree on the basis of any event or conditions giving rise to a waiver of all penalties, accelerated penalties or a recalibration of the penalty thresholds, the party requesting such waiver or recalibration shall provide a written justification for such request, with sufficient detail to permit the other party to evaluate and respond. If such party continues to dispute the basis of the requested waiver or recalibration, within a reasonable period of time not to exceed thirty (30) days, the parties shall submit such matter to a dispute resolution process (other than litigation). Upon resolution, the successful party shall be entitled to recover as part of its claim its reasonable, out of pocket costs and expenses, including reasonable out-of-pocket attorneys’ fees, incurred in prosecuting such claim. To the extent any unpaid amounts are determined to be payable, such amounts will be paid at an annual rate of five percent (5%) over the Prime Rate.
•For any SLA, if the total number of loans in the applicable population which serves as the denominator in the calculation falls below 100 for any month, (i) that month shall be excluded from monthly SLA calculations and
(ii) such measurement period will increase from monthly to quarterly (or quarterly to annually, as applicable) so that there are 100 measurements.
•For each SLA, performance statistics will be calculated on the basis of reference data with a typical trailing period of one month but no more than two months, except in cases where the SLA metric indicates a longer moving average calculation.
•The maximum net penalty or incentive amount for all applicable SLAs in a given month is capped at 15% of the monthly base subservicing fee that Subservicer receives under the Subservicing Agreement, except during the 6 month period immediately following a major system change in which the maximum net penalty or incentive amount for all applicable SLAs in a given month for such 6-month period is then capped at 25% of the monthly base subservicing fee that Subservicer receives under the Subservicing Agreement.
•The SLA reporting will begin with the data collected during the measurement period beginning on October 1, 2017, and the first reports of SLA data will be provided in December 2017; provided that, to the extent sufficient data is available to calculate metrics or estimates, Subservicer shall provide interim reporting during the period prior to December 2017 for such SLAs.
•In addition to the Subservicer’s other reporting obligations set forth in Section 2.8 of the Agreement, Subservicer will report on SLA metrics and calculations in a format reasonably requested by the Owner/Servicer, and as described below. Subservicer will report these calculations within the first five business days of the month, and any exceptions to the timeline are to be reported as soon as possible, with the applicable reports delivered no later than the tenth business of the month.
oWith respect to monthly SLAs, on a monthly basis, taking into account a one- or two-month trailing period, the Subservicer will provide the Owner/Servicer a report setting forth the following:
■the monthly performance metric for each monthly SLA and the monthly data that was used to calculate this metric or (i) notification of SLAs requiring a two-month trailing period and to be included on the following month’s report or (ii) reclassification of any monthly SLA as a quarterly SLA due to the decreased volume of the applicable population;
■any complete waivers or waivers of double or triple penalties for any SLAs;
■the applicable penalty or incentive rates for each SLA; and
■the penalty or incentive dollar amounts assessed for each SLA.
oWith respect to quarterly SLAs, in addition to monthly reports on the estimated performance metrics (to the extent available), on a quarterly basis, taking into account a one- or two-month trailing period, the Subservicer will provide the Owner/Servicer with a report setting forth the following:
■the quarterly performance metric for each SLA and the relevant monthly data that was used to calculate this metric or (i) notification of SLAs requiring a two-month trailing period and to be included on the following month’s report or (ii) reclassification of any quarterly SLA as an annual SLA due to the decreased volume of the applicable population;
■any complete waivers or waivers of double or triple penalties for any SLAs for any month in the applicable quarter;
■the penalty or incentive rates for each SLA in each month of the applicable quarter;
■the penalty or incentive dollar amounts assessed for each SLA in each month of the applicable quarter; and
■the total penalty or dollar amount assessed for the applicable quarter.
oReporting on annual SLAs (if applicable due to volume considerations) will be similar to the reporting for quarterly SLAs, with monthly estimates of performance metrics provided on a monthly basis (to the extent available) and definitive reports provided on an annual basis.

The following constitute the service level agreements with respect to Master Servicing (the “Master Servicing SLAs”), as may be updated from time to time in accordance with the terms hereof:

[***]

Notes to Master Servicing SLAs:
•As a reference population, “NRM Portfolio” means, for any measurement period, all mortgage loans with respect to which the Subservicer is performing master servicing functions under any agreement between the

Subservicer and the Owner/Servicer or any of its Affiliates. “All Primary Servicers > 1,000 Loans” means, for any measurement period, all primary servicers that are servicing more than 1,000 loans in the NRM Portfolio.
•All penalties and incentives for Master Servicing SLAs are calculated as a percentage of the monthly base subservicing fee that Subservicer receives for performing Master Servicing functions under the Subservicing Agreement (the “Monthly Sub-Master Servicing Fee”).
•For each quarterly Master Servicing SLA, the Subservicer will assess performance during each of the three months of a given calendar quarter (with a trailing period of one month) and, when such performance assessments have been made for all three months of the quarter, the Subservicer will calculate the average of the monthly performance metrics, which will be the “quarterly performance metric” for such Master Servicing SLA.
•Penalty and incentive rates for each quarterly Master Servicing SLA will be assessed on a monthly basis by comparing the quarterly performance metric for the calendar quarter in which that month occurs with each of the penalty, exception and incentive thresholds that are applicable in that month.
•With respect to each quarterly Master Servicing SLA, the dollar amount of the penalty or incentive for each month is the product of the Monthly Sub-Master Servicing Fee and the penalty or incentive rate for that month. The dollar amount of the penalty or incentive for each calendar quarter is the sum of the penalties or incentives for each of the three months in that calendar quarter.
•Annual Master Servicing SLAs will be assessed in an analogous manner to quarterly Master Servicing SLAs, except that the adjustments to the monthly performance metric will be based on annual rather than quarterly adjustments.
•Penalties can only be assessed for a particular frequency period if the penalty threshold was exceeded both in that frequency period and in the prior frequency period.
•In the case of any system conversion relating to Master Servicing core systems (SBO2000, DDS, DMS), penalties will be assessed on the basis of the exception threshold instead of the penalty threshold. In addition, (a) for any Master Servicing SLA in the “Securities Administration” category, the exception threshold will apply in case either (i) the number of cleanup calls involving loans in the reference population in a given month exceeds twenty (20) or (ii) the number of new deals involving loans in the reference population in a given month is greater than or equal to five (5); and (b) for any Master Servicing SLA in the “Servicer Management” or “Loan Operations” categories, the exception threshold will apply in case of the addition of three (3) or more new primary servicers in a given month. Exception thresholds will apply for three (3) consecutive months including the month during which the exception event occurs.
•Penalties for Master Servicing SLAs may be waived by the parties on the basis of major events beyond Ocwen’s control, conflicts or issues with vendors selected by NRM, regulatory changes, force majeure events, or events affecting the mortgage servicing industry as a whole and not specific to Ocwen. In these cases, the specific penalty and incentive thresholds and rates may also be recalibrated on an ongoing basis or for a specific period of time. In addition, recalibrations of this sort will be considered in case of changes to measurement methodologies and regulatory or investor requirements or requests.

•Any newly boarded loans will not be included in the referenced population for the purpose of calculations for a period of time agreed to by the parties, after which period the thresholds may be recalibrated by mutual agreement of the parties. In addition, any loans that are impacted by errors or delays caused by prior servicers will be excluded from the referenced population.
•If the total number of securitization trusts in the NRM Portfolio falls below 400, all Master Servicing SLAs will be recalibrated.
•To the extent the parties do not mutually agree on the basis of any event or conditions giving rise to a waiver of all penalties, accelerated penalties or a recalibration of the penalty thresholds, the party requesting such waiver or recalibration shall provide a written justification for such request, with sufficient detail to permit the other party to evaluate and respond. If such party continues to dispute the basis of the requested waiver or recalibration, within a reasonable period of time not to exceed thirty (30) days, the parties shall submit such matter to a dispute resolution process (other than litigation). Upon resolution, the successful party shall be entitled to recover as part of its claim its reasonable, out of pocket costs and expenses, including reasonable out-of-pocket attorneys’ fees, incurred in prosecuting such claim. To the extent any unpaid amounts are determined to be payable, such amounts will be paid at an annual rate of five percent (5%) over the Prime Rate.
•The Master Servicing SLA reporting will begin with the data collected during the measurement period beginning on the later of (i) October 1, 2017 and (ii) the first of the month following the date on which Subservicer begins Master Servicing under this Agreement.
•In addition to reports on monthly estimates for Master Servicing SLA performance metrics, within the first five business days of the second month of each calendar quarter, Subservicer will provide Owner/Servicer with a report setting forth:
othe quarterly performance metric for each of the Master Servicing SLAs from the prior calendar quarter and all monthly data that was used in the calculation of this metric;
oany exception events that occurred in the prior calendar quarter and, for each Master Servicing SLA and each month of the prior calendar quarter, whether the exception threshold applied in that month;
othe penalty or incentive rates for each Master Servicing SLA in each month of the prior calendar quarter;
othe penalty or incentive dollar amounts assessed for each Master Servicing SLA in each month of the prior calendar quarter; and
othe total penalty or incentive dollar amounts assessed for the prior calendar quarter.
•Reporting on annual Master Servicing SLAs will be similar to the reporting for quarterly SLAs, with monthly estimates of performance metrics provided on a monthly basis and definitive reports provided on an annual basis.

EXHIBIT G

[***]

EXHIBIT H
FORM OF MONTHLY FINANCIAL COVENANT CERTIFICATION
I,     , chief financial officer of Ocwen Loan Servicing LLC (“Subservicer”), do hereby certify that:
(i)[***];
(ii)[***];
(iii)[***]; and
(iv)the attached supporting documentation and backup attached to this Monthly Financial Covenant Certification are true and correct.
Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Subservicing Agreement, dated as of August 17, 2018 (the “Agreement”), between New Penn Financial, LLC, d/b/a Shellpoint Mortgage Servicing and the Subservicer.
IN WITNESS WHEREOF, I have signed this certificate.
Date:     , 20
[    ]

By:    ,

Name:
Title:

EXHIBIT I-1 CRITICAL VENDORS
[***]

EXHIBIT I-2
CRITICAL REO DISPOSITION VENDORS

[***]

EXHIBIT J

PERFORMANCE TRIGGERS

A.Initial Performance Triggers

The following shall represent the applicable Performance Triggers, as may be modified from time to time in accordance with the terms hereof, and to be assessed on the basis of data collected from the first full Quarter following the Effective Date:

1.the Quarterly Average Delinquency Ratio exceeds [***] (the “Delinquency Trigger Event”);
2.the Quarterly Average Foreclosure Sale Ratio falls below [***] (the “Foreclosure Sale Trigger”) for two consecutive Quarters (the “Foreclosure Sale Trigger Event”);
3.the Quarterly Average Workout Ratio falls below [***] (the “Workout Trigger”) for two consecutive Quarters (the “Workout Trigger Event”); and
4.the Net SLA Monthly Penalty Amount exceeds [***] of the Monthly Fee Amount for such month (the “Excessive SLA Failure Trigger”) in every month for two consecutive Quarters (the “Excessive SLA Failure Trigger Event”).
Subject to the automatic modification of the Workout Trigger as set for in Section D below, any modifications to Performance Triggers shall be evidenced in writing and shall take effect in the Quarter during which such modifications were agreed to, unless the parties mutually agree otherwise. In addition to the specific provisions set forth in Sections B, C and D of this Exhibit J relating to the conditions under which a Performance Trigger may be modified, the
Owner/Servicer and Subservicer agree to modify any of the above Performance Triggers from time to time in cases where there have been or will be material changes to the portfolio of Subject Loans constituting the reference class of the applicable Performance Trigger. Upon the occurrence of any Force Majeure Event, that has a material impact on the Subservicer’s ability to service the Subject Loans pursuant to the Agreement, the parties will agree to waive any of the Performance Triggers to the extent affected.
B.Delinquency Trigger Resets
The Subservicer and Owner/Servicer shall mutually agree to a modification of the Delinquency Trigger under each of the following circumstances: (i) (x) in the event that the delinquency rate set forth in the “Seriously Delinquent As a % of Total Loans NSA” quarterly index from Mortgage Bankers Association (FORLTOSD Index on Bloomberg) (the “Index”) increases by more than three percentage points from the rate set forth in such report for the month ending June 2017 and (y) thereafter, in the event of any subsequent material increase in such rate or (ii) to the extent that the Index does not capture the impact of industry-wide events which would materially impact delinquency rates (for example, industry-wide foreclosure holds imposed by states regulators).
C.Foreclosure Sale Trigger Resets
The Subservicer and Owner/Servicer shall mutually agree on a modification to the Foreclosure Sale Trigger in the event that one or more judicial rulings or state regulatory actions, decrees, interpretations or guidance occurs that impact more than [***] ([***]) of the total number of Subject Loans counted in the Subservicer’s active foreclosure inventory on the date of such occurrence.
D.Workout Trigger Resets
(a)The Workout Trigger shall be modified, effective as of January 1, 2019, to an amount equal to [***] of the average monthly Workout Ratio for the calendar year of 2018 and, for each subsequent calendar year, effective as of January 1st of such year, the Workout Trigger shall be modified to an amount equal to [***] of the average monthly Workout Ratio of the prior calendar year; provided that, to the extent the Quarterly Average Workout Ratio falls below the Workout Trigger for the Quarter beginning in October and the Quarterly Average Workout Ratio is above the Workout

Trigger for the following Quarter beginning in January solely as a result of the automatic modification of the Workout Trigger as set forth in this sentence, then the Workout Trigger for the Quarter beginning in January shall not be included for purposes of calculating the Workout Trigger Event and the parties agree to use the Workout Trigger for the Quarters beginning in October and April to determine if a Workout Trigger Event occurred. The parties agree that the Workout Trigger may be recalibrated after January 1, 2019 based on quarterly rather than annual averages in order to reflect seasonal fluctuations.
(b)The Subservicer and Owner/Servicer shall mutually agree on a modification to the existing (or automatically modified pursuant to clause (a) above) Workout Trigger under each of the following circumstances: (i) any regulatory changes that result in substantially lower modification rates on an industry-wide basis, (ii) the previously modified proportion of the portfolio of Subject Loans that are 60+ Day Delinquent increases to more than [***] ([***]), and thereafter, for each subsequent increase of [***] (iii) a decrease in modification eligibility of the Subject Loans due to substantial macroeconomic changes, including but not limited to, material changes in (x) home prices, (y) interest rates and/or (z) unemployment rates, and (iv) conditions materially affecting modification rates, including, for example, the availability and funding of governmental modification programs.
The Subservicer and Owner/Servicer shall mutually agree on a modification or reconstruction of the Workout Trigger to compare the Subservicer’s loss mitigation performance against the performance of the mortgage servicing industry (in which the Subservicer would be expected to be within a range of average industry levels) to the extent a reliable industry benchmarking loss mitigation data has been introduced and is generally acceptable to the secondary mortgage market.
E.Excessive SLA Failure Trigger Waivers and Applicability
The SLAs used to calculate the Aggregate Net SLA Monthly Penalty Rate shall include all SLAs other than (i) any SLA identified as inapplicable to the Excessive SLA Failure Trigger on Exhibit F of the Agreement, as updated from time to time by mutual agreement of the parties and (ii) any SLAs that the Owner/Servicer and Subservicer have agreed to waive or exclude on the basis of major events beyond the Subservicer’s control which materially and adversely affect the servicing of the Subject Loans under the Agreement, including, without limitation, conflicts or issues with Approved Parties, any “Approved Parties” (as defined herein), Vendors selected by the Owner/Servicer, HLSS or NRM, any NRZ REO Vendor (under and as defined in the Servicing Addendum) or any subcontractors or subvendors retained by any such NRZ REO Vendor, regulatory changes, Force Majeure Events or events affecting the mortgage servicing industry as a whole and not specific to Subservicer.
In the event of a major computer software system change to the Subservicer’s primary servicing system, the parties will agree to waive the Excessive SLA Failure Trigger Event and the Excessive SLA Failure Trigger for a period of six (6) calendar months from the date that such system change was implemented; provided that the Subservicer provided at least ninety (90) days’ notice to the Owner/Servicer of such system change.
F.Definitions
“60+ Day Delinquent”: With respect to any Subject Loan, the Mortgage Loan that would be considered sixty
(60) days or more contractually delinquent following the OTS Methodology.
“90+ Day Delinquent”: With respect to any Subject Loan, the Mortgage Loan that would be considered ninety
(90) days or more contractually delinquent following the OTS Methodology.
“Affected SLA”: (i) In the event that there are major system changes impacting the Subservicer’s servicing platform as a whole, for a period of six months following such changes or increase, all SLAs and (ii) in the event that there are major system changes impacting particular areas of the Subservicer’s servicing activities, for a period of six months following such changes, all SLAs related to such areas.
For the avoidance of doubt, if there is a system change, the double and triple SLA penalties shall not count towards the Excessive SLA Failure Trigger. However, they shall count towards the Subservicer Economics and during the six month period reference above the 25% cap on adjustments to Subservicer Economics shall be in place.

“Delinquency Ratio”: With respect to the Subject Loans, as of the end of each calendar month, the percentage equivalent of a fraction, (x) the numerator of which is the total unpaid principal balance of the Subject Loans which are 90+ Day Delinquent, including Subject Loans in foreclosure which are 90+ Day Delinquent, Subject Loans in bankruptcy which are 90+ Day Delinquent, plus the loan balance (prior to conversion to REO) of REO Properties, that were serviced or subserviced by the Subservicer during such month and (y) the denominator of which is the total unpaid principal balance of all Subject Loans.
“Force Majeure Event”: Any event beyond the reasonable control of the Subservicer including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.
“Foreclosure Sale Ratio”: With respect to the Subject Loans, as of the end of each calendar month, the percentage equivalent of a fraction, (x) the numerator of which is total number of Subject Loans with respect to which the foreclosure sale has been completed as of the end of the day on the last day of such calendar month, and (y) the denominator of which is the total number of Subject Loans counted in the Subservicer’s foreclosure inventory (whether active or on hold) as of the end of the day on the last day of such calendar month.
“Incentive Amount”: For each SLA, the amount computed pursuant to Exhibit F, if applicable.
“Measurement Loans”: Other than any Mortgage Loans with respect to which the Subservicer is solely performing Master Servicing functions, the Prior Ocwen Serviced Loans hereunder and under any NRZ Servicing/Subservicing Agreement or any mortgage loans subserviced by Subservicer pursuant to the NRM Agency Subservicing Agreement and any Mortgage Loans subject to an MSRPA Servicing Agreement (as defined in the New RMSR Agreement) as of the date of the New RMSR Agreement or that were previously subject to a Deferred Servicing Agreement (as defined in the Master Agreement) and which, in each case, are being serviced or subserviced by Subservicer for any NRZ O/S Entity or any of their respective Affiliates or securitizations sponsored by New Residential Investment Corp. or any of its subsidiaries, including on an interim basis, but excluding any Mortgage Loans with respect to which (x) the Servicing Rights have been transferred to a third party pursuant to the New RMSR Agreement or the Servicing Addendum, (y) the Rights to MSRs (as defined in the New RMSR Agreement) and Transferred Receivables Assets (as defined in the New RMSR Agreement) have been transferred to Subservicer or an Affiliate of Subservicer pursuant to the New RMSR Agreement or the Servicing Addendum or (z) the subservicing of such Mortgage Loans is being performed by a party other than Subservicer or an Affiliate of Subservicer pursuant to Section 5.7 of the Servicing Addendum.

“Monthly Fee Amount”: For each month, an amount equal to (A) the product of (i) [***] ([***]) and (ii) the total unpaid principal balance of the Mortgage Loans as of the first Business Day of such calendar month that were subserviced by the Subservicer during such calendar month, excluding those Mortgage Loans for which Subservicer is solely performing Master Servicing functions under this Agreement, (B) divided by 12.

“Net SLA Monthly Penalty Amount”: For each month, the amount, if positive, equal to (A) the aggregate Penalty Amounts payable by the Subservicer, if any, with respect to the SLAs in such month minus (B)(i) if applicable, any such amounts paid as the result of a double or triple penalty multiplier for any Affected SLA and (ii) the aggregate Incentive Amounts payable to the Subservicer, if any, with respect to the SLAs in such month; provided that the amount to be included in clause (A) or (B) with respect to each Quarterly SLA shall be zero in each month prior to the initial calculation of such Quarterly SLA and for each month following such initial calculation shall be the Penalty Amount or Incentive Amount, if applicable, from the most recent calculation of such Quarterly SLA. For the avoidance of doubt penalties and incentives related to Master Servicing SLAs shall not count towards the calculation of the Net SLA Monthly Penalty Amount.
“New Mortgage Loan”: With respect to any existing Mortgage Loan subject to this Agreement, the NRM PLS Subservicing Agreement or the Servicing Addendum, a new mortgage loan (i) which is originated when the related Mortgagor (A) refinances such existing Mortgage Loan with proceeds from such new mortgage loan which is secured by the same mortgaged property or (B) pays off in full such existing Mortgage Loan and obtains a new mortgage loan secured by a different mortgaged property and, in each case, such refinancing or new borrowing resulted from the solicitation efforts of the Subservicer or any brokers, correspondent lenders, agents or independent contractors that Subservicer engaged to solicit such refinancing or new borrowing on its behalf and (ii) for which the related Servicing Rights are transferred to the Owner/Servicer or NRM pursuant to Exhibit B of this Agreement, the NRM PLS Subservicing Agreement or the Servicing Addendum.
“OTS Methodology”: A method of calculating delinquency of a Subject Loan based upon The Office of Thrift Supervision method, under which method a Subject Loan is considered delinquent if the payment has not been received by the Subject Loan’s next due date. For example, a Subject Loan with a due date of August 1, 2017, with no payment received by the close of business on September 1, 2017, would have been reported as delinquent on October 1, 2017.
“Penalty Amount”: For each SLA, the amount computed pursuant to Exhibit F, including, without limitation, the application of any applicable double penalties, triple penalties or waivers and taking into account the consecutive failure requirement for a penalty to be assessed.
“Quarter”: A period consisting of three consecutive calendar months and beginning with either January, April, July or October.
“Quarterly Average Delinquency Ratio”: With respect to each Quarter, the percentage equivalent of a fraction,
(x)the numerator of which is the sum of the Delinquency Ratios for each of the applicable three months and (y) the denominator of which is three.
“Quarterly Average Foreclosure Sale Ratio”: With respect to each Quarter, the percentage equivalent of a fraction, (x) the numerator of which is the sum of the Foreclosure Sale Ratios for each of the applicable three months and
(y)the denominator of which is three.

“Quarterly Average Workout Ratio”: With respect to each Quarter, the percentage equivalent of a fraction, (x) the numerator of which is the sum of the Workout Ratios for each of the applicable three months and (y) the denominator of which is three.
“Quarterly SLAs”: Each SLA with a designated frequency of “quarterly” on Exhibit F.
“Subject Loans”: Each of (i) the Measurement Loans and (ii) any Transferred-In Loans agreed upon by the parties; provided that (x) with respect to the calculation of the Foreclosure Sale Ratio, a Transferred-In Loan shall not be deemed a Subject Loan until a date that is mutually agreed by the parties and (y) with respect to the calculation of the Workout Ratio, a Transferred-In Loan shall not be deemed a Subject Loan until a date that is mutually agreed to by the parties.
“Transferred-In Loans”: Other than any Mortgage Loans with respect to which the Subservicer is solely performing Master Servicing functions under any NRZ Servicing/Subservicing Agreement, each of (i) any New Mortgage Loans and (ii) any Mortgage Loans that become subject to any NRZ Servicing/Subservicing Agreement pursuant to an Acknowledgement Agreement with respect to which the Subservicer is not solely performing Master Servicing functions.
“Workout Ratio”: With respect to the Subject Loans, as of the end of each calendar month, the percentage equivalent of a fraction, (x) the numerator of which is total number of the Subject Loans with respect to which, during such month either a non-HAMP modification, a short-sale or a deed-in-lieu agreement, in each case, has been completed, and (y) the denominator of which is the total number of Subject Loans which are 60+ Day Delinquent, but excluding any Subject Loans for which the related Mortgaged Property has become an REO Property.
G.Reporting

In addition to the Subservicer’s other reporting obligations set forth in Section 2.8 of the Agreement, with respect to the Performance Triggers, the Subservicer will, in a format reasonably requested by the Owner/Servicer, report the following to the Owner/Servicer, it being understood that Subservicer may combine such reports with the reports required to be delivered under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement and that delivery thereunder shall be deemed to constitute delivery hereunder:

a)With respect to the Delinquency Trigger, the Foreclosure Sale Trigger and the Workout Trigger, (i) on a monthly basis, when available, but in no case later than ten Business Days after the end of the following month, the prior month’s Delinquency Ratio, Foreclosure Sale Ratio and Workout Ratio, together with the relevant data used to calculate such ratios and (ii) on a quarterly basis, when available, but in no case later than ten Business Days after the end of the first month following the applicable quarter, the Quarterly Average Delinquency Ratio, the Quarterly Average Foreclosure Sale Ratio and the Quarterly Average Workout Ratio and a comparison of such ratios to the Delinquency Trigger, the Foreclosure Sale Trigger and the Workout Trigger, respectively.
b)With respect to the Excessive SLA Failure Trigger, (i) on a monthly basis, when available, but in no case later than fifteen Business Days after the end of the following month, the Net SLA Monthly Penalty Amount for such month, which report shall include (i) a comparison to the Excessive SLA Failure Trigger, (ii) an identification of the applicable SLAs used to calculate the Net SLA Monthly Penalty Amount, (iii) any applicable Penalty Amount or Incentive Amount used to calculate the Net SLA Monthly Penalty Amount and (iv) any other relevant information (in addition to the previously delivered monthly and quarterly reports under Exhibit F to the Agreement).

EXHIBIT K ADVANCE POLICY

[***]

EXHIBIT L MSRPA SCHEDULE

MSRPA	(parties to add list of MSRPA provisions)

MSRPA	(parties to add MSRPA description)

MSRPA	(parties to add MSRPA description)

EXHIBIT M
FORM OF LIMITED POWER OF ATTORNEY

Document drafted by and After Recording Return Document To:
Ocwen Loan Servicing, LLC
5720 Premier Park Drive, Building 3 West Palm Beach, Florida 33407 Attention: Record Services
LIMITED POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that New Penn Financial, LLC d/b/a Shellpoint Mortgage Servicing (the “Company”), having a place of business at 1345 Avenue of the Americas, 45th Floor, North Suite, New York, New York 10105, does hereby constitute and appoint Ocwen Loan Servicing, LLC a Delaware limited liability company (“Ocwen”), having an office at 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409, by and through its officers, its true and lawful Attorney-in-Fact, in its name, place and stead and for its benefit, in connection with mortgage loans serviced by Ocwen on behalf of the Company (the “Mortgage Loans”) pursuant to and subject to the terms and conditions of that certain Subservicing Agreement, as described on Exhibit A between Ocwen and the Company (the “Subservicing Agreement”) for the purpose of performing all acts and executing all documents in the name of the Company necessary and incidental to the servicing of the Mortgage Loans, including but not limited to:
1.Foreclosing delinquent Mortgage Loans or discontinuing such foreclosure proceedings, including, but not limited to, the execution of notices of default, notices of sale, assignments of bids, and assignments of deficiency judgments, and appearing in the prosecuting bankruptcy proceedings;

2.Selling, transferring or otherwise disposing of real property that is or becomes subject to the Subservicing Agreement, whether acquired through foreclosure or otherwise, including, but not limited to, executing all contracts, agreements, deeds, assignments or other instruments necessary to effect such sale, transfer or disposition, and receiving proceeds and endorsing checks made payable to the order of the Company from such proceedings;

3.Preparing, executing, and delivering satisfactions, cancellations, discharges or full or partial releases of lien, subordination agreements, modification agreements, assumption agreements, substitutions of trustees under deeds of trust, and UCC-3 Continuation Statements;

4.Endorsing promissory notes and executing assignments of mortgages, deeds of trust, deeds to secure debt, and other security instruments securing said promissory notes in connection with Mortgage Loans for which Ocwen has received full payment of all outstanding amounts due on behalf of the Company;

5.Endorsing insurance proceeds checks and mortgage payment checks to the order of the Company; and

6.Any and all such other acts of any kind and nature whatsoever that are necessary and prudent to service the Mortgage Loans, in each case, in accordance with the terms and conditions in the Subservicing Agreement.

The Company further grants to Ocwen full power and authority to do and perform all acts necessary for Ocwen to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the Company might or could do with the same validity as if all and every such act had been herein particularly stated, expressed and especially provided for, and hereby ratifies and confirms all that Ocwen shall lawfully do by virtue of the powers and authority granted and contemplated hereby, and all that Ocwen has previously done pursuant to or in connection with the Subservicing Agreement or any Limited Power of Attorney previously granted by the Company to Ocwen. This Limited Power of Attorney shall be in full force and effect as of August 17, 2018 (Date) until the earlier of the date of termination of the Subservicing Agreement or the date the Company revokes or terminates this Limited Power of Attorney by written notice to Ocwen.
Nothing herein shall give the Attorney-in-Fact hereunder the right or power to negotiate or settle any suit, counterclaim or action against the Company. The Company shall have no obligation to inspect or review any agreement or other document or item executed by the Attorney-in-Fact hereunder on behalf of the Company pursuant to this Limited Power of Attorney and as such, the Attorney-in-Fact hereunder expressly acknowledges that the Company is relying upon such Attorney-in-Fact to undertake any and all necessary procedures to confirm the accuracy of any such agreement, document or other item. This Limited Power of Attorney and each grant of power and authority hereunder shall at all times be limited by and subject to the terms and conditions of the Subservicing Agreement.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney, and may be satisfied that this Limited Power of Attorney has not been revoked by the Company, unless a revocation has been recorded in the public records of the jurisdiction where this Limited Power of Attorney has been recorded, or unless such third party has received actual written notice of a revocation.

NEW PENN FINANCIAL, LLC D/B/A SHELLPOINTMORTGAGE SERVICING
(Company)

By:
Name: Title:

Witness –

Witness –

STATE OF

COUNTY OF

On this     day of     , 20 , before me, the undersigned, a Notary Public in and for said State and County, personally appeared         , personally known to me to be the person who executed the within instrument as         , on behalf of New Penn Financial, LLC d/b/a Shellpoint Mortgage Servicing, and he or she acknowledged that said instrument is the act and deed of said New Penn Financial, LLC d/b/a Shellpoint Mortgage Servicing, and that he or she, being authorized to do so, executed and delivered said instrument for the purposes therein contained.

WITNESS by hand and official seal.

Notary Public
[Seal]

My Commission Expires

My Commission Expires

Exhibit A
1. Subservicing Agreement, dated as of August 17, 2018, by and between New Penn Financial, LLC d/b/a Shellpoint Mortgage Servicing and Ocwen Loan Servicing, LLC

EXHIBIT N
CLIENT MANAGEMENT PROTOCOLS
Subservicer’s Client Management Protocols are comprised of five components (i) Client Relations/Issue Management,
(ii) Client Integration, (iii) Change Management, (iv) Client Reporting and (v) Audit/Testing Management. The staff specifically dedicated to managing the relationship (“Client Relationship Managers” or “CRMs”) shall utilize the protocols herein, as may be changed from time to time and mutually agreed by both parties, to coordinate the resources of Subservicer to address the requests of Owner/Servicer.

[***]

EXHIBIT O
ADVANCE FACILITY COOPERATION COSTS

1.[***] for amendments with no certificates or opinions
2.[***] for new facilities or amendments with opinions
3.[***] for public deals (which would include opinion and disclosure related work)

EXHIBIT P-1 TRANSFER PROCEDURES
(PRIMARY SERVICING)

[***]

EXHIBIT P-2 TRANSFER PROCEDURES
(MASTER SERVICING)
TO BE MUTUALLY AGREED UPON FOLLOWING THE EFFECTIVE DATE

EXHIBIT Q
LEVEL OF DISCLOSURE SCHEDULE

[***]

EXHIBIT R

MASTER SERVICING ADDENDUM

Section 2B.01 DEFINITIONS
Whenever used in this Exhibit R, the following words and phrases, unless the context requires otherwise, shall have the meanings specified below. Capitalized terms used in this Exhibit R but not otherwise defined shall have the meanings set forth in Article I of the Agreement (except to the extent modified pursuant to Section 2B.02 below).
Master Servicing Addendum: The rights and obligations specifically set forth in this Exhibit R.

Master Servicing Rights: The Servicing Rights identified as master servicing rights on Exhibit B of the Transfer Agreement.
Servicer Guide: The “Servicer Guide”, as referenced or defined in the applicable Servicing Agreement and Client Contract.

Section 2B.02

The Owner/Servicer hereby agrees that Subservicer has full power and authority to enforce the Client Contracts and Servicer Guide on behalf of Owner/Servicer solely with respect to the applicable Mortgage Loans related to the Master Servicing Rights.

The Owner/Servicer and Subservicer acknowledge and agree that the servicing function with respect to the Mortgage Loans related to the Master Servicing Rights is performed by various SBO Servicers (and may include the Subservicer in its capacity as a primary servicer).

The Owner/Servicer may amend any Client Contract pursuant to a Change Request and otherwise subject to the procedures set forth in Section 2.3 of the Agreement.

Solely with respect to the Mortgage Loans related to the Master Servicing Rights, the Subservicer hereby agrees to perform Master Servicing on behalf of the Owner/Servicer in accordance with the terms of (i) the Agreement (unless expressly set forth below) (ii) the applicable Servicing Agreement, (iii) applicable Client Contract, and (iv) the applicable Servicer Guide; provided that, with respect to any REO Disposition Services that are permitted under the related Servicing Agreement with respect to the Master Servicing Rights and referred to the Subservicer as an SBO Servicer, the Subservicer shall comply with Section 2.10 of the Agreement and the Owner/Servicer shall be entitled to all Downstream

Ancillary Income in connection therewith. For the avoidance of doubt, solely with respect to the Mortgage Loans related to the Master Servicing Rights, the Subservicer shall have no obligation to perform any of the duties and obligations that are enumerated below; provided that nothing herein shall limit or constrain any obligation of the Subservicer in the Agreement related to Subservicer in its capacity as a primary servicer.

(a)No SBO Servicer shall be considered a “Vendor” as defined in Article I of the Agreement; provided that nothing herein shall limit or restrict any monitoring, oversight, audit rights or other obligations, in each case, the Subservicer has, on behalf of the Owner/Servicer as the owner of the Master Servicing Rights, under the applicable Servicing Agreement, the applicable Client Contract, and the applicable Servicer Guide.

(b)Section 2.1(f) shall not apply.

(c)Section 2.1(g) shall not apply.

(d)Section 2.2(a) shall not apply unless required by Applicable Requirements.

(e)Section 2.2(b) shall not apply unless required by Applicable Requirements.

(f)Section 2.5 shall not apply to (i) Escrow Accounts unless required by Applicable Requirements and (ii) notwithstanding anything set forth in clause (i), any Custodial Accounts or Escrow Accounts held by an SBO Servicer.

(g)Section 2.6(c) shall not apply unless required by Applicable Requirements.

(h)Section 2.6(d) shall apply to (i) records relating to Master Servicing and (ii) records relating to the Subservicing to the extent required by Applicable Requirements.

(i)Section 2.6(e) shall not apply unless required by Applicable Requirements.

(j)Section 2.8(a) and (b) shall only apply with respect reports and remittances the Subservicer makes to certificateholders as part of the Master Servicing obligations pursuant to Applicable Requirements.

(k)Sections 2.8(c) and (d) shall only apply with respect to reports relating to Master Servicing and any such report shall be separate and may differ from the reports provided by Subservicer in its capacity as subservicer. Notwithstanding the forgoing, the Subservicer shall provide access, either through an online portal or FTP, to the Owner/Servicer, upon reasonable request, for any other report(s), data or information that the Subservicer receives in its capacity as Master Servicer which the Subservicer is not otherwise required to deliver to the Owner/Servicer hereunder.

(l)Section 2.8(e) shall only apply with respect to reports related to (i) litigation for which the Subservicer (in its capacity as Master Servicer) is directly managing and (ii) litigation that names Subservicer as a party as Master Servicer on behalf of Owner/Servicer and any such report shall be separate and may differ from the reports provided by Subservicer in its capacity as subservicer; it being agreed that the Subservicer shall have no obligation to oversee foreclosure and bankruptcy attorneys in its Master Servicing role unless required by Applicable Requirements.

(m)Section 2.9 shall not apply.

(n)Section 2.15 shall not apply.

(o)Section 2.17 shall not apply.

(p)Section 2.20 shall not apply unless required by Applicable Requirements.

(q)Section 2.21 shall not apply unless required by Applicable Requirements.

(r)Section 3.1 shall not apply.

(s)Section 3.2 shall not apply.

(t)Section 3.3 shall not apply.

(u)Section 3.4 shall not apply.

(v)Articles VI and VII shall only apply with respect to the Master Servicing and Master Servicing Rights and shall not extend to SBO Servicers.

(w)Article VIII shall only apply with respect to the Master Servicing and Master Servicing Rights and shall not extend to SBO Servicers; provided that nothing herein shall limit, restrict or qualify the Owner/Servicer’s rights to indemnification and remedies (as owner of the Master Servicing Rights) that are set forth in the applicable Servicing Agreement, the applicable Client Contract, and/or the applicable Servicer Guide.

(x)For the avoidance of doubt the following Exhibits shall not apply: B, C, D, P-1.

(y)The Service Level Agreements with respect to Master Servicing shall only be those specifically identified as “Master Servicing SLAs”.

EXHIBIT S TRANSFER MILESTONES

PART I
Requirements of Ocwen for NRZ to fund 100% of Termination Fee Deposit Amount to Escrow Account [***]

PART II
Requirements of Ocwen for Escrow Agent to release Initial 50% of Termination Fee Deposit Amount [***]

PART III
Requirements of Ocwen for Escrow Agent to release Second 50% of Termination Fee Deposit Amount [***]

SCHEDULE 1.1 CHANGE OF CONTROL
Owner/Servicer hereby consents to a proposed transaction pursuant to which (x) Subservicer would merge into PHH Mortgage Corporation (“PMC”) and PMC would be the surviving entity immediately following such merger, or (y) PMC would become the direct or indirect owner of the majority of the stock of the Subservicer and, in each case and such consent is deemed to be exercised in concert with each NRZ O/S Entity under the NRZ Servicing/Subservicing Agreements and the NRM Agency Subservicing Agreement, to the extent applicable.

SCHEDULE 2.1(e)

BACK-UP SERVICING REPORTS

[***]

SCHEDULE 2.13(e)

ADVANCE DISPUTE RESOLUTION MECHANICS

THIS PAGE AND THE FOLLOWING TWO PAGES OF THIS SCHEDULE HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

[***]

SCHEDULE 7.11 REPRESENTATIONS REGARDING ADVANCES
Representations and Warranties:
As of each Advance Reimbursement Date (or such other date if set forth below), the Subservicer hereby represents and warrants to the Owner/Servicer that the following representations and warranties are true and correct with respect to the related Advances:
•Each Advance is an Eligible Advance and arising under a Servicing Agreement that is an Eligible Servicing Agreement and has been fully funded by the Subservicer using its own funds and/or Amounts Held for Future Distribution (to the extent permitted under the related Eligible Servicing Agreement) and/or amounts received by the Subservicer from Owner/Servicer under this Agreement; provided, that notwithstanding the foregoing Subservicer makes no representation or warranty as to the status of title or any interest of a depositor, an issuer or an indenture trustee under a Servicing Agreement to or in any Advance.
•The Owner/Servicer is entitled to reimbursement for each Advance made pursuant the related Eligible Servicing Agreement.
•The Subservicer has no reason to believe that the related Advance will not be reimbursed or paid in full.
•Such Advance has not been identified by the Subservicer or reported to the Subservicer by the related trustee or Investor as having resulted from fraud perpetrated by any Person.
•Such Advance is not secured by real property and is not evidenced by an instrument.
•Such Advance is not due from the United States of America or any state or from any agency, department or instrumentality of the United States of America or any state thereof.
Definitions:
Whenever used in this Schedule 7.11, the following words and phrases, unless the context requires otherwise, shall have the meanings specified below. Capitalized terms used in this Schedule 7.11 but not otherwise defined shall have the meanings set forth in Article I of the Agreement.
Advance: Any P&I Advance or Servicing Advance.
Advance Reimbursement Date: Each date from which the Owner/Servicer paid and/or reimbursed the Subservicer for any Advances, in each case, pursuant to the terms of this Agreement.

Amounts Held for Future Distribution: To the extent permitted under the Eligible Servicing Agreement, the Owner/Servicer’s right to remit amounts held for distribution to the related trustee or Investor in a future month on deposit in each Custodial Account, to the related trustee or Investor as part of the Owner/Servicer’s monthly P&I Advances required under the related Eligible Servicing Agreement.
Eligible Advance: An Advance:
(i)which constitutes a “general intangible” or “payment intangible” within the meaning of Section 9- 102(a)(42) (or the corresponding provision in effect in a particular jurisdiction) of the UCC as in effect in all applicable jurisdictions;
(ii)which is denominated and payable in United States dollars;

(iii)which arises under and pursuant to the terms of a Eligible Servicing Agreement and, at the time the related Advance was made or any deferred servicing fee accrued, (A) was determined by the Subservicer, in good faith to (1) be ultimately recoverable from the proceeds of the related Mortgage Loan, related liquidation proceeds or otherwise from the proceeds of or collections on the related Mortgage Loan and (2) comply with all requirements for reimbursement or payment under, the related Eligible Servicing Agreement and as to which the Subservicer has complied with all of the requirements for reimbursement under the related Eligible Servicing Agreement and, and (B) was authorized pursuant to the terms of the related Eligible Servicing Agreement; provided, that any mandatory Advances, including, without limitation, foreclosure litigation expenses or broker price opinion costs permitted or required under the related Servicing Agreement shall not be disqualified under this clause even if not recoverable from collections on or proceeds of the related Mortgage Loan if, and only if, they are recoverable from other collections with respect to the related pool of Mortgage Loans pursuant to the related Servicing Agreement and the Advance Policy and the Subservicer has determined in good faith to be ultimately recoverable from such funds;
(iv)with respect to which, as of the related Advance Reimbursement Date, the Subservicer had not (A) taken any action that would materially and adversely impair the right, title and interest of Owner/Servicer or any assignee of Owner/Servicer, or (B) failed to take any action that was necessary to avoid materially and adversely impairing the Owner/Servicer or Owner/Servicer’s assignee right, title or interest therein;
(v)the Advance related to which has been fully funded by the Subservicer using its own funds and/or Amounts Held for Future Distribution (to the extent permitted under the related Eligible Servicing Agreement);
(vi)which, if arising under a Servicing Agreement which is not related to a closed-end securitization trust, provides for reimbursement or payment to the Owner/Servicer in respect of the related Advance in full at the time the servicing of such Mortgage Loan is transferred out of such Servicing Agreement such that it is no longer subject to such Servicing Agreement; and
(vii)made in accordance with the terms of the Agreement.

Eligible Servicing Agreement: As of any date of determination, any Servicing Agreement which meets the following criteria:
(i)pursuant to the terms of such Servicing Agreement:

(A)under such agreement, the Owner/Servicer is permitted to reimburse itself for the related Advance out of late collections of the amounts advanced, including from insurance proceeds and liquidation proceeds from the Mortgage Loan with respect to which such Advance was made, prior to any holders of any notes, certificates or other securities backed by the related mortgage loan pool or any other owner of or investor in the Mortgage Loan, and prior to payment of any party subrogated to the rights of the holders of such securities (such as a reimbursement right of a credit enhancer) or any hedge or derivative termination fees, or to any related Mortgage Pool or any related trustee, custodian, hedge counterparty or credit enhancer; provided, that reimbursement of any Advance with respect to a second lien Mortgage Loan shall be subject to any first lien on the related Mortgaged Property or REO Property, as applicable, under which such Advance arises;

(B)under such agreement, if the Owner/Servicer determines that an Advance will not be recoverable out of late collections of the amounts advanced or out of insurance proceeds or liquidation proceeds from the Mortgage Loan with respect to which the Advance was made, the Owner/Servicer has the right to reimburse or pay itself for such Advance out of any funds (other than prepayment charges) in the Custodial Account or out of general collections received by the Owner/Servicer or Subservicer on its behalf with respect to any Mortgage Loans serviced under the same Eligible Servicing Agreement, prior to any payment to any holders of any notes, certificates or other securities backed by the related mortgage loan pool or any other owner of or investor in the Mortgage Loan, and prior to payment of any party subrogated to the rights of the holders of such securities (such as a reimbursement right of a credit enhancer) or any hedge or derivative termination fees, or to the related Mortgage Pool or any related trustee, custodian or credit enhancer (a “General Collections Backstop”), except that this clause (i)(B) shall not apply to Loan-Level Advance;
(ii)all Advances arising under such Servicing Agreement are free and clear of any adverse claim in favor of any Person (other than the Owner/Servicer);
(iii)the Eligible Servicing Agreement is in full force and effect;

(iv)the Servicing Agreement arises under and is governed by the laws of the United States or a State within the United States; and
(v)The Subservicer has not voluntarily elected to change the reimbursement mechanics of Advances under such Servicing Agreement from a pool-level reimbursement mechanic or payment mechanic to a loan-level reimbursement mechanic or payment mechanic or from a loan-level reimbursement mechanic or payment mechanic to a pool-level reimbursement mechanic or payment mechanic without consent of Owner/Servicer.
Loan-Level Advance: An Advance that arises under a Eligible Servicing Agreement that does not provide that the related Advance is reimbursable from general collections and proceeds of the entire related mortgage pool if such Advance is determined to be a Nonrecoverable Advance.
Nonrecoverable Advance: An Advance that is determined to be “non-recoverable” from late collections or liquidation or other proceeds of the Mortgage Loan in respect of which such Advance was made.

SCHEDULE 8.1 SERVICING AGREEMENTS
WITH FOR CONVENIENCE TERMINATION

[***]

EXECUTION VERSION

AMENDMENT NUMBER ONE
Subservicing Agreement by and between
PHH MORTGAGE CORPORATION (as successor by merger to OCWEN LOAN SERVICING, LLC)
and
NEW PENN FINANCIAL, LLC, D/B/A SHELLPOINT MORTGAGE SERVICING
This AMENDMENT NUMBER ONE is made this 5th day of October, 2020, by and between PHH MORTGAGE CORPORATION (as successor by merger to OCWEN LOAN SERVICING, LLC), as subservicer (the “Subservicer”), and NEWREZ, LLC (as successor-in-interest to NEW PENN FINANCIAL, LLC) D/B/A SHELLPOINT MORTGAGE SERVICING, as owner/servicer (the “Owner/Servicer”), to that certain Subservicing Agreement, dated as of August 17, 2018 (the “Agreement”), by and between the Subservicer and the Owner/Servicer.

RECITALS
WHEREAS, the Subservicer and the Owner/Servicer desire to amend the Agreement, subject to the terms hereof, to modify the Agreement as specified herein; and
WHEREAS, the Subservicer and the Owner/Servicer each have agreed to execute and deliver this Amendment Number One on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of June 1, 2019 or, with respect to any individual Mortgage Loan that became serviced on the Black Knight Platform prior to June 1, 2019, the first Business Day the Mortgage Loan was serviced on such platform, prior to June 1, 2019, the Agreement is hereby amended as follows:
(a)The Agreement is hereby amended by deleting Exhibit E-1 in its entirety and replacing it with Exhibit E-1 attached hereto.
(b)The Agreement is hereby amended by deleting Exhibit E-2 in its entirety and replacing it with Exhibit E-2 attached hereto.
SECTION 2. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 3. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number One need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 4. Governing Law. This Amendment Number One shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 or 5-1402 of the New York General Obligations Law which shall govern).
SECTION 5. Counterparts. This Amendment Number One may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties agree that this Amendment Number One and signature pages may be transmitted between them by facsimile or by electronic mail and that faxed and PDF signatures may constitute original signatures and that a faxed or PDF signature page containing the signature (faxed, PDF or original) is binding upon the parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the Owner/Servicer and the Subservicer have caused this Amendment Number One to be executed and delivered by their duly authorized officers as of the day and year first above written.

PHH MORTGAGE CORPORATION
(Subservicer)

By: /s/ Curtis J. Schares
Name: Curtis J. Schares
Title: Vice President
Signed: October 5, 2020

NEWREZ LLC, D/B/A SHELLPOINT MORTGAGE SERVICING
(Owner/Servicer)

By: /s/ Nicola Santoro, Jr. Name: Nicola Santoro, Jr. Title: Authorized Signatory

Exhibit E-1

LIST OF SERVICING REPORTS

[***]

Exhibit E-2
FORMATTED SERVICING REPORTS
[OMITTED]

    EXECUTION VERSION

Certain information has been omitted in accordance with Item 601(b)(10) of Regulation S-K because it is both not material and is the type of information that the registrant treats as private or confidential. An unredacted copy will be furnished supplementally to the SEC upon request.

AMENDMENT NUMBER TWO
Subservicing Agreement by and between
PHH MORTGAGE CORPORATION (as successor by merger to OCWEN LOAN SERVICING, LLC)
and
NEWREZ LLC (FORMERLY KNOWN AS NEW PENN FINANCIAL, LLC) D/B/A SHELLPOINT MORTGAGE SERVICING
This AMENDMENT NUMBER TWO is dated as of May 2, 2022, by and between PHH MORTGAGE CORPORATION (as successor by merger to OCWEN LOAN SERVICING, LLC), as subservicer (the “Subservicer”), and NEWREZ LLC (FORMERLY KNOWN AS NEW PENN FINANCIAL, LLC) D/B/A
SHELLPOINT MORTGAGE SERVICING, as owner/servicer (the “Owner/Servicer”), to that certain Subservicing Agreement, dated as of August 17, 2018 (as amended through the date hereof, the “Agreement”), by and between the Subservicer and the Owner/Servicer.
RECITALS
WHEREAS, the Subservicer and the Owner/Servicer desire to amend and modify the Agreement, subject to the terms hereof and as specified herein;

WHEREAS, the Subservicer and the Owner/Servicer each have agreed to execute and deliver this Amendment Number Three on the terms and conditions set forth herein; and

WHEREAS, capitalized terms used herein but not defined shall have the meaning ascribed to them as set forth in the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1. Amendments. Effective as of May 2, 2022, the Agreement is hereby amended as follows:

(a)The Agreement is hereby amended by adding the definitions of “Owner/Servicer Ancillary Income”, “Incentive Fees”, “Net Incentive Fees”, “Payment Convenience Fees” and “Second Amendment Effective Date” in the appropriate alphabetical order as follows:
Owner/Servicer Ancillary Income: An amount equal to [***] of the amount actually collected by Subservicer with respect to [***] derived from the Mortgage Loans.

Incentive Fees: Loss mitigation, loan modification or other such incentive fees payable by third parties to Subservicer (in connection with HAMP, or other incentive fees associated with private label securities) in connection with any Mortgage Loan, in any case to the extent not exceeding or violating any applicable amounts or limitations under Applicable Requirements.
Net Incentive Fees: Incentive Fees actually collected and retained by Subservicer, net of Subservicer’s associated direct costs related to earning or otherwise becoming entitled to such incentive fees [***].
Payment Convenience Fees: Fees charged to borrowers for utilizing optional payment methods including making a payment over the telephone with the assistance of Subservicer’s agent, making a payment utilizing Subservicer’s automated telephony system, and making a payment utilizing Subservicer’s website.
Third Amendment Effective Date: May 2, 2022.
(b)The Agreement is hereby amended by deleting the definition of “Ancillary Income” and replacing it with the following:

Ancillary Income: All income, fees, charges derived from the Mortgage Loans and REO Properties (other than (i) Servicing Compensation, (ii) any Float Benefit, (iii) any prepayment premiums attributable to the Mortgage Loans not payable to an Investor, (iv) any Downstream Ancillary Income and (v) Owner/Servicer Ancillary Income), which the Subservicer is entitled to collect (for the Owner/Servicer) solely from third parties (and not from the Owner/Servicer) under Applicable Requirements and Section 4.1, including but not limited to late fees, Payment Convenient Fees, Incentive Fees (other than [***]), payoff fees, assumption fees, reinstatement fees, fees received with respect to checks on bank drafts returned by the related bank for insufficient funds, and similar types of fees arising from or in connection with any Mortgage Loan, in any case to the extent not exceeding or violating any applicable amounts or limitations under Applicable Requirements. In no event shall any Ancillary Income be paid from Owner/Servicer Economics, reimbursed Servicing Advances or reimbursed P&I Advances.
(c)The Agreement is hereby amended by deleting the definition of “Effective Date of Termination” and replacing it with the following:

Effective Date of Termination: With respect to the termination of Subservicer, (i) if terminated pursuant to Section 5.1(b), as of 11:59 pm ET of the last day of the then-current term and (ii) if terminated pursuant to Section 5.1(d) or Section 5.3, the date Owner/Servicer notifies Subservicer of its termination. With respect to a termination of Owner/Servicer, (i) if terminated pursuant to Section 5.1(c), as of 11:59 pm ET of the last day of the then-current term and (ii) if terminated pursuant to Section 5.6, the date Subservicer notifies Owner/Servicer of the termination of the Owner/Servicer.
(d)The Agreement is hereby amended by deleting the definition of “Owner/Servicer Economics” and replacing it with the following:

Owner/Servicer Economics: The sum of the following, without duplication, (i) all Servicing Compensation payable to the Owner/Servicer as servicer of the Mortgage

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Loans under the applicable Servicing Agreement and/or received during the applicable Investor accounting cycle, (ii) all amounts payable to the Owner/Servicer as the Investor of any Mortgage Loans during the related collection period, (iii) all recoveries on the Mortgage Loans of Servicing Advances and P&I Advances previously funded or reimbursed by the Owner/Servicer to the Subservicer or the prior servicer, (iv) if positive, the excess of all penalties assessed pursuant to Section 2.7(d) minus all bonuses payable pursuant to Section 2.7(d), (v) all Owner/Servicer Ancillary Income (provided that, notwithstanding Section 2.8(f), it being agreed that such amounts shall be remitted monthly) and (vi) all other outstanding amounts collected and payable to the Owner/Servicer under this Agreement (including Float Benefit pursuant to Section 2.8(h)).
(e)The Agreement is hereby amended by deleting the last four rows in the table in Exhibit C-1 (Termination Fee) and replacing with the following:

Period	Primary	Master
May-22 & After	0	0

(f)The Agreement is hereby amended by deleting the last three rows in the table in Exhibit D (Exit Fee Percentage) and replacing such rows with the following:

Period	Exit Fee Percentage (basis points)
May–22 & After	0.00

(g)The Agreement is hereby amended by deleting Section 5.1(a) and replacing it in its entirety with the following:

(a)The initial term of this Agreement shall be from the Effective Date to and including May 1, 2022 (the “Initial Term”). The term of this Agreement shall be extended from and including the Third Amendment Effective Date to and including December 31, 2023 (the “Second Term”). Except as otherwise set forth in this Section 5.1 and Section 5.6, the Subservicer shall not be permitted to terminate this Agreement prior to the expiration of the Second Term. If this Agreement has not otherwise been terminated pursuant to this Article V, then the term of this Agreement shall automatically renew for successive one (1) year terms after the expiration of the Second Term, from and including January 1 immediately following the last day of the applicable prior term to and including December 31 of such year. The Subservicer shall not resign from the obligations and duties under any Servicing Agreement, except upon determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Subservicer or the Owner/Servicer. If Subservicer resigns, such resignation shall be treated as a termination for cause by Owner/Servicer under this Agreement, Any such determination that Subservicer’s duties hereunder are no longer permissible under applicable law shall be evidenced by an opinion of counsel written by a

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law firm reasonably acceptable to Owner/Servicer to such effect in form and substance reasonably acceptable to Owner/Servicer.
(h)The Agreement is hereby amended by deleting Section 5.1(b) and Section 5.1(c) and replacing them in their entirety with the following:

(b)Owner/Servicer may terminate this Agreement at the end of the Second Term or at the end of any subsequent one (1) year term, in whole but not in part, (unless otherwise expressly permitted pursuant to this Agreement) by delivering written notice of such termination to Subservicer by October 1st (or if such day is not a Business Day, the first Business Day immediately following such day) of such applicable term.
(c)The Subservicer may terminate this Agreement at the end of the Second Term or at the end of any subsequent one (1) year term, in whole but not in part, by delivering written notice of such termination to Owner/Servicer by July 1st (or if such day is not a Business Day, the first Business Day immediately following such day) of such applicable term.
(i)The Agreement is hereby amended by deleting Section 5.4(a) (i i) and 5.4(a) (i ii) and replacing them in their entirety with the following:
(ii)[Reserved]; or
(iii)terminates this Agreement pursuant to Section 5.1(b), (A) Owner/Servicer and Subservicer shall each pay 50% of the aggregate Servicing Transfer Costs incurred by both parties in connection with transferring the servicing to a successor servicer or subservicer, (B) neither party shall be responsible for paying any deboarding or boarding fees and (C) Subservicer shall not be entitled to any Termination Fee.
(j)The Agreement is hereby amended by deleting Section 5.4(b) (i ii) and replacing it in its entirety with the following:
(iii) terminates this Agreement pursuant to Section 5.1(c), (A) Owner/Servicer and Subservicer shall each pay 50% of the aggregate Servicing Transfer Costs incurred by such parties in connection with transferring the servicing to a successor servicer or subservicer, (B) neither party shall be responsible for paying any deboarding or boarding fees, and (C) Subservicer shall not be entitled to any Termination Fee.
(k)The Agreement is hereby amended by deleting Section 5.4(d) and replacing it in its entirety with the following:

(d)Notwithstanding any provision in this Agreement to the contrary, the termination of this Agreement shall not be effective until a successor servicer or subservicer has been appointed by the Owner/Servicer or an Investor, as applicable, and a servicing transfer of all the Mortgage Loans and REO Properties subserviced pursuant to this Agreement has been completed in accordance with Applicable Requirements, and the Subservicer shall not be relieved of its obligations under this Agreement until such time. If no successor servicer or subservicer shall have been so appointed and have taken steps toward becoming the successor within sixty (60) days after the giving of such notice or

4

resignation, the Subservicer may petition any court of competent jurisdiction for the appointment of a successor servicer or subservicer. In addition, if (i) Owner/Servicer terminates for cause pursuant to Section 5.3 or terminates pursuant to Section 5.1(b) or Subservicer terminates for cause pursuant to Section 5.6 or resigns pursuant to Section 5.1(a), then, if the days elapsed between the Effective Date of Termination and the Successor Transfer Date, (A) exceed 270 days but are less than 365 days, the Subservicer Economics shall be increased to the applicable Step-up Fee for such period and (B) equal or exceed 365 days, the Subservicer Economics shall be increased to the applicable Step-up Fee for such period or (ii) Subservicer terminates this Agreement pursuant to Section 5.1(c), then, if the days elapsed between the Effective Date of Termination and the Successor Transfer Date, (A) exceed 180 days but are less than 365 days, the Subservicer Economics shall be to the applicable Step-up Fee for such period and (B) equal or exceed 365 days, the Subservicer Economics shall be increased to the applicable Step-up Fee for such period; provided that no Step-up Fee shall be payable if the delay in transferring servicing is due to any matter(s) outside of the control of the Owner/Servicer or the successor servicer or subservicer selected by Owner/Servicer. The Owner/Servicer and the Subservicer shall discharge such duties and responsibilities during the period from the date each acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence that it is obligated to exercise under this Agreement. In addition, (i) Subservicer and Owner/Servicer shall cooperate in good faith from the date of notice of any such termination to comply with the Transfer Procedures set forth in Exhibit P-1 and Exhibit P-2 hereto and transfer servicing in accordance with industry standard transfer procedures and (ii) Owner/Servicer shall use commercially reasonable efforts to require any successor servicer or subservicer to comply with the Transfer Procedures set forth in Exhibit P-1 and Exhibit P-2 hereto and transfer servicing in accordance with industry standard transfer procedures.
(l)The parties agree to cooperate in good faith to amend and/or replace Exhibit E-1 and Exhibit E-2 to the Agreement in order to potentially streamline certain servicing reports and formats.
SECTION 2. Termination Fee. For purposes of clarification, notwithstanding anything to the contrary contained in the Agreement, no Termination Fee or Exit Fee shall be payable to Subservicer for any termination of the Agreement after the date hereof (e.g. the end of the Initial Term).

SECTION 3. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Two need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

5

SECTION 4. Governing Law. This Amendment Number Two shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 or 5-1402 of the New York General Obligations Law which shall govern).
SECTION 5. Counterparts. This Amendment Number Two may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties agree that this Amendment Number Two and signature pages may be transmitted between them by facsimile or by electronic mail and that faxed and PDF signatures may constitute original signatures and that a faxed or PDF signature page containing the signature (faxed, PDF or original) is binding upon the parties.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Two to be executed and delivered by their duly authorized officers as of the day and year first above written.

PHH MORTGAGE CORPORATION

By: /s/ John V. Britti
Name: John V. Britti
Title: EVP & Chief Investment Officer

NEWREZ LLC D/B/A
SHELLPOINT MORTGAGE SERVICING
(Owner/Servicer)

By: /s/ Nicola Santoro, Jr.     Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

Certain information has been omitted in accordance with Item 601(b)(10) of Regulation S-K because it is both not material and is the type of information that the registrant treats as private or confidential. An unredacted copy will be furnished supplementally to the SEC upon request.

AMENDMENT NUMBER THREE
Subservicing Agreement by and between
PHH MORTGAGE CORPORATION (as successor by merger to OCWEN LOAN SERVICING, LLC) and
NEWREZ LLC (FORMERLY KNOWN AS NEW PENN FINANCIAL, LLC) D/B/A SHELLPOINT MORTGAGE SERVICING
This AMENDMENT NUMBER THREE is dated as of October 31, 2023, by and between PHH MORTGAGE CORPORATION (as successor by merger to OCWEN LOAN SERVICING, LLC), as subservicer (the “Subservicer”), and NEWREZ LLC (FORMERLY KNOWN AS NEW PENN FINANCIAL, LLC) D/B/A SHELLPOINT MORTGAGE
SERVICING, as owner/servicer (the “Owner/Servicer”), to that certain Subservicing Agreement, dated as of August 17, 2018 (as amended through the date hereof, the “Agreement”), by and between the Subservicer and the Owner/Servicer.
RECITALS

WHEREAS, the Subservicer and the Owner/Servicer desire to amend and modify the Agreement, subject to the terms hereof and as specified herein;
WHEREAS, the Subservicer and the Owner/Servicer each have agreed to execute and deliver this Amendment Number Three on the terms and conditions set forth herein; and
WHEREAS, capitalized terms used herein but not defined shall have the meaning ascribed to them as set forth in the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1. Amendments. The Agreement is hereby amended as follows:
(a)Exhibit F of the Agreement is amended as set forth below:

i.SLA No. 28 [*] is amended as follows: [*]
ii.SLA No. 29 [*], which was previously suspended by the parties, is reinstated effective on October 1, 2023.
(b)The Performance Triggers set forth in Exhibit J of the Agreement, which were previously suspended by the parties, are reinstated effective immediately, except for [*], which shall be reinstated on July 1, 2024.
(c)Exhibit E-1 of the Agreement is amended to add the following language regarding delinquent loan reporting:

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[*]
(d)For all reports provided pursuant to Exhibit E-1 of the Agreement, Owner/Servicer shall have the right to review [*].
SECTION 2. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Three need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
SECTION 3. Governing Law. This Amendment Number Three shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 or 5-1402 of the New York General Obligations Law which shall govern).
SECTION 4. Counterparts. This Amendment Number Three may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties agree that this Amendment Number Three and signature pages may be transmitted between them by facsimile or by electronic mail and that faxed and PDF signatures may constitute original signatures and that a faxed or PDF signature page containing the signature (faxed, PDF or original) is binding upon the parties.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Three to be executed and delivered by their duly authorized officers as of the day and year first above written.

PHH MORTGAGE CORPORATION

By: /s/ Joseph Samarias Name: Joseph Samarias
Title: EVP, Chief Legal Officer

NEWREZ LLC D/B/A
SHELLPOINT MORTGAGE SERVICING
(Owner/Servicer)

By: /s/ Spencer Mosness
Name: Spencer Mosness
Title: Chief Legal & Compliance Officer

AMENDMENT NUMBER FOUR
Subservicing Agreement by and between
PHH MORTGAGE CORPORATION (as successor by merger to OCWEN LOAN SERVICING, LLC)
and
NEWREZ LLC (FORMERLY KNOWN AS NEW PENN FINANCIAL, LLC) D/B/A SHELLPOINT MORTGAGE SERVICING

This AMENDMENT NUMBER FOUR is dated as of November 22, 2024, by and between PHH MORTGAGE CORPORATION (as successor by merger to OCWEN LOAN SERVICING, LLC), as subservicer (the “Subservicer”), and NEWREZ LLC (FORMERLY KNOWN AS NEW PENN FINANCIAL, LLC) D/B/A SHELLPOINT MORTGAGE
SERVICING, as owner/servicer (the “Owner/Servicer”), to that certain Subservicing Agreement, dated as of August 17, 2018 (as amended through the date hereof, the “Agreement”), by and between the Subservicer and the Owner/Servicer.

RECITALS

WHEREAS, the Subservicer and the Owner/Servicer desire to amend and modify the Agreement, subject to the terms hereof and as specified herein;

WHEREAS, the Subservicer and the Owner/Servicer each have agreed that Owner/Servicer may transfer up to [***] of the Mortgage Loans currently serviced under this Agreement to another subservicer of its choosing at any time it so chooses, without payment of any penalty or fees including without limitation, deboarding fees, termination fees, or Servicing Transfer Costs except that Owner/Servicer and Subservicer shall each pay 50% of the aggregate Servicing Transfer Costs incurred by both parties in connection with transferring the servicing to a successor subservicer related to any third party costs incurred as a result of the transfer including but not limited to: expenses incurred to transfer existing imaged copies of documents related to the Mortgage Loans, recording fees, any MERS transfer related costs related to a transfer of servicing and costs associated with the transfer of life of loan tax service and flood certification contracts;

WHEREAS, the Subservicer and the Owner/Servicer agree to negotiate in good faith, modifications to the SLAs set forth in the Agreement, as deemed necessary by the Parties;

WHEREAS, the Subservicer and the Owner/Servicer each have agreed to execute and deliver this Amendment Number Four on the terms and conditions set forth herein; and

WHEREAS, capitalized terms used herein but not defined shall have the meaning ascribed to them as set forth in the Agreement.

Shellpoint – PHH Amend 4 to SSA

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. The Agreement is hereby amended as follows:

Shellpoint – PHH Amend 4 to SSA

(a)The definition of Subservicer Economics in Article I of the Agreement is deleted in its entirety and replaced with the following:

Subservicer Economics: With respect to any calendar month, an amount equal to the sum of (A) if positive, the excess of all bonuses payable pursuant to Section 2.7(d) over all penalties assessed pursuant to Section 2.7(d) and (B) an amount equal to (x) the product of (i) either (A) [***] or (B) if the conditions set forth in Section 5.4(d) have occurred, the applicable Step-up Fee, and (x) the total unpaid principal balance of the Mortgage Loans as of the first Business Day of such calendar month that were subserviced by the Subservicer during such calendar month, excluding those Mortgage Loans which the Subservicer is solely performing Master Servicing functions in this Agreement divided by (y) twelve (12) and (C) with respect to those Mortgage Loans the Subservicer is performing Master Servicing functions in this Agreement (which may be in addition to amounts described in clause (B)), an amount equal to (x) the product of (i) [***] and (ii) the total scheduled unpaid principal balance of such Mortgage Loans (which the Subservicer is performing Master Servicing functions in this Agreement) as of the first Business Day of such calendar month divided by (y) twelve (12); provided, however, in all cases, the Subservicer shall only be entitled to a pro rata portion of such fees for Mortgage Loans boarded or deboarded during the related month.

(b)Section 5.1(a) of the Agreement is amended to add the following language:
Notwithstanding the foregoing, the current term of this Agreement is extended to January 31, 2025. Upon renewal effective on February 1, 2025, such renewal term shall be for a term of one (1) year. Effective with any renewal on February 1, 2026 or thereafter, the term of the Agreement will continue to auto-renew for successive one-year terms in accordance with this Section 5.1(a), with each renewal being effective on February 1 and continuing through January 31 of the subsequent year.

(c)Section 5.1(b) of the Agreement is deleted in its entirety and replaced with the following:

Owner/Servicer may terminate this Agreement at the end of the current term or at the end of any subsequent one (1) year term, in whole but not in part, (unless otherwise expressly permitted pursuant to this Agreement) by delivering written notice of such termination to Subservicer by November 1st (or if such day is not a Business Day, the first Business Day immediately following such day) of such applicable term.

(d)To the extent Subservicer, pursuant to Applicable Requirements and with the written approval of the Owner/Servicer, collects servicing fees on deferred unpaid principal balance, in addition to the Subservicer Economics, Subservicer shall be allowed to retain [***] of such servicing fees actually collected.

Shellpoint – PHH Amend 4 to SSA

SECTION 2. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Four need not be made in the Agreement or any other instrument or document executed in connection

Shellpoint – PHH Amend 4 to SSA

therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 3. Governing Law. This Amendment Number Four shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 or 5-1402 of the New York General Obligations Law which shall govern).

SECTION 4. Counterparts. This Amendment Number Four may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties agree that this Amendment Number Four and signature pages may be transmitted between them by facsimile or by electronic mail and that faxed and PDF signatures may constitute original signatures and that a faxed or PDF signature page containing the signature (faxed, PDF or original) is binding upon the parties.

SECTION 5. Incorporation of Recitals. The parties hereto acknowledge and agree that the recitals are incorporated in and made part of this Amendment Number Four.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Four to be executed and delivered by their duly authorized officers as of the day and year first above written.

PHH MORTGAGE CORPORATION

By: /s/ Joseph J. Samarias     Name: Joseph J. Samarias
Title:    EVP, Chief Legal Officer

NEWREZ LLC D/B/A
SHELLPOINT MORTGAGE SERVICING
(Owner/Servicer)

By: /s/ Spencer Mosness

Name: Title:

Spencer Mosness Authorized Signer